Exhibit 10.14

EXECUTION COPY

AMENDMENT NO. 1, dated as of March 14, 2011 (this “Amendment”), to the Credit Agreement dated as of October 19, 2007, among RYERSON INC., a Delaware corporation (the “Borrower”), Joseph T. Ryerson & Son, Inc., a Delaware corporation (“Ryerson & Son”), and Ryerson Canada, Inc., a Canadian corporation (“Ryerson Canada” and, together with Ryerson and Ryerson & Son, the “Borrowers”), the lending institutions parties hereto, BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”), Bank of America, N.A. (acting through its Canada branch), as Canadian agent, ABN Amro Bank N.V. and General Electric Capital Corporation, as co-syndication agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and book manager, and Wells Fargo Capital Finance, LLC and Wells Fargo Foothill Canada ULC, as co-documentation agents (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrowers desire to amend the Credit Agreement and the U.S. Security Agreement on the terms set forth herein;

WHEREAS, Section 13.9.1 of the Credit Agreement provides that the Obligors and the Administrative Agent (with the consent of, and at the direction of, the Required Lenders (or in certain cases, the consent and direction of all Lenders)) may amend the Credit Agreement and the other Credit Documents, including the U.S. Security Agreement;

WHEREAS, effective as of the Amendment No. 1 Effective Date (as defined below) each Lender consenting (each a “Consenting Lender”) to the Amendment (which constitute all Lenders) has agreed to the amendment of the Credit Agreement as set forth in Exhibit A hereto.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment to Credit Agreement. The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

Section 2. Amendment to U.S Guarantee and Security Agreement. The U.S. Security Agreement is, effective as of the Amendment No. 1 Effective Date, hereby amended by replacing the definition of “Secured Parties” with the following:

“Secured Parties” shall mean, collectively, (i) the Administrative Agent, (ii) the Collateral Agents, (iii) the Lenders, (iv) any Lender or any other Person who at the date of entering into any agreement governing Bank Products (other than any Hedging Agreement) was an Affiliate of the Administrative Agent or a Lender; provided that such Lender or Person has been designated in writing by Borrower Agent to the Administrative Agent as a “Secured Party” within the meaning hereof with respect to such Bank Product Debt and (v) any Lender or any other Person who at the date of entering into any agreement governing Hedging Agreement was an Affiliate of the Administrative Agent or a Lender; provided further that the counterparties to each Hedging Agreements on Schedule 6 to the Credit Agreement shall be deemed to be “Secured Parties” within the meaning hereof.

Section 3. Representations and Warranties, No Default. The Borrowers hereby represent and warrant that as of the Amendment No. 1 Effective Date, after giving effect to the amendments set forth in this Amendment, (i) no Default or Event of Default exists and is continuing and (ii) all representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date (provided that representations and warranties that are qualified by materiality are true and correct (after giving effect to any qualification therein) in all respects on and as of the date hereof).

Section 4. Effectiveness. Section 1 and Section 2 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied:

(i) Consents. The Administrative Agent shall have received executed signature pages hereto from Lenders constituting each Lender and each Obligor.

(ii) Fees. The Borrowers shall pay (i) any amendment fees payable to each Consenting Lender, in each case on the Amendment No. 1 Effective Date and (ii) all expenses (including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP and Ogilvy Renault LLP counsel for the Administrative Agent) for which invoices have been presented on or prior to the Amendment No. 1 Effective Date shall have been paid.

(iii) Fees. Merrill Lynch, Pierce, Fenner & Smith Incorporated shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Amendment No. 1 Effective Date. General Electric Capital Corporation and its affiliates and Wells Fargo Capital Finance, LLC shall have received all fees required to be paid, on or before the Amendment No. 1 Effective Date.

(iv) Credit Extension Conditions. The conditions to all credit extensions in Section 11.2 of the Credit Agreement shall be satisfied.

Section 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6. Applicable Law. THIS AMENDMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

Section 7. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8. Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, any other Agent or the Borrowers, in each case under the Credit Agreement, the U.S. Security Agreement or any other Credit Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or the U.S. Security Agreement or any other provision of either such agreement or any other Credit Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement, the U.S. Security Agreement or any other Credit Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and nothing herein can or may be construed as a novation thereof. Each Obligor reaffirms its obligations under the Credit Documents to which it is party and the validity, enforceability and perfection of the Liens granted by it pursuant to the Security Documents. This Amendment shall constitute a Credit Document for purposes of the Credit Agreement and from and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Credit Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment and all references to the U.S. Security Agreement in any Credit Document and all references in the U.S. Security Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the U.S. Security Agreement, shall, unless expressly provided otherwise, refer to the U.S. Security Agreement as amended by this Amendment. Each of the Obligors hereby consents to this Amendment and confirms that all obligations of such Obligor under the Credit Documents to which such Obligor is a party shall continue to apply to the Credit Agreement and the U.S. Security Agreement, each as amended hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

RYERSON INC.

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President

JOSEPH T. RYERSON & SON, INC.

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President

RYERSON CANADA, INC.

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President

EPE, LLC

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President

J.M. TULL METALS COMPANY, INC.

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President

RCJV HOLDINGS, INC.

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President

[Signature Page to Amendment]

RDM HOLDINGS, INC.

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President

RYERSON HOLDING CORPORATION

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President

RYERSON AMERICAS, INC.

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President

RYERSON INTERNATIONAL MATERIAL MANAGEMENT SERVICES, INC.

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President

RYERSON INTERNATIONAL TRADING, INC.

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President

RYERSON INTERNATIONAL, INC.

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President

[Signature Page to Amendment]

RYERSON PAN-PACIFIC LLC

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President

RYERSON PROCUREMENT CORPORATION

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President

[Signature Page to Amendment]

BANK OF AMERICA, N.A., as Administrative Agent and a U.S. Revolver Lender

By:	/s/ Stephen King
Name: Stephen King
Title: SVP

[Signature Page to Amendment]

BANK OF AMERICA, N.A., (acting through its Canada branch) as Canadian Agent

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

[Signature Page to Amendment]

BANK OF AMERICA, N.A., as Issuing Bank

By:	/s/ Stephen King
Name: Stephen King
Title: SVP

[Signature Page to Amendment]

WELLS FARGO CAPITAL FINANCE LLC, as Syndication Agent and Collateral Agent

By:	/s/ Sanat S. Amladi
Name: Sanat S. Amladi
Title: Senior Vice President

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Agent, Syndication Agent and as a Lender

By:	/s/ Michael R. Todorou
Name: Michael R. Todorou
Title: Duly Authorized Signatory

[Signature Page to Amendment]

U.S. Bank National Association, as Issuing Bank

By:	/s/ Sandra J. Evans
Name: Sandra J. Evans Title: Senior Vice President

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

GE CANADA FINANCE HOLDING COMPANY, as a Lender

By:	/s/ Italo Fortino
Name: Italo Fortino
Title: Duly Authorized Signatory

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

GE CAPITAL FINANCIAL INC., as a Lender

By:	/s/ Woodrow Broader, Jr.
Name: Woodrow Broader, Jr.
Title: Duly Authorized Signatory

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

Bank of Montreal

By:	/s/ Sean Gallaway
Name: Sean Gallaway
Title: Vice President

By:
Name: Michael Scolaro
Title: Managing Director & Sector Head

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

Bank of Montreal

By:
Name: Sean Gallaway
Title: Vice President

By:	/s/ Michael Scolaro
Name: Michael Scolaro
Title: Managing Director & Sector Head

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

Harris N.A.

By:	/s/ Michael Scolaro
Name: Michael Scolaro
Title: Managing Director & Sector Head

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

BANK OF AMERICA, N.A. (acting through its Canada branch),

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

CIBC Asset-Based Lending Inc.

By:	/s/ Don Rogers
Name: Don Rogers
Title: Authorized Signatory

By:	/s/ Lisa Daley
Name: Lisa Daley
Title: Authorized Signatory

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

CIBC INC.

By:	/s/ Michael Gewirtz
Name: Michael Gewirtz
Title: Executive Director

By:	/s/ Dominic J. Sorresso
Name: Dominic J. Sorresso
Title: Executive Director

CIBC World Markets Corp. Authorized Signatory

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

Capital One Leverage Finance Corp.

By:	/s/ Michael Burns
Name: Michael Burns
Title: Senior Vice President

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

Citibank N.A.
(Name of Institution)

By:	/s/ Brendan Mackay
Name: Brendan Mackay
Title: Director

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

Citizens Bank
(Name of Institution)

By:	/s/ John A. Zimbo
Name: John Zimbo
Title: First Vice President

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Ronald Reese
Name: Ronald Reese
Title: Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH

By:
Name:
Title:

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH

By:	/s/ John P. Freeman
Name: John P. Freeman
Title: Senior Vice President

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

KeyBank National Association

By:	/s/ Timothy W. Kenealy
Name: Timothy W. Kenealy
Title: Vice President

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Timothy Canon
Name: Timothy Canon
Title: Vice President

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

RBS BUSINESS CAPITAL, a division of RBS ASSET FINANCE, INC., a subsidiary of RBS CITIZENS, N.A., as Lender

By:	/s/ David Slattery
Name: David Slattery
Title: Assistant Vice President

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

REGIONS BANK

By:	/s/ Kevin R. Rogers
Name: Kevin R. Rogers
Title: Attorney-in-Fact

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

THE BANK OF NOVA SCOTIA

By:	/s/ Karen Anillo
Name: Karen Anillo
Title: Director

By:
Name:
Title:

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

SIEMENS FINANCIAL SERVICES, INC.
(Name of Institution)

By:	/s/ David Kantes
Name: David Kantes
Title: Senior Vice President and Chief Risk Officer

By:	/s/ Anthony Cascao
Name: Anthony Cascao
Title: SVP

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

SunTrust Bank

By:	/s/ Jamie Hurley
Name: Jamie Hurley
Title: Director

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

UBS LOAN FINANCE LLC
(Name of Institution)

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

U.S. Bank National Association, Canada Branch, as a Canadian Lender
(Name of Institution)

By:	/s/ Joseph Rauhala
Name: Joseph Rauhala
Title: Principal Officer

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

U.S. Bank National Association
(Name of Institution)

By:	/s/ Sandra J. Evans
Name: Sandra J. Evans
Title: Senior Vice President

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

Union Bank, N.A.

By:	/s/ Nadia Mitevska
Name: Nadia Mitevska
Title: Vice President

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

Union Bank, Canada Branch

By:	/s/ Anne Collins
Name: Anne Collins
Title: Manager

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

Wells Fargo Capital Finance Corporation Canada

By:	/s/ Sanat S. Amladi
Name: Sanat S. Amladi
Title: Authorized Signer

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

Wells Fargo Capital Finance, LLC

By:	/s/ Sanat S. Amladi
Name: Sanat S. Amladi
Title: Senior Vice President

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

Wells Fargo Foothill Canada ULC

By:	/s/ Sanat S. Amladi
Name: Sanat S. Amladi
Title: Vice President

[Signature Page to Amendment]

The undersigned hereby consents to the Amendment:

HSBC Bank USA, N.A.

By:	/s/ Kysha A. Pierre-Louis
Name: Kysha A. Pierre-Louis
Title: Vice President

[Signature Page to Amendment]

~~Execution Version~~ EXHIBIT A

AMENDED AND RESTATED CREDIT AGREEMENT

Dated: October 19, 2007

~~among~~

and as Amended and Restated by Amendment No. 1 on March 14, 2011

among

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders,

and

BANK OF AMERICA, N.A., as Administrative Agent,

and

BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian Agent,

~~and~~

~~ABN AMRO Bank N.V.~~

~~andGeneral Electric Capital Corporation,~~

and

GENERAL ELECTRIC CAPITAL CORPORATION,

and

WELLS FARGO CAPITAL FINANCE, LLC

as Co-Syndication Agents,

~~and~~

~~Wells Fargo Foothill, LLC~~

~~and~~

~~Wachovia Capital Finance Corporation (Central),~~

and

U.S. BANK

as ~~Co-~~Documentation ~~Agents~~Agent,

and

BANK OF AMERICA, N.A.,

~~and~~

~~RHOMBUS MERGER~~WELLS FARGO CAPITAL FINANCE, LLC

and

GENERAL ELECTRIC CAPITAL CORPORATION

~~(to be merged with and into~~ ,

as Collateral Agents,

RYERSON INC.~~)~~

and

JOSEPH T. RYERSON & SON, INC.,

as U.S. Borrowers,

and

RYERSON CANADA, INC.,

as Canadian Borrower,

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

~~and~~

~~BANC OF AMERICA SECURITIES LLC,~~

~~as Sole Lead Arranger and Book Manager~~

GE CAPITAL MARKETS, INC.

and

WELLS FARGO CAPITAL FINANCE, LLC

as Joint Lead Arrangers and Joint Bookrunners for Amendment No. 1

TABLE OF CONTENTS

Page

SECTION 1.	GENERAL DEFINITIONS	1

1.1.	Defined Terms	1
1.2.	Accounting Terms	~~48~~51
1.3.	Other Terms	~~49~~52
1.4.	Certain Matters of Construction	~~49~~52
1.5.	Currency Equivalents Generally	~~50~~53

SECTION 2.	THE COMMITMENTS AND CREDIT EXTENSIONS	~~50~~54

2.1.	The Loans	~~50~~54
2.2.	Borrowings, Conversions and Continuations of Loans	~~51~~55
2.3.	Letters of Credit	~~54~~57
2.4.	Swing Line Loans	~~62~~66
2.5.	Out-of-Formula Loans	~~68~~72
2.6.	Use of Proceeds	~~68~~72
2.7.	[Reserved]	~~68~~72
2.8.	Administrative Agent Advances	~~68~~72
2.9.	Increase in Commitments	~~69~~73
2.10.	Evidence of Debt	~~70~~74

SECTION 3.	INTEREST, FEES AND CHARGES	~~70~~74

3.1.	Interest	~~70~~74
3.2.	Fees	~~71~~75
3.3.	Reimbursement Obligations	~~72~~76
3.4.	Bank Charges	~~73~~78
3.5.	Illegality	~~73~~78
3.6.	Increased Costs; Capital Adequacy	~~74~~78
3.7.	Mitigation	~~75~~79
3.8.	Funding Losses	~~75~~80
3.9.	Maximum Interest	~~75~~80
3.10.	Computation of Interest and Fees	~~76~~81
3.11.	Replacement of Lenders	~~76~~81

SECTION 4.	LOAN ADMINISTRATION	~~77~~82

4.1.	Payments Generally; Administrative Agent’s Clawback	~~77~~82
4.2.	Defaulting Lender	~~79~~83
4.3.	Special Provisions Governing LIBOR Loans	~~79~~85
4.4.	Borrower Agent	~~79~~86
4.5.	U.S. Revolver Loans to Constitute One Obligation	~~80~~86

SECTION 5.	PAYMENTS	~~80~~86

5.1.	General Payment Provisions	~~80~~86
5.2.	Repayment of Loans	~~80~~87
5.3.	Termination or Reduction of Commitments	~~83~~90
5.4.	Payment of Other Obligations	~~84~~91
5.5.	Marshaling; Payments Set Aside	~~85~~91
5.6.	Post-Default Allocation of Payments and Collections	~~85~~92

i

Page

5.7.	Application of Payments and Collateral Proceeds	~~86~~92
5.8.	Loan Accounts; the Register; Account Stated	~~86~~93
5.9.	Gross Up for Taxes	~~87~~93
5.10.	Foreign Lenders	~~87~~94
5.11.	Nature and Extent of Each Borrower’s Liability	~~88~~95

SECTION 6.	TERM AND TERMINATION OF COMMITMENTS	~~90~~97

6.1.	Term Date of Commitments	~~90~~97
6.2.	Termination	~~90~~97

SECTION 7.	[RESERVED]	~~91~~98

SECTION 8.	COLLATERAL ADMINISTRATION	~~91~~98

8.1.	General Provisions	~~91~~98
8.2.	Administration of Accounts	~~92~~100
8.3.	Administration of Inventory	~~94~~101
8.4.	Borrowing Base Certificates	~~95~~102

SECTION 9.	REPRESENTATIONS AND WARRANTIES	~~95~~103

9.1.	General Representations and Warranties	~~95~~103
9.2.	Reaffirmation of Representations and Warranties	~~103~~110
9.3.	Survival of Representations and Warranties	~~103~~110

SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS	~~103~~111

10.1.	Affirmative Covenants	~~103~~111
10.2.	Negative Covenants	~~109~~116
10.3.	Financial Covenants	~~116~~124

SECTION 11.	CONDITIONS PRECEDENT	~~117~~125

11.1.	Conditions Precedent to Initial Credit Extensions	~~117~~125
11.2.	Conditions Precedent to All Credit Extensions	~~119~~127
11.3.	Inapplicability of Conditions	~~119~~127
11.4.	Limited Waiver of Conditions Precedent	~~120~~127

SECTION 12.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT	~~120~~128

12.1.	Events of Default	~~120~~128
12.2.	Acceleration of Obligations; Termination of Commitments	~~123~~131
12.3.	Other Remedies	~~123~~131
12.4.	Setoff	~~125~~133
12.5.	Remedies Cumulative; No Waiver	~~125~~133

SECTION 13.	AGENTS	~~126~~134

13.1.	Appointment, Authority and Duties of Agents	~~126~~134
13.2.	Agreements Regarding Collateral and Field Examination Reports	~~128~~137
13.3.	Reliance by Agent	~~129~~137
13.4.	Action upon Default	~~129~~138
13.5.	Ratable Sharing	~~129~~138
13.6.	Indemnification of Agent Indemnitees	~~130~~138
13.7.	Limitation on Responsibilities of Agent	~~130~~139
13.8.	Successor Agent and Co-Agents	~~131~~139

Page

13.9.	Consents, Amendments and Waivers; Out-of-Formula Loans	~~132~~140
13.10.	Due Diligence and Non-Reliance	~~133~~142
13.11.	Representations and Warranties of Lenders	~~134~~143
13.12.	The Required Lenders	~~134~~143
13.13.	Several Obligations	~~134~~143
13.14.	Administrative Agent in Its Individual Capacity	~~134~~143
13.15.	No Third Party Beneficiaries	~~135~~144
13.16.	Notice of Transfer	~~135~~144
13.17.	Replacement of Certain Lenders	~~135~~144
13.18.	Remittance of Payments and Collections	~~135~~144
13.19.	No Reliance on Agents’ Customer Identification Program	~~136~~145
13.20.	USA PATRIOT Act	~~136~~145
13.21.	Hedging Arrangements	~~136~~146

SECTION 14.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS	~~136~~146

14.1.	Successors and Assigns	~~136~~146
14.2.	Treatment of Certain Information; Confidentiality	~~140~~150

SECTION 15.	MISCELLANEOUS	~~141~~151

15.1.	Power of Attorney	~~141~~151
15.2.	General Indemnity	~~141~~152
15.3.	Survival of All Indemnities	~~141~~152
15.4.	[Reserved]	~~141~~152
15.5.	Severability	~~141~~152
15.6.	Cumulative Effect; Conflict of Terms	~~141~~153
15.7.	Execution in Counterparts	~~141~~153
15.8.	Consent	~~141~~153
15.9.	Notices	~~141~~153
15.10.	Performance of Borrowers’ Obligations	~~141~~154
15.11.	Credit Inquiries	~~141~~154
15.12.	Time of Essence	~~141~~154
15.13.	Indulgences Not Waivers	~~141~~154
15.14.	Entire Agreement; Exhibits and Schedules	~~141~~154
15.15.	Interpretation	~~141~~154
15.16.	Obligations of Lenders Several	~~141~~155
15.17.	Advertising and Publicity	~~141~~155
15.18.	Disclosure	~~141~~155
15.19.	Governing Law; Consent to Forum	~~141~~155
15.20.	Waivers by Borrowers	~~141~~156
15.21.	Waiver of Consumer Rights	~~141~~157
15.22.	Limitation of Liability	~~141~~157
15.23.	No Advisory or Fiduciary Responsibility	~~141~~157
15.24.	Judgment Currency	~~141~~158
15.25.	USA Patriot Act Notice	~~141~~158
15.26.	Effectiveness of the Acquisition	~~141~~158

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of U.S. Revolver Note
Exhibit B	Form of Canadian Revolver Note
Exhibit C	[Reserved]
Exhibit D	Form of Notice of Borrowing
Exhibit E	Form of Compliance Certificate
Exhibit F	Opinion Letter Requirements
Exhibit G	Form of Assignment and Acceptance
Exhibit H	[Reserved]
Exhibit I	[Reserved]
Exhibit J	[Reserved]
Exhibit K	Form of Borrowing Base Certificate
Exhibit L	[Reserved]
Exhibit M-1	Form of U.S. Guarantee and Security Agreement
Exhibit M-2	Form of Canadian Guarantee and Security Agreement
Exhibit N	Form of Intercreditor Agreement

Schedule 1	Commitments
Schedule 2	Notice Addresses
Schedule 3	Consolidated EBITDA and Consolidated Fixed Charges
Schedule 4	Existing Letters of Credit
Schedule 5	Joint Ventures Constituting Permitted Affiliates
Schedule 6	Hedging Agreements
Schedule 8.1.1	Borrowers’ Business Locations
Schedule 8.1.2	Borrowers’ Insurance
Schedule 9.1.1	Jurisdictions in which Borrowers and each Subsidiary is Authorized to do Business
Schedule 9.1.4	Capital Structure of Borrowers
Schedule 9.1.5	Filing Offices
Schedule 9.1.12	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.15	Contracts Restricting Borrowers’ Right to Incur Debts
Schedule 9.1.16	Litigation
Schedule 9.1.18	Capitalized and Operating Leases
Schedule 9.1.22	Environmental Matters
Schedule 9.1.24	Bank Accounts
Schedule 9.1.27	Canadian Pension Plans
Schedule 9.1.28	Insurance Exceptions
Schedule 10.1.3	Certain Financial Statements
Schedule 10.1.11	Post Closing Matters
Schedule 10.2.3(viii)	Permitted Debt
Schedule 10.2.3(xiv)	Certain Letters of Credit
Schedule 10.2.4	Transactions with Affiliates
Schedule 10.2.5	Permitted Liens
Schedule 10.2.12	Investments

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (~~this “Agreement”)~~ is made on October 19, ~~2007, by and among RHOMBUS MERGER CORPORATION, a Delaware corporation (“Merger Sub”) (to be merged with and into~~2007 (as amended and restated on March 14, 2011, this “Agreement”), by and among RYERSON INC., a Delaware corporation (individually “Ryerson” and, in its capacity as the representative of the other Borrowers pursuant to Section 4.4 hereof, “Borrower Agent”)~~)~~, JOSEPH T. RYERSON & SON, INC., a Delaware corporation (“Ryerson & Son”), and RYERSON CANADA, INC., a Canadian corporation (“Ryerson Canada”); the various financial institutions listed on the signature pages hereof and their respective successors and permitted assigns which become “Lenders” as provided herein; BANK OF AMERICA, N.A., a national banking association, in its capacity as administrative agent for the Lenders pursuant to Section 13 hereof (together with its successors in such capacity, “Administrative Agent”), BANK OF AMERICA, N.A., a national banking association, acting through its Canada branch (together with its successors in such capacity, “Canadian Agent” and, collectively with Administrative Agent, the “Agents”), ~~ABN AMRO BANK N.V. and~~ GENERAL ELECTRIC CAPITAL CORPORATION and WELLS FARGO CAPITAL FINANCE, LLC, in their ~~capacity~~capacities as ~~co-~~syndication agents for the Lenders pursuant to Section 13 hereof (together with their respective successors in such capacity, “Co-~~Syndication Agents~~”), ~~and WELLS FARGO FOOTHILL, LLC and WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), in their~~U.S. BANK in its capacity as ~~co-~~documentation ~~agents~~agent for the Lenders pursuant to Section 13 hereof (together with ~~their respective successors~~its successor in such capacity, “~~Co-~~Documentation Agent”) and BANK OF AMERICA, N.A., GENERAL ELECTRIC CAPITAL CORPORATION and WELLS FARGO CAPITAL FINANCE, LLC as co-collateral agents (the “Collateral Agents”).

W I T N E S S E T H:

WHEREAS, Ryerson, Ryerson & Son, Ryerson Canada, Rhombus ~~Holding~~Merger Corporation (“~~Parent”) and Merger Sub have entered into that certain Agreement and Plan of Merger dated as of July 24, 2007 (including the schedules of exhibits thereto, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Ryerson, with Ryerson being the surviving corporation after giving effect to such merger, and with Ryerson thereafter being a wholly-owned subsidiary of Parent (the “Acquisition~~Merger Sub”), the lenders party thereto, the Administrative Agent and the Canadian Agent are parties to a Credit Agreement, dated as of October 19, 2007 (the “Original Credit Agreement”);

WHEREAS, ~~immediately prior to or substantially concurrently with the consummation of the Acquisition, (a) Platinum will contribute cash to Parent in an aggregate amount of at least $500.0 million (the “Equity Contributions”), and Parent will contribute such amount to Merger Sub;~~each of the Lenders has consented to the amendment and restatement of the Original Credit Agreement on the terms set forth in the Amendment Agreement dated as of March 14, 2011 (the “Amendment”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. GENERAL DEFINITIONS

1.1. Defined Terms. Capitalized terms used in this Agreement shall have the following respective meanings (unless otherwise defined herein):

Account – shall have the meaning ascribed to “account” in the UCC (or, with respect to any Account of a Canadian Loan Party, the PPSA), and shall include any and all rights of an Obligor to payment for goods sold or leased or for services rendered that are not evidenced by an Instrument or Chattel Paper, whether or not they have been earned by performance.

Account Debtor – means a Person who is or becomes obligated under or on account of an Account.

Accounts Formula Amount – means, on any date of determination thereof, (a) with respect to any U.S. Borrower, an amount equal to 85% of the net amount of Eligible Accounts for such U.S. Borrower on such date and (b) with respect to Canadian Borrower, an amount equal to 85% of the net amount of Eligible Accounts for Canadian Borrower and any Canadian Subsidiary Guarantors on such date. As used herein, the phrase “net amount of Eligible Accounts” shall mean the value of such Eligible Accounts on any date less, without duplication, (x) at all times any and all returns, rebates, discounts (which may, at Administrative Agent’s option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other Taxes but excluding franchise and other Taxes imposed on, or measured by reference to, income) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date (calculated without duplication of (1) deductions taken pursuant to the exclusion of “Ineligible Accounts” as described in the definition of “Eligible Accounts” or (2) items included within the Dilution Reserve) and (y) at Administrative Agent’s discretion solely after the occurrence and during the continuation of a Cash Dominion Event, the aggregate amount of all cash received in respect of such Accounts (excluding, to the extent it can be traced as such, cash received and identifiable with respect to Ineligible Accounts) but not yet applied to reduce the amount of such Accounts.

Acquired Accounts Eligibility Requirement – means, with respect to any Accounts acquired in connection with a Business Acquisition, the requirement that (i) a collateral review of the acquired Accounts shall have been performed by Administrative Agent or its representatives (the fees and expenses associated with such review to be paid by Borrowers in accordance with Section 3.2.2)) and (ii) Administrative Agent shall have notified Borrower Agent that it is satisfied in its reasonable Credit Judgment with the scope and results of such collateral review; it being understood that each of Borrower Agent and Administrative Agent will use reasonable efforts to satisfy the Acquired Accounts Eligibility Requirement as promptly as reasonably practicable following consummation of the relevant Business Acquisition.

Acquired Inventory Eligibility Requirement – means, with respect to any Inventory acquired in connection with a Business Acquisition, the requirement that (i) a collateral review of such acquired Inventory shall have been performed by Administrative Agent or its representatives (the fees and expenses associated with such review to be paid by Borrowers in accordance with Section 3.2.2), (ii) Administrative Agent shall have received an appraisal prepared by an independent third party of such acquired Inventory (the fees and expenses associated with such appraisal to be paid by Borrowers in accordance with Section 3.2.2), and (iii) Administrative Agent shall have notified the Borrower Agent that it is satisfied in its reasonable Credit Judgment with the scope and results of such collateral review and such appraisal; it being understood that each of Borrower Agent and Administrative Agent will use reasonable efforts to satisfy the Acquired Inventory Eligibility Requirement as promptly as reasonably practicable following consummation of the relevant Business Acquisition.

Acquisition – has the meaning set forth in the recitals to this Agreement.

Adjusted LIBOR Rate – means for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest (rounded upward, if necessary, to the nearest 1/100th of 1%), determined by

Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Administrative Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which U.S. Dollar deposits in the approximate amount of the LIBOR Loan would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market. If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then the Adjusted LIBOR Rate shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

Administrative Agent – means Bank of America in its capacity as administrative agent under any of the Credit Documents, or any successor administrative agent.

Administrative Agent’s Office – means Administrative Agent’s addresses (including the address of Canadian Agent) and, as appropriate, accounts as set forth on Schedule 2, or such other addresses or accounts as Administrative Agent may from time to time notify to the Borrowers and the Lenders.

Administrative Questionnaire – means an Administrative Questionnaire in a Form supplied by Administrative Agent.

Affiliate – means a Person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person; (ii) which beneficially owns or holds 10% or more of the Voting Securities of a Person; or (iii) 10% or more of the Voting Securities of which are beneficially owned or held by another Person or a Subsidiary of another Person. For purposes hereof, (i) “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by contract or otherwise, and (ii) for avoidance of doubt, Parent, its Subsidiaries and the Joint Ventures constitute Affiliates of each Borrower.

Affiliate Loan – means a loan or other extension of credit from a Borrower to a Permitted Affiliate (including the guarantee of any Debt of such Permitted Affiliate) at any time the Affiliate Loan Conditions are satisfied and that is for the sole purpose of working capital, capital expenditures or other general corporate purposes (other than acquisitions or Investments by such Permitted Affiliate) consistent with past practice of such Permitted Affiliate but not for the purpose of a loan, investment or distribution by such Permitted Affiliate to another Person.

Affiliate Loan Conditions – means the following conditions, the satisfaction of each of which is a condition to the authority of a Borrower to make an Affiliate Loan: (i) no Default or Event of Default shall exist or result therefrom and (ii) after giving effect to the Affiliate Loan and all other Affiliate Loans made during the most recently ended twelve-month period pursuant to Section 10.2.12(i), the aggregate principal amount of such Affiliate Loans made during such twelve-month period would not exceed $~~35,000,000.~~50,000,000.

Agent Advances - has the meaning set forth in Section 2.8.

Agent Indemnitees – means Administrative Agent in its capacity as collateral and administrative agent for the Lenders under the Credit Documents and all of Administrative Agent’s affiliates and current and future officers, directors and agents; ~~Co-~~Collateral Agents in their capacity as collateral agents for the Lenders under the Credit Agreement and all of Collateral Agents’ respective affiliates and current and future officers, directors and agents; Syndication Agents in their capacity as co-syndication agents for the Lenders under the Credit Documents and all of ~~Co-~~Syndication Agents’ respective affiliates and current and future officers, directors and agents; Co-Documentation Agents for the Original Credit Agreement in their capacity as co-documentation agent for the Lenders under the Credit Documents and all of such Co-Documentation Agents’ respective affiliates and current and future officers, directors and agents; ~~and~~ the Documentation Agent for this Agreement in its capacity as documentation agent for the Lenders under the Credit Documents and all of such Documentation Agent’s respective affiliates and current and future officers and Canadian Agent in its capacity as Canadian Agent and all of Canadian Agent’s affiliates and current and future officers, directors and agents.

Agent Professionals – means attorneys, accountants, appraisers, business valuation experts, environmental engineers or consultants, turnaround consultants and other professionals or experts retained by each Agent, any Collateral Agent or ~~BAS~~MLPFSI.

Agents – has the meaning set forth in the preamble to the Agreement and “Agent” means any one of them.

Agreement – means this Agreement and all Exhibits and Schedules hereto as amended, restated, modified or supplemented from time to time in accordance with the terms hereof.

Amendment No. 1 – means Amendment No. 1 to the Original Credit Agreement.

Amendment No. 1 Effective Date has the meaning given in Amendment No. 1.

Applicable Law – means all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Credit Document or Material Contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, provincial, territorial, federal and foreign constitutions, statutes, rules, regulations, ordinances and orders of Governmental Authorities; and all orders, judgments and decrees of all courts and arbitrators.

Applicable Margin – ~~means a percentage equal to 0.50% with respect to U.S. Base Rate Loans, 1.50% with respect to U.S. LIBOR Loans, 0.50% with respect to Canadian Base Rate Loans, 0.50% with respect to Canadian Prime Rate Loans and 1.50% with respect to BA Rate Loans and Canadian LIBOR Loans; provided that, commencing April 1, 2008, the Applicable Margin~~means a percentage based upon the Average Availability for the immediately preceding Fiscal Quarter, and shall be increased or (if no Default or Event of Default exists) decreased on such date and the first calendar day of each subsequent Fiscal Quarter based upon the Average Availability for the immediately preceding Fiscal Quarter~~,~~ as follows:

Level	Average Availability for the immediately preceding Fiscal Quarter	U.S. Base Rate Loans	U.S. LIBOR Loans	Canadian Base Rate Loans	BA Rate Loans and Canadian LIBOR Loans	Canadian Prime Rate Loans
I	Less than $100,000,000	~~1.00~~1.50%	~~2.00~~2.50%	~~1.00~~1.50%	~~2.00~~2.50%	~~1.00~~1.50%
II	If equal to or greater than $100,000,000 but less than $350,000,000	~~0.75~~1.25%	~~1.75~~2.25%	~~0.75~~1.25%	~~1.75~~2.25%	~~0.75~~1.25%

Level	Average Availability for the immediately preceding Fiscal Quarter	U.S. Base Rate Loans	U.S. LIBOR Loans	Canadian Base Rate Loans	BA Rate Loans and Canadian LIBOR Loans	Canadian Prime Rate Loans
III	If equal to or greater than $350,000,000 but less than $650,000,000	~~0.50~~1.00%	~~1.50~~2.00%	~~0.50~~1.00%	~~1.50~~2.00%	~~0.50~~1.00%
IV	If equal to or greater than $650,000,000	~~0.25~~0.75%	~~1.25~~1.75%	~~0.25~~0.75%	~~1.25~~1.75%	~~0.25~~0.75%

Average Availability shall be calculated by the Administrative Agent based on the Administrative Agent’s records. If the financial statements and the Borrowing Base Certificate of Borrowers are not received by Administrative Agent by the date required pursuant to Section 8.4 of this Agreement, the Applicable Margin shall be determined as if the Average Availability for the immediately preceding Fiscal Quarter is at Level I until such time as such financial statements and Borrowing Base Certificate are received and any Event of Default resulting from a failure to timely deliver such financial statements or Borrowing Base Certificate is waived in writing by the Required Lenders.

Applicable Percentage – means (a) in respect of the U.S. Revolver Commitment, with respect to any U.S. Revolver Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate U.S. Revolver Commitment represented by such U.S. Revolver Lender’s U.S. Revolver Commitment at such time, and (b) in respect of the Canadian Revolver Commitment, with respect to any Canadian Revolver Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate Canadian Revolver Commitment represented by that Lender’s Canadian Revolver Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the Issuing Bank to make L/C Credit Extensions have been terminated pursuant to Section 12.2, or if the Commitments have otherwise expired, then the Applicable Percentage of each Lender in respect of the applicable Facility shall be determined based on the Applicable Percentage of that Lender in respect of such Facility most recently in effect prior to such termination or expiration, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of that Lender on Schedule 1 or in the Assignment and Acceptance pursuant to which that Lender becomes a party hereto, as applicable.

Applicable Test Period – means, as of the last day of each calendar month, the immediately preceding twelve calendar month period.

Applicable Unused Line Fee Margin – ~~means 0.30% for the period from the Closing Date through April 1, 2008 and~~means with respect to each fiscal quarter ~~thereafter~~ (or such shorter period pursuant to Section 3.2.1), ~~(a) 0.25~~a percentage equal to (i) 0.375% per annum, if the Average Revolver Balance during the immediately preceding three -month period is greater than ~~66~~40% of the average daily aggregate amount of the Commitments outstanding during such period, ~~(b~~or (ii) ~~0.30~~0.50% per annum, if the Average Revolver Balance during the immediately preceding three -month period is less than or equal to ~~66% and greater than 33% of the average daily aggregate amount of the Commitments outstanding during such period, or (c) 0.35%, if the Average Revolver Balance during the immediately preceding three month period is less than or equal to 33~~40% of the average daily aggregate amount of the Commitments outstanding during such period.

Approved Fund – means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate or branch of a Lender or (c) an entity or an Affiliate or branch of an entity that administers or manages a Lender and, in the case of an Approved Fund that becomes or is to become a Canadian Revolver Lender or a U.S. Revolver Lender, has the capability to fund revolving loans.

Assignee Group – means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

Assignment and Acceptance – means an assignment and acceptance entered into by a Lender and an Eligible Assignee and accepted by Administrative Agent, in the form of Exhibit G.

Authorized Employee – means (i) a Senior Officer or (ii) any other person designated as an Authorized Employee in writing to the Administrative Agent by a Senior Officer.

Availability – determined as of any date, means the sum of (i) U.S. Availability ~~and~~, (ii) Canadian Availability~~.~~ and (iii) solely for the purpose of calculating Availability under the definition of “Payment Conditions,” the amount (not to exceed $25,000,000 or the U.S. Dollar Equivalent thereof) equal to (x) cash on any date of determination held by any Canadian Loan Party and maintained in an account of a Canadian Lender, subject to a Control Agreement, which cash can be repatriated to the U.S. within one Business Day (y) multiplied by 0.80.

Availability Reserve – means on any date of determination thereof and with respect to the U.S. Borrowing Base or Canadian Borrowing Base, as the case may be, an amount equal to the sum of the following (without duplication): (i) the Inventory Reserves; (ii) all amounts of past due rent, fees or other charges owing at such time by U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, (a) to any landlord of any premises where any of the Collateral is located or (b) to any repairman, mechanic or other Person (other than a landlord, Outside Processor or Third-Party Warehouseman) who is in possession of any Collateral or has asserted any Lien or claim thereto; (iii) any amounts which U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, are obligated to pay pursuant to the provisions of any of the Credit Documents that Administrative Agent or any Lender elects to pay for the account of U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, in accordance with authority contained in any of the Credit Documents; (iv) the aggregate amount of reserves established by ~~Administrative Agent~~the Collateral Agents in ~~its~~their reasonable Credit Judgment in respect of Bank Product Debt (other than Cash Management Services); (v) the aggregate amount of all liabilities and obligations that are secured by Liens upon any of the Collateral that are senior in priority to the applicable, Agent’s Liens if such Liens are not Permitted Liens (provided that the imposition of a reserve hereunder on account of such Liens shall not be deemed a waiver of the Event of Default that arises from the existence of such Liens); (vi) the Dilution Reserve; (vii) Canadian Priority Payables Reserve; (viii) at any time, the amount that Ryerson may become obligated to pay at such time pursuant to the indenture governing or otherwise in respect of the Ryerson Convertible Notes (excluding interest or other fees that have not yet accrued) and (ix) ~~such~~notwithstanding anything in this “Availability Reserve” definition to the contrary, such other or additional reserves, in such amounts and with respect to such matters, as ~~Administrative Agent in its~~the Collateral Agents in their reasonable Credit Judgment may elect to impose from time to time.

Average Availability – means on any date of determination, the amount of Availability during a stipulated consecutive Business Day period, calendar day period or Fiscal Quarter period divided by the number of Business Days or calendar days, as the case may be, in such period.

Average Revolver Balance – means for any period, the amount obtained by adding the aggregate of the unpaid balance of Loans and L/C Obligations at the end of each day for the period in question and by dividing such sum by the number of days in such period.

BA Rate – means, for the Interest Period of each BA Rate Loan, the rate of interest per annum equal to the average annual rate applicable to Canadian Dollar bankers’ acceptances having an identical or comparable term as the proposed BA Rate Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service as at approximately 10:00 a.m. Toronto time on such day (or, if such day is not a Business Day, as of 10:00 a.m. Toronto time on the immediately preceding Business Day), plus five (5) basis points; provided that if such rate does not appear on the CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. Toronto time on such day at which a Canadian chartered bank listed on Schedule 1 of the Bank Act (Canada) as selected by Administrative Agent is then offering to purchase Canadian Dollar bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term), plus five (5) basis points.

BA Rate Loan – means any Canadian Revolver Loan denominated in Canadian Dollars bearing interest at a rate determined by reference to the BA Rate.

Bank Indemnitees – means Bank of America and all of its affiliates and current and future officers, directors and agents.

Bank of America – means Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America-Canada Branch – means Bank of America, N.A. (acting through its Canada branch).

Bank Product Debt – means Debt and other obligations of an Obligor relating to Bank Products.

Bank Products – means any of the following products, services or facilities extended to any Borrower or Subsidiary by Bank of America, any Lender or any other Person who at the date of entering into such products, services or facilities was an Affiliate (including Merrill Lynch Commodities, Inc.) or branch of Bank of America or a Lender, as applicable: (a) Cash Management Services; (b) products under Hedging Agreements; provided that the Hedging Agreements on Schedule 6 hereto shall be deemed to be “Bank Products” for purposes of this Agreement and the U.S. Security Documents; (c) commercial credit card and merchant card services; and (d) other banking products or services (including purchase cards and stored value cards) as may be requested by any Borrower or Subsidiary, other than Letters of Credit.

Bankruptcy Code – means title 11 of the United States Code.

~~BAS – means Banc of America Securities LLC, a Delaware limited liability company, and its successors and assigns.~~

BIA – means the Bankruptcy and Insolvency Act (Canada).

Board of Governors – means the Board of Governors of the Federal Reserve System.

Borrower Agent – has the meaning set forth in the preamble to the Agreement.

Borrowers – means U.S. Borrowers and Canadian Borrower; each a “Borrower.”

Borrowing – means a borrowing consisting of Loans of one Type made on the same day by Lenders or a conversion of a Loan or Loans of one Type from Lenders on the same day.

Borrowing Base Certificate – means a certificate, in the form attached hereto as Exhibit K or in a form otherwise requested by Administrative Agent from time to time, by which Borrowers shall certify to Administrative Agent and Lenders, with such frequency as Administrative Agent may request, the amount of the U.S. Borrowing Base and the Canadian Borrowing Base, in each case, as of the date of the certificate and the calculation of such amount.

Business Acquisition – means (a) an Investment by a Borrower or any of its Subsidiaries in Equity Interests (including warrants, options or other rights to acquire such equity interests) of any Person (other than a Borrower or any of its Subsidiaries) or (b) an acquisition by a Borrower or any of its Subsidiaries of the property and assets of any Person (other than a Borrower or any of its Subsidiaries) that constitute all or substantially all the assets of such Person or any division or other business unit of such Person; provided that neither of the following shall be considered a Business Acquisition: (i) an acquisition of real property or (ii) an acquisition of a Person if all or substantially all of such Person’s assets are real property. As used in clause (a) of this definition, the phrase “a Borrower or any of its Subsidiaries” shall refer to each Borrower and all of its Subsidiaries, including any such Subsidiary created and invested in by a Borrower or any of its Subsidiaries after the Closing Date.

Business Day – means

(a) in respect of transactions not involving the Canadian Revolver, any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Charlotte, North Carolina, Los Angeles, California, Chicago, Illinois or New York, New York;

(b) in respect of transactions involving the Canadian Revolver, any day that is both (x) described in clause (a) above and (y) upon which Canadian Agent’s head office in the province of Ontario is open for business; and

(c) in either event, in respect of transactions involving any LIBOR Loan, a day of the type described in clause (a) or clause (b), as the case may be, which is also a day on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

Canadian Availability – means on any date, the U.S. Dollar Equivalent Amount of the amount that Canadian Borrower is entitled to borrow as Canadian Revolver Loans on such date, such amount being the difference derived when the aggregate principal amount of Canadian Revolver Outstandings (including any amounts that Canadian Agent or Canadian Revolver Lenders may have paid for the account of Canadian Borrower and the Canadian Subsidiary Guarantors pursuant to any of the Credit Documents and that have not been reimbursed by Canadian Borrower and the Canadian Subsidiary Guarantors) is subtracted from the lesser of (x) the aggregate Canadian Revolver Commitment then in effect and (y) the Canadian Borrowing Base on such date. If the amount outstanding is equal to or greater than the lesser of (x) the aggregate Canadian Revolver Commitment then in effect and (y) the Canadian Borrowing Base on such date, Canadian Availability is zero.

Canadian Base Rate – means , for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America-Canada Branch as its “Base Rate” for loans in U.S. Dollars in Canada. The “Canadian Base Rate” is a rate set by Bank of America-Canada Branch based upon various factors including Bank of America-Canada Branch’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America-Canada Branch shall take effect at the opening of business on the day specified in the public announcement of such change.

Canadian Base Rate Loan – means any Canadian Revolver Loan denominated in U.S. Dollars bearing interest computed by reference to the Canadian Base Rate.

Canadian Benefit Plans – means all employee benefit plans, programs or arrangements of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Borrower or its Subsidiaries in respect of its employees or former employees in Canada.

Canadian Borrower – means Ryerson Canada.

Canadian Borrowing Base – means, on any date of determination thereof, an amount equal to (i) the sum of the Accounts Formula Amount attributable to Canadian Borrower plus the Inventory Formula Amount attributable to Canadian Borrower on such date minus (ii) the Availability Reserve to the extent attributable to Canadian Borrower in ~~Administrative Agent’s~~the Collateral Agents’ discretion on such date (provided that after the Closing Date, ~~Administrative Agent~~the Collateral Agents may adjust the apportionment of the Availability Reserve between the U.S. Revolver and the Canadian Revolver in its discretion).

Canadian Dollar or Cdn$ – means Canadian dollars, the lawful currency of Canada.

Canadian L/C Obligations – means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Canadian Letters of Credit plus the aggregate of all amounts owing by Canadian Borrower for any drawings under Canadian Letters of Credit, including all L/C Borrowings relating to Canadian Letters of Credit. For purposes of computing the amount available to be drawn under any outstanding Canadian Letter of Credit, the amount of such Canadian Letter of Credit shall be determined in accordance with Section 1.5. For all purposes of this Agreement, if on any date of determination a Canadian Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Canadian Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

Canadian L/C Sublimit – means an amount equal to $50,000,000. The Canadian L/C Sublimit is part of, and not in addition to, the Canadian Revolver.

Canadian Letter of Credit – means a Letter of Credit issued hereunder by the Issuing Bank for the account of Canadian Borrower.

Canadian LIBOR Loan – means a Canadian Revolver Loan denominated in U.S. Dollars, bearing interest computed by reference to the applicable Adjusted LIBOR Rate.

Canadian Loan Parties — means the Canadian Borrower and the Canadian Subsidiary Guarantors.

Canadian Obligations – means all (a) principal of and premium, if any, on the Canadian Revolver Loans and Canadian Swingline Loans, (b) Canadian L/C Obligations and other obligations of Canadian Loan Parties with respect to Canadian Letters of Credit, (c) interest, expenses, fees and other sums payable by Canadian Loan Parties under Credit Documents in connection with the foregoing, (d) obligations of Canadian Loan Parties under any indemnity for Claims relating to the foregoing, (e) Extraordinary Expenses relating to the foregoing, (f) Bank Product Debt of the Canadian Borrower or and Canadian Subsidiary Guarantors and (g) other Debts, obligations and liabilities of any kind relating to the foregoing owing by Canadian Loan Parties pursuant to the Credit Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Canadian Obligors – means the Canadian Loan Parties and the U.S. Obligors.

Canadian Out-of-Formula Condition – has the meaning set forth in Section 2.5.2 of this Agreement.

Canadian Out-of-Formula Loan – means a Canadian Revolver Loan made or existing when a Canadian Out-of-Formula Condition exists or the amount of any Canadian Revolver Loan which, when funded, results in a Canadian Out-of-Formula Condition.

Canadian Payment Account – means the Canadian Dollar account and the U.S. Dollar account maintained by Canadian Agent to which all monies from time to time deposited to a Dominion Account constituting proceeds of Collateral considered in calculating the Canadian Borrowing Base are forwarded.

Canadian Pension Plans – means each plan, program or arrangement which is required to be registered as a pension plan under any applicable pension benefits standards or tax statute or regulation in Canada (or any province or territory thereof) maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Borrower or its Subsidiaries in respect of its Canadian employees or former employees.

Canadian Prime Rate – means, for any day, a fluctuating rate of interest per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America-Canada Branch as its “Prime Rate.” The “Canadian Prime Rate” is a rate set by Bank of America-Canada Branch based upon various factors including Bank of America-Canada Branch’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America-Canada Branch shall take effect at the opening of business on the day specified in the public announcement of such change.

Canadian Prime Rate Loan – means any Canadian Revolver Loan denominated in Canadian Dollars bearing interest computed by reference to the Canadian Prime Rate.

Canadian Priority Payables – means, at any time, with respect to Canadian Borrower:

(a) the amount past due and owing by Canadian Borrower and any Canadian Subsidiary Guarantors, or the accrued amount for which each of Canadian Borrower and any Canadian Subsidiary Guarantors has an obligation to remit to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (i) pension fund obligations; (ii) unemployment insurance; (iii) goods and services taxes, sales taxes, harmonized sales taxes, employee income taxes and other taxes payable or to be remitted or withheld; (iv) workers’ compensation; (v) wages, vacation pay, severance pay or amounts payable under the Wage Earner Protection Program Act (Canada); and (vi) other like charges and demands; in each case, in respect of which any Governmental Authority or other Person may claim a security interest, hypothec, prior claim, lien, trust or other claim ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents; and

(b) the aggregate amount of any other liabilities of Canadian Borrower and any Canadian Subsidiary Guarantors (i) in respect of which a trust (statutory or deemed) has been or may be imposed on any Collateral to provide for payment or (ii) which are secured by a security interest, hypothec, prior claim, pledge, lien, charge, right or claim on any Collateral, in each case, pursuant to any applicable law, rule or regulation and which trust, security interest, hypothec, prior claim, pledge, lien, charge, right or claim ranks or is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents.

Canadian Priority Payables Reserve – means, on any date of determination for Canadian Borrower, a reserve established from time to time by Administrative Agent in its reasonable Credit Judgment in such amount as Administrative Agent may determine reflects the unpaid or unremitted Canadian Priority Payables by Canadian Borrower and any Canadian Subsidiary Guarantors, which would give rise to a Lien with priority under Applicable Law over the Lien of Agents for the benefit of the Secured Parties.

Canadian Resident – means a Person that is (i) resident in Canada for the purposes of the Income Tax Act (Canada)~~, or (ii) an “authorized foreign bank” as defined in section 2 of the Bank Act (Canada) and in subsection 248(1) of the Income Tax Act (Canada), that is not subject to the restrictions and requirements referred to in subsection 524(2) of the Bank Act (Canada) and that will receive all amounts paid or credited to it under its Canadian Revolver Loans,~~ and if not resident in Canada and is not deemed to be a resident of Canada for purposes of the Income Tax Act (Canada), such Person deals at arms’ length with Canadian Borrower and any Canadian Subsidiary Guarantors for purposes of the Income Tax Act (Canada), and (ii) not prohibited by Applicable Law, including the Bank Act (Canada) from having a Canadian Revolver Commitment, or making any Canadian Revolver Loans or having any Canadian LC Obligations ~~and~~ under the Credit Documents ~~relating to Canadian Revolver Loans or Canadian L/C Obligations in respect of its “Canadian banking business” as defined in subsection 248(1) of the Income Tax Act (Canada) for the purposes of paragraph 212(13.3)(a) of the Income Tax Act (Canada)~~.

Canadian Revolver – means, at any time, the aggregate amount of the Canadian Revolver Commitments at such time.

Canadian Revolver Borrowing – means a borrowing consisting of simultaneous Canadian Revolver Loans of the same Type and, in the case of Canadian LIBOR Loans and BA Rate Loans, having the same Interest Period made by each of the Canadian Revolver Lenders pursuant to Section 2.1.2.

Canadian Revolver Commitment – means, as to each Canadian Revolver Lender, its obligation to (a) make Canadian Revolver Loans to Canadian Borrower pursuant to Section 2.1.2, (b) purchase participations in Canadian L/C Obligations and (c) purchase participations in Canadian Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount in U.S. Dollars set forth opposite such Lender’s name on Schedule 1 under the caption “Canadian Revolver Commitment” or opposite such caption in the Assignment and Acceptance pursuant to which that Lender becomes a party hereto, as applicable, as such amount in U.S. Dollars may be adjusted from time to time in accordance with this Agreement. The aggregate Canadian Revolver Commitment on the ~~Closing~~Amendment No. 1 Effective Date is $~~150,000,000.~~135,000,000.

Canadian Revolver Lender – means a branch or an Affiliate of a U.S. Revolver Lender which (i) also has a Canadian Revolver Commitment and (ii) unless an Event of Default has occurred and remains continuing, is a Canadian Resident.

Canadian Revolver Loan – has the meaning specified in Section 2.1.2 and shall include any Canadian Out-of-Formula Loan, unless the context otherwise requires.

Canadian Revolver Note – means a Canadian Revolver Note to be executed by Canadian Borrower in favor of each Canadian Revolver Lender in the form of Exhibit B attached hereto, which shall be in the face amount of such Canadian Revolver Lender’s Canadian Revolver Commitment and which shall evidence all Canadian Revolver Loans made by such Canadian Revolver Lender to Canadian Borrower pursuant to this Agreement.

Canadian Revolver Outstandings – means the aggregate Outstanding Amount of all Canadian Revolver Loans (including any Canadian Out-of-Formula Loans), Canadian L/C Obligations and Canadian Swing Line Loans.

Canadian Revolver Percentage – means with respect to any Canadian Revolver Lender at any time, such Canadian Revolver Lender’s Applicable Percentage in respect of the Canadian Revolver at such time.

Canadian Secured Parties – means Canadian Agent, Canadian Revolver Lenders, Issuing Bank, as the issuer of Canadian Letters of Credit, and any Canadian Revolver Lender or any of their branches or Affiliates as the obligee with respect to any Bank Product Debt.

Canadian Security Agreement – means the general security agreement and guarantee substantially in the form of Exhibit M-2 executed and delivered by each Canadian Loan Party and Canadian Agent on or before the Closing Date as amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

Canadian Security Documents – means the Canadian Security Agreement and each other security agreement, deed of hypothec, instrument or other document executed and delivered pursuant to this Agreement or any other Credit Document by Canadian Obligors in favor of Canadian Agent or Canadian Revolver Lenders to secure the Canadian Obligations or any guarantee thereof.

Canadian Subsidiary – shall mean any direct or indirect Subsidiary of the Parent which is incorporated or otherwise organized under the laws of Canada or any province or territory thereof.

Canadian Subsidiary Guarantor – means each Canadian Subsidiary (other than Canadian Borrower) and each Person that, at any time after the Closing Date became a Canadian Subsidiary and each Person that shall, at any time after the date hereof~~,~~ become a Canadian Subsidiary; it being understood none of Canadian Borrower or any Canadian Subsidiary Guarantors shall guarantee any of the U.S. Obligations.

Canadian Swing Line – means the revolving credit facility made available by the Swing Line Lender to Canadian Borrower pursuant to Section 2.4.2.

Canadian Swing Line Borrowing – means a borrowing of a Canadian Swing Line Loan pursuant to Section 2.4.2.

Canadian Swing Line Loan – has the meaning specified in Section 2.4.2.

Canadian Swing Line Sublimit – means an amount equal to the lesser of (a) $20,000,000 and (b) the aggregate Canadian Revolver Commitment. The Canadian Swing Line Sublimit is part of, and not in addition to, the Canadian Revolver.

Capital Expenditures – means expenditures made or liabilities incurred for the acquisition of any assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one (1) year, including the total principal portion of Capitalized Lease Obligations.

Capitalized Lease Obligation – means any obligations under a lease to the extent the same are required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral – means cash or Cash Equivalents, and any interest earned thereon, that are deposited with Administrative Agent in accordance with this Agreement for the Pro Rata benefit of U.S. Revolver Lenders or Canadian Revolver Lenders as security for the U.S. Obligations or Canadian Obligations, as the case may be.

Cash Collateral Account – means a demand deposit, money market or other account established by Administrative Agent at such financial institution as Administrative Agent may select in its reasonable Credit Judgment, which account shall be in Administrative Agent’s name and subject to Administrative Agent’s Liens for the Pro Rata benefit of the applicable Lenders.

Cash Collateralize – means the delivery of cash to the applicable Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to U.S. L/C Obligations and Canadian L/C Obligations, 105% of the aggregate U.S. L/C Obligations and Canadian L/C Obligations, and (b) with respect to any inchoate or contingent Obligations (including Obligations arising under Bank Products) arising from claims that have been asserted, Administrative Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations. “Cash Collateralization” has a correlative meaning.

Cash Dominion Event – means the period commencing on the day that (x) an Event of Default occurs and ending on the first day after such Event of Default has been cured or (y) a Trigger Event occurs and in each case Administrative Agent or Canadian Agent, as the case may be, provides notice (including, without limitation, at the request of the Collateral Agents) of the occurrence of any such event to each bank at which a Dominion Account is maintained (with a copy to Borrower Agent) and ending on the first day after the commencement of such Cash Dominion Event that Availability has been greater than $150,000,000 on each day during the immediately preceding 45 consecutive days.

Cash Equivalents – means

(a) any investment in direct obligations of the United States of America or any agency thereof or, in the case of a Canadian Subsidiary, of Canada or any province or territory thereof;

(b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by (i) any Lender or a bank or trust company which is organized under the laws of the United States of America,

Canada, any State, province or territory thereof or any other foreign country recognized by the United States of America and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Exchange Act of 1934, as amended) or (ii) any money market fund sponsored by a registered broker dealer or mutual fund distributor;

(c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a Lender or a bank meeting the qualifications described in clause (b) above;

(d) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of a Borrower) organized and in existence under the laws of the United States of America, Canada (or any province or territory thereof) or any foreign country recognized by the United States of America, which commercial paper has a rating at any time as of which any investment therein is made of “P-1” (or higher) by Moody’s or “A-1” (or higher) by S&P;

(e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by the United States of America or any state, commonwealth or territory of the United States of America or, in the case of a Canadian Subsidiary, Canada or any province or territory of Canada, or, in each case by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s;

(f) overnight investments with banks rated “B” or better by Fitch, Inc.; and

(g) investments in money market funds investing substantially all their assets in investments permitted under clauses (a) through (f) above.

Cash Management Services – means any services provided from time to time by Bank of America, any Lender or any of their respective Affiliates or branches to any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CCAA – means the Companies’ Creditors Arrangement Act (Canada), as amended or otherwise modified from time to time and any rule or regulation issued thereunder.

CERCLA – means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., and its implementing regulations.

Change of Control – means the occurrence of one of the following events:

(a) at any time prior to the consummation of a Qualifying IPO, Platinum ceases to own, in the aggregate, directly or indirectly, beneficially and of record, at least 50% of the then outstanding Voting Securities of Parent;

(b) on or after the consummation of a Qualifying IPO, any “person,” or “group,” as such term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than an underwriter temporarily holding Voting Securities of Parent pursuant to an offering of such securities) (an “Acquiring Person”), is or becomes the “beneficial owner” (defined in Rules 13(d)-3 and 13(d)-5 of the Securities Act of 1933, as amended), directly or indirectly, of 30% or more of the outstanding Voting Securities of Parent; provided that the occurrence of any of the foregoing events in this clause (b) shall not constitute a “Change of Control” if (i) the percentage of Voting Securities held by such Acquiring Person is less than the percentage of the outstanding Voting Securities of Parent directly or indirectly, beneficially and of record, then beneficially owned by Platinum and Platinum has the right to appoint at least a majority of the board of directors of Parent or (ii) Platinum directly or indirectly, beneficially and of record, then beneficially owns at least 50% of the Voting Securities of Parent; or

(c) individuals who constitute the board of directors of Parent on the ~~date of this Agreement~~Closing Date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof; provided that any person becoming a director subsequent to the ~~date of this Agreement~~Closing Date whose election, or nomination for election by Parent’s shareholders, was approved by a vote of at least three-fourths of the directors comprising the Incumbent Board of Parent (either by a specific vote or by approval of the proxy statement of Parent in which such person is named as a nominee for directors, without objection to such nomination) shall be, for the purpose of this clause (c), considered as though such person were a member of the Incumbent Board of Parent.

Change in Law – the occurrence, after the ~~date hereof~~Closing Date, of (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. Notwithstanding anything to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, are deemed to have been introduced or adopted after the Amendment No. 1 Effective Date.

Chattel Paper – shall have the meaning given to “chattel paper” in the UCC or, with respect to any Chattel Paper of a Canadian Loan Party, the PPSA.

Claims – means all liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Administrative Agent, Canadian Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) any Loans, Letters of Credit, Credit Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Credit Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Credit Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Credit Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date – means ~~the date on which all of the conditions precedent in Section 11 of this Agreement are satisfied and the initial Loans are made under this Agreement.~~October 19, 2007.

~~Co-Documentation Agents – has the meaning set forth in the preamble to this Agreement.~~

~~Co-Syndication Agents – has the meaning set forth in the preamble to this Agreement.~~

Code – means the Internal Revenue Code of 1986, as amended.

Co-Documentation Agent—has the meaning given to such term in the Original Credit Agreement.

Collateral – means all Property described in the U.S. Security Agreement and the Canadian Security Agreement as security for the payment or performance of any of the Obligations; and all other Property and interests in Property that now or hereafter secure (or are intended to secure) the payment and performance of any of the Obligations.

Collateral Agents – means Bank of America, N.A., General Electric Capital Corporation and Wells Fargo Capital Finance, LLC.

Commitment – means the U.S. Revolver Commitments and Canadian Revolver Commitments and each U.S. Lender’s commitment to acquire participations in any Agent Advances.

Commitment Maturity Date – means the date that is the soonest to occur of (i) the Maturity Date; (ii) as to a Facility, the date on which either Borrowers or Administrative Agent terminates the U.S. Revolver Commitments or Canadian Revolver Commitments, as the case may be, pursuant to Section 6.2 of this Agreement; or (iii) the date on which the commitments of the Lenders to make Loans and the obligation of the Issuing Bank to make L/C Credit Extensions are terminated pursuant to Section 12.2 of this Agreement.

Compliance Certificate – means a Compliance Certificate to be provided by Borrowers to Administrative Agent in accordance with, and in the form annexed as Exhibit E to, this Agreement, and the supporting schedules to be annexed thereto.

Consolidated – means the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

Consolidated Adjusted Net Earnings – means with respect to any fiscal period, the net income (or loss) for such fiscal period of Borrowers and their Subsidiaries, all as reflected on the financial statement of Borrowers supplied to Administrative Agent and Lenders pursuant to Section 10.1.3 hereof, but excluding (without duplication and to the extent otherwise included in such net income (or loss)): (i) any gain or loss arising from the sale of fixed assets; (ii) any gain arising from any write-up (or loss arising from any write-down) of fixed assets, Investments or general intangibles during such period; (iii) net earnings of a Joint Venture or any other entity in which a Borrower or a Subsidiary has an ownership interest except to the extent actually distributed to Borrowers or their Subsidiaries in cash; (iv) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of Distributions in cash to a Borrower or its Subsidiary; (v) the earnings of any Person to which any assets of a Borrower or its Subsidiary shall have been sold, transferred or disposed of, or into which a Borrower or its Subsidiary shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (vi) management fees paid or payable to Platinum or its Affiliates, not to exceed $5,000,000 in the aggregate in any Fiscal Year; (vii) any gain arising from the acquisition of any securities of a Borrower or its Subsidiary; (viii) any non-cash gain or non-cash loss arising from extraordinary or non-recurring items net of any Taxes (without duplication); (ix) facility closure and severance costs and charges in Fiscal Year 2007 and in Fiscal Year 2008; (x) restructuring expenses and charges in Fiscal Year 2007 and in Fiscal Year 2008; (xi) acquisition integration expenses and charges in Fiscal Year 2007 and in Fiscal Year 2008; (xii) systems implementation expenses related to Ryerson’s SAP platform in Fiscal Year 2007 and in Fiscal Year 2008; provided that the aggregate amount excluded from net income pursuant to clauses (ix) through (xii) in calculating Consolidated Adjusted Net Earnings shall not exceed $45,000,000 in the aggregate during the period from the Closing Date through Fiscal Year 2008; (xiii) public company costs, merger and proxy related expenses, workers compensation reserve adjustments, legal settlements (including amounts paid in Fiscal Year 2007 (a) with respect to the shareholders class action proceedings relating to the Acquisition and (b) the Champagne Metals litigation; provided that the aggregate amount excluded from net income pursuant to clauses (a) and (b) do not exceed $5,000,000) and other historical costs associated with closed facilities, in each case, to the extent such costs were incurred prior to the Closing Date; and (xiv) any non-cash items of income or expense resulting from the application of purchase price accounting by reason of the consummation of the Acquisition, including amortization of any such items over several periods, all as determined in accordance with GAAP.

Consolidated EBITDA – means for any fiscal period of Borrowers and their Subsidiaries, on a Consolidated basis (without duplication), an amount equal to the sum for such fiscal period of (i) Consolidated Adjusted Net Earnings, plus (ii) provision for taxes based on or determined by reference to income, plus (iii) Consolidated Interest Expense, plus (iv) depreciation, amortization and other non-cash charges (other than any such other non-cash charges that represent an accrual or reserve for potential cash items in any future period), plus (v) cash distributions received by Borrowers or their Subsidiaries from a Joint Venture or any other entity in which a Borrower has an ownership interest in excess of the net income of such entity otherwise included in Consolidated Adjusted Net Earnings, plus or minus (vi) LIFO expense or income; in the case of each of clauses (ii) through (v) to the extent deducted ~~in calculating net income (loss) in accordance with GAAP. Notwithstanding anything to the contrary contained herein and subject to adjustment as provided in the second paragraph under “Consolidated Fixed Charge Coverage Ratio,” with respect to Business Acquisitions, dispositions of assets and incurrence and permanent repayment of Debt in each case consummated after the Closing Date, Consolidated EBITDA shall be the amounts set forth on Schedule 3 hereto for the periods shown therein~~(and not added back) in calculating Consolidated Adjusted Net Earnings and in the case of clause (vi) to the extent any such expense is deducted (and not added back) or income is included, in each case in Consolidated Adjusted Net Earnings.

Consolidated Fixed Charge Coverage Ratio – means for any period of Borrowers and their Subsidiaries, on a Consolidated basis, the ratio of (i) Consolidated EBITDA for such period minus Unfinanced Capital Expenditures for such period to (ii) (without duplication of any items subtracted from Consolidated EBITDA in clause (i) of this definition) Consolidated Fixed Charges for such period.

The Consolidated Fixed Charge Coverage Ratio shall be calculated to give pro forma effect ((i) in accordance with GAAP and Regulation S-X promulgated under the Securities Act of 1933, as amended, or (ii) to give effect to operating expense reductions resulting from the Business Acquisition or disposition of assets for which pro forma effect is being given to the extent all steps have been completed to effect such cost savings and such cost savings are quantifiable or (iii) as otherwise reasonably satisfactory to Administrative Agent) to give effect to any Business Acquisition, disposition of assets (other than those expressly permitted under Sections 10.2.9(i), (ii), (iii), (iv), (v), (vi) and (vii)), incurrence of Debt (other than Debt incurred hereunder) and permanent repayment of Debt, in each case consummated at any time on or after the first day of the Applicable Test Period and prior to the date of determination as if each such Business Acquisition, incurrence or permanent repayment of Debt had been effected on the first day of such period and as if each such disposition of assets had been consummated on the day prior to the first day of such period.

Consolidated Fixed Charges – means for any fiscal period of Borrowers and their Subsidiaries, on a Consolidated basis, the sum of Borrowers’ and their Subsidiaries’ (i) cash interest expense in respect of their Funded Debt, plus (ii) scheduled payments of principal on their Funded Debt paid during such period (excluding the Loans), plus (iii) cash income taxes paid plus (iv) Distributions.

Notwithstanding anything to the contrary contained herein and subject to adjustment as provided in the second paragraph under “Consolidated Fixed Charge Coverage Ratio,” with respect to Business Acquisitions, dispositions of assets and incurrence and permanent repayment of Debt in each case consummated after the Closing Date, Consolidated Fixed Charges shall be the amounts set forth on Schedule 3 hereto for the periods shown therein.

Consolidated Interest Expense – means for any period, the total interest expense of Borrowers and their Subsidiaries during such period, determined on a Consolidated basis in accordance with GAAP.

Contingent Obligation – means with respect to any Person, any obligation of such Person arising from any guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the Ordinary Course of Business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligations or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

Control – means “control,” as such term is defined in Section 9-104 or 9-106, as applicable, of the UCC.

Control Agreement – means an agreement in favor of Administrative Agent that shall be in form reasonably satisfactory to Administrative Agent or Canadian Agent, as applicable, establishing Administrative Agent’s or Canadian Agent’s, as applicable, Control with respect to, and such Administrative Agent’s or Canadian Agent’s Lien on, any deposit account for the benefit of the Secured Parties.

Controlled Investment Affiliates – means funds or partnerships managed by Platinum Equity Advisors, LLC but not including any of their operating portfolio companies.

Credit Documents – means this Agreement, the Other Agreements and the Security Documents.

Credit Judgment – means Administrative Agent’s or each Collateral Agent’s, as applicable, judgment exercised in good faith, based upon its consideration of any factor that it believes (a)

could adversely affect the quantity, quality, mix or value of Collateral (including any Applicable Law that may inhibit collection of an Account), the enforceability or priority of Administrative Agent’s Liens, or the amount that Administrative Agent, the Collateral Agents and Lenders could receive in liquidation of any Collateral; (b) suggests that any collateral report or financial information delivered by any Obligor is incomplete, inaccurate or misleading in any material respect; (c) materially increases the likelihood of any Insolvency Proceeding involving an Obligor; or (d) creates or could reasonably be expected to result in a Default or Event of Default. In exercising such judgment, Administrative Agent or a Collateral Agent, as applicable, may consider any factors that could increase the credit risk of lending to Borrowers or the security of the Collateral.

Current – means with respect to applicable accounts payable of Borrowers and their Subsidiaries, means such payables are current in accordance with Borrowers’ past payment practices as determined by Administrative Agent in its reasonable Credit Judgment.

Current Assets – means at any date, the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

CWA – means the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt – means, as applied to a Person, without duplication, debt (i) arising from the lending of money by any other Person to such Person; (ii) whether or not in any such case arising from the lending of money by another Person to such Person, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property (other than accounts payable); (iii) that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit; and (v) obligations of such Borrower under any guaranty of obligations that would constitute Debt under clauses (i) through (iii) hereof, if owed directly by such Person. The Debt of a Person shall include any recourse Debt of any partnership or joint venture in which such Person is a general partner or joint venturer.

Debtor Relief Laws – means the Bankruptcy Code, the BIA, the CCAA, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, winding up, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Default – means an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

Default Rate – means on any date, a rate per annum that is equal to (i) in the case of each U.S. Revolver Loan or U.S. L/C Obligation outstanding on such date, two percent (2%) in excess of the rate otherwise applicable to such U.S. Revolver Loan or U.S. L/C Obligation on such date, (ii) in the case of each Canadian Revolver Loan or Canadian L/C Obligation outstanding on such date, two percent (2%) in excess of the rate otherwise applicable to such Canadian Revolver Loan or Canadian L/C Obligations on such date and (iii) in the case of any of the other Obligations outstanding on such date, two percent (2%) in excess of the highest Applicable Margin for (A) with respect to Obligations denominated in U.S. Dollars, U.S. Revolver Loans that are U.S. Base Rate Loans plus the U.S. Base Rate in effect on such date and (B) with respect to Obligations denominated in Canadian Dollars, Canadian Revolver Loans that are Canadian Prime Rate Loans plus the Canadian Prime Rate in effect on such date.

Defaulting Lender – means, subject to Section 4.2, any Lender that (a) has failed to fund any portion of the U.S. Revolver Loans, the Canadian Revolver Loans, participations in U.S. L/C Obligations or Canadian L/C Obligations, participations in U.S. Out-of-Formula Loans or Canadian Out-of-Formula Loans, participations in Canadian Swing Line Loans or U.S. Swing Line Loans or participations in Agent Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Administrative Agent, Canadian Agent, any Collateral Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, ~~or (c) has been deemed insolvent or~~(c) has notified the Borrower, or Administrative Agent or any Lender in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (d) has failed, within three Business Days after request by Administrative Agent, to confirm in a manner satisfactory to Administrative Agent that it will comply with its funding obligations, or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a ~~bankruptcy or insolvency proceeding~~proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

Dilution Percentage – means, at any time:

(a) with respect to any U.S. Borrower, an amount (expressed as a percentage) equal to (i) the sum (without duplication) of all deductions, credit memos, returns, adjustments, allowances, bad-debt write-offs and other non-cash credits which are recorded (or should be recorded in the reasonable determination of Administrative Agent) by all U.S. Borrowers to reduce their accounts receivable, divided by (ii) the sum of aggregate gross billings of all U.S. Borrowers, in each case for the 12 fiscal months of Borrower Agent then most recently ended as shown in the monthly Borrowing Base Certificate most recently delivered pursuant to Section 8.4; and

(b) with respect to Canadian Borrower, an amount (expressed as a percentage) equal to (i) the sum (without duplication) of all deductions, credit memos, returns, adjustments, allowances, bad-debt write-offs and other non-cash credits which are recorded (or should be recorded in the reasonable determination of Administrative Agent) by Canadian Borrower and any Canadian Subsidiary Guarantors to reduce its accounts receivable, divided by (ii) the aggregate gross billings of Canadian Borrower and any Canadian Subsidiary Guarantors, in each case for the 12 fiscal months of Borrower Agent then most recently ended as shown in the monthly Borrowing Base Certificate most recently delivered pursuant to Section 8.4.

Dilution Reserve – of U.S. Borrowers together, or Canadian Borrower and any Canadian Subsidiary Guarantors together, at any time means an amount equal to the product of (a) the positive result, if any, of the Dilution Percentage for the U.S. Borrowers together, or Canadian Borrower and any Canadian Subsidiary Guarantors together, as applicable, at such time minus 5% multiplied by (b) the Eligible Accounts of the U.S. Borrowers together, or Canadian Borrower and any Canadian Subsidiary Guarantors together, as applicable, at such time.

Distribution – means in respect of any entity, (i) any direct or indirect payment of any dividends or other distributions on Equity Interests of the entity (except distributions in such Equity Interests); (ii) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of the entity or any Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests; (iii) any other direct or indirect distribution, advance or repayment of Debt to a holder of Equity Interests; and (iv) payment by any Borrower or any of its Subsidiaries of management fees to Platinum.

Documentation Agent – has the meaning set forth in the preamble to this Agreement

Domestic In-Transit Inventory – means Inventory that has been purchased by an Obligor and that is in-transit to or from (a) in the case of a U.S. Borrower, (i) a Vendor from a location within the continental United States to a U.S. Borrower or a location designated by a U.S. Borrower that is in the continental United States or (ii) between two facilities operated by any U.S. Borrower in the continental United States and (b) in the case of Canadian Borrower and any Canadian Subsidiary Guarantors, (i) a Vendor from a location within Canada to Canadian Borrower or any Canadian Subsidiary Guarantor or a location designated by Canadian Borrower or any Canadian Subsidiary Guarantor that is in Canada or (ii) between two facilities operated by Canadian Borrower or any Canadian Subsidiary Guarantor in Canada.

Dominion Account – means a special account established by Borrowers at Bank of America or Bank of America – Canada Branch, and over which Administrative Agent or Canadian Agent, as applicable, shall have sole and exclusive access and control for withdrawal purposes.

Eligible Account – means at any date of determination thereof (a) with respect to any U.S. Borrower, the aggregate value (determined on a basis consistent with GAAP and Borrower Agent’s current and historical accounting practices) of all Qualified Accounts of the U.S. Borrowers at such date; and (b) with respect to Canadian Borrower and any Canadian Subsidiary Guarantors, the aggregate value (determined on a basis consistent with GAAP and Borrower Agent’s current and historical accounting practices) of all Qualified Accounts of Canadian Borrower and any Canadian Subsidiary Guarantors at such date, in each case adjusted on any date of determination to exclude, without duplication, the amount of Ineligible Accounts of the U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors (as applicable) (calculated in accordance with the definition of “Ineligible Accounts” herein or in the revised definition of “Ineligible Accounts” then most recently furnished to Borrower Agent by Administrative Agent in writing).

Eligible Assignee – means a Person that is a Lender or a United States based Affiliate of a Lender; a commercial bank, finance company, insurance company or other financial institution, in each case that is organized under the laws of the United States or any state, has total assets in excess of $2,500,000,000, extends credit of the type contemplated herein in the ordinary course of its business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA or any other Applicable Law (provided that no Canadian Revolver Lender may assign its rights or obligations hereunder to a Lender or Approved Fund that is not a Canadian Revolver Lender) and is acceptable to Administrative Agent in its reasonable Credit Judgment and, unless a Default or an Event of Default pursuant to Section 12.1.1 or 12.1.10 exists, Borrower Agent (such approval by Borrower Agent, when required, not to be unreasonably withheld, conditioned or delayed and to be deemed given by Borrower Agent if no objection is received by the assigning Lender and Administrative Agent from Borrower Agent within five (5) Business Days after notice of such proposed assignment has been provided by the assigning Lender as set forth in Section 14.1 of this Agreement); and, at any time that an Event of Default exists, any other Person acceptable to Administrative Agent in its reasonable Credit Judgment.

Eligible In-Transit Inventory – means, on any date, In-Transit Inventory that meets the requirements of clause (a)(ii) or (b)(ii) of the definition of “Domestic In-Transit Inventory.”

Eligible Inventory – means, at any date of determination thereof, an amount equal to:

(a) with respect to any U.S. Borrower, the aggregate Value (as reflected on the perpetual inventory system of the applicable Borrower) at such date of all Qualified Inventory owned by such U.S. Borrower and located in any jurisdiction in the United States of America in which the Lien on such Qualified Inventory granted to Agents would be perfected by appropriate UCC financing statements that have been filed (or delivered to Administrative Agent for filing pursuant to Section 11.1.3 or 10.1.13) naming such Borrower as “debtor” and Administrative Agent, for the benefit of the U.S. Secured Parties as “secured party”; and

(b) with respect to Canadian Borrower and Canadian Subsidiary Guarantors, the aggregate Value (as reflected on the perpetual inventory system of Canadian Borrower and, if applicable, Canadian Subsidiary Guarantors) at such date of all Qualified Inventory owned by Canadian Borrower and the Canadian Subsidiary Guarantors and located in any jurisdiction in Canada as to which Qualified Inventory appropriate personal property security filings have been made (or delivered to Canadian Agent for filing pursuant to Section 11.1.3 or 10.1.13), in each case, adjusted on any date of determination to exclude, without duplication, the amount of Ineligible Inventory of the U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors (as applicable) (calculated in accordance with the definition of “Ineligible Inventory” herein or in the revised definition of “Ineligible Inventory” then most recently furnished to the Borrower Agent by Administrative Agent in writing).

End Date – means the first day where Availability on each day during the immediately preceding 45 consecutive days was at least $150,000,000.

Enforcement Action – means any action to enforce any Obligations or Credit Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).

Engagement and Fee Letter – means the Engagement and Fee Letter dated January 3, 2011 among Bank of America, MLPFSI and Ryerson.

Environment – means ambient air, indoor air, surface water and groundwater (including potable water), the land surface or subsurface strata and natural resources such as wetlands, flora and fauna.

Environmental Claim – means any claim, notice, demand, order, action, suit or proceeding alleging actual or potential liability for investigation, Response or corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from or arising out of (i) the presence, Release or threatened Release of Hazardous Material at any Property or (ii) any violation of Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health (to the extent related to Hazardous Material) or the Environment.

Environmental Laws – means the common law and all federal, state, provincial, territorial, local and foreign laws, rules, regulations, codes, ordinances, orders, judgments and consent decrees, now or hereafter in effect, that relate to the protection or pollution of the Environment or human health (to the extent related to exposure to Hazardous Materials), including those relating to the use, recycling, manufacture, distribution, handling, storage, treatment, transport, Release or threat of Release of Hazardous Materials, whether now or hereafter in effect, including the CERCLA, the RCRA and the CWA.

Environmental Notice – means a written notice from any Governmental Authority or any other Person of an alleged noncompliance with or liability under any Environmental Laws, including any complaints, citations, demands or request from any Governmental Authority for correction or remediation of any asserted violation of any Environmental Laws or any investigations concerning any asserted violation of any Environmental Laws.

Equipment – means all of U.S. Borrowers’ or Canadian Borrower’s and any Canadian Subsidiary Guarantors’ (as applicable) machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description, whether now owned or hereafter acquired by the applicable U.S. Borrowers or Canadian Borrower and Canadian Subsidiary Guarantors and wherever located, and all parts, accessories and special tools therefor, all accessions thereto, and all substitutions and replacements thereof.

Equity Contributions – has the meaning set forth in the recitals to this Agreement.

Equity Interest – means the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.

Equivalent Amount – has the meaning set forth in Section 1.5.

ERISA – means the Employee Retirement Income Security Act of 1974 and all rules and regulations from time to time promulgated thereunder.

ERISA Event – means (a) a Reportable Event with respect to a Pension Plan, (b) a complete or partial withdrawal by any Borrower, or by any Person for which any Borrower may have any direct or indirect liability from a Plan, or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Borrower, or by any Person for which any Borrower may have any direct or indirect liability from a Multi-employer Plan, the receipt by any Borrower, or by any Person for which any Borrower may have any direct or indirect liability of any notice concerning the imposition of withdrawal liability (as defined in Part 1 of Subtitle E of Title N of ERISA) or notification that a Multi-employer Plan is, or is expected to be, insolvent or in reorganization, (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan (provided that, with respect to any such Multi-employer Plan, the Borrower, or any Person for which any Borrower may have any direct or indirect liability has received written notice of such action or proceeding), (e) the occurrence of an event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code and Section 302 of ERISA, whether or not waived, (g) the failure to make by its due date a required contribution under Section 412(m) of the Code (or Section 430(j) of the Code, as amended by the Pension Protection

Act of 2006) with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan, (h) the filing pursuant to Section 412 of the Code of an application for a waiver of the minimum funding standard with respect to any Pension Plan, (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to the Borrowers or any Subsidiary or (j) the incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any Person for which any Borrower may have a direct or indirect obligation to pay such liability.

Event of Default – has the meaning set forth in Section 12.1 of this Agreement.

Excluded Taxes – with respect to Administrative Agent, Canadian Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) taxes imposed on or measured by reference to its overall net income (however denominated), and franchise taxes imposed on it (in lieu of overall net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; and (b) in the case of a Foreign Lender, (x) any United States federal withholding tax that (i) is imposed on amounts payable to such Foreign Lender by or on account of any obligation of a Borrower that is organized in the United States of America to the extent imposed at the time such Foreign Lender becomes a party to this Agreement (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 5.9 or (ii) is attributable to such Foreign Lender’s failure to comply with Section 5.10 (i.e., failure to deliver a form that it is legally entitled to deliver) or (y) except when an Event of Default has occurred and is continuing, any Canadian federal withholding tax that (i) is imposed on amounts payable to such Foreign Lender by or on account of any obligation of a Borrower that is organized in Canada to the extent imposed at the time such Foreign Lender becomes a party to this Agreement (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 5.9, or (ii) is attributable to such Foreign Lender’s failure to comply with Section 5.10 (i.e., failure to deliver a form that it is legally entitled to deliver).

Existing Letters of Credit – means the letters of credit set forth on Schedule 4.

Extraordinary Expenses – means all costs, expenses, fees (including fees incurred to Agent Professionals) or advances that Administrative Agent or Canadian Agent may suffer or incur, whether prior to or after the occurrence of a Default or an Event of Default, and whether prior to, after or during the pendency of an Insolvency Proceeding of a Borrower, on account of or in connection with (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the fabrication of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) the defense of Administrative Agent’s and Canadian Agent’s Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Loans, any Letter of Credit, the Credit Documents or the Collateral asserted by any Obligor, any receiver, interim receiver or trustee for any Borrower or any creditor or representative of creditors of any Obligor; (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (iv) the collection or enforcement of any of the Obligations; (v) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the Credit Documents or Obligations; (vi) the enforcement of any of the provisions of any of the Credit Documents; (vii) the preparation, negotiation, syndication and execution of this Agreement and the other Credit Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and expenses of Cahill Gordon & Reindel LLP and local and foreign counsel in each relevant jurisdiction or (viii) any payment under a guaranty, indemnity or other payment agreement provided by an Agent or (with Administrative Agent’s consent) any Lender, which is reimbursable to an Agent or such Lender by Obligors pursuant to Section 3.8 of this Agreement. Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Borrower or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by Obligors under any of the Credit Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the Credit Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of an Agent.

Facility – means the aggregate U.S. Revolver or the Canadian Revolver, as the context may require.

Federal Funds Rate – means for any period, a fluctuating interest rate per annum equal for each date during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in Atlanta, Georgia by the Federal Reserve Bank of Atlanta, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three (3) federal funds brokers of recognized standing selected by Administrative Agent.

Fee Letter – means the Fee Letter dated July 21, 2007 among Bank of America, ~~BAS~~MLPFSI and Parent.

Financed Capital Expenditures – means Capital Expenditures that are (i) funded with the proceeds of Permitted Purchase Money Debt and those represented by Capitalized Lease Obligations, (ii) any additions to property and equipment and other capital expenditures made with the proceeds of any equity securities issued or capital contributions received by any Obligor, (iii) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (A) insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored or repaired, or (B) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or substituted, (iv) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (v) the purchase or improvement of property, plant or equipment to the extent paid for with the proceeds of dispositions permitted by Section 10.2.9 that are not required to be applied to prepay the Obligations or the Senior Secured Notes (or any Refinancing Debt in respect thereof), (vi) expenditures that are accounted for as capital expenditures by Parent or any Subsidiary and that actually are paid for by a Person other than Parent or any Subsidiary to the extent neither Parent nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (vii) any expenditures which are contractually required to be, and are, advanced or reimbursed to the Obligors in cash by a third party (including landlords) during such period of calculation, (viii) the book value of any asset owned by Parent or any Subsidiary prior to or during such period to the extent that such book value is included as a Capital Expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (A) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (B) such book value shall have been included in Capital Expenditures when such asset was originally acquired, (ix) expenditures that constitute Investments constituting a Business Acquisition otherwise permitted hereunder or (x) that portion of interest on Debt incurred for Capital Expenditures which is paid in cash and capitalized in accordance with GAAP.

Fiscal Quarter – means three (3) months ended March 31, June 30, September 30 and December 31 of each Fiscal Year.

Fiscal Year – means the fiscal year of Borrowers and their Subsidiaries for accounting and tax purposes, which ends on December 31 of each year.

Floor Test – has the meaning set forth in Section 10.3.1 of this Agreement.

FLSA – means the Fair Labor Standards Act of 1938.

Foreign In-Transit Inventory – means Inventory of a Borrower that is in-transit from a Vendor of Borrower from a location outside the continental United States (in the case of a U.S. Borrower) or Canada (in the case of Canadian Borrower) to such Borrower or a location designated by such Borrower that is in the continental United States (in the case of a U.S. Borrower) or Canada (in the case of Canadian Borrower).

Foreign Lender – means (i) with respect to a Loan to U.S. Borrowers, any Lender that is not treated as a United States person under Section 7701(a)(30) of the Code or (ii) in the case of a Lender to Canadian Borrower with respect to a Loan to Canadian Borrower, any Lender that is not a Canadian Resident.

Foreign Plan – means any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Fronting Exposure – means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

Fund – means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

Funded Debt – means collectively but without duplication (a) the aggregate principal amount of Debt (including Subordinated Debt) which would, in accordance with GAAP, be classified as long-term debt, together with the current maturities thereof and the face amount of all outstanding letters of credit; (b) all Debt outstanding under any revolving credit, line of credit or renewals thereof, notwithstanding that any such Debt is created within one (1) year of the expiration of such agreement; and (c) all Capitalized Lease Obligations.

GAAP – means generally accepted accounting principles in the United States of America in effect from time to time.

GE Amendment No. 1 Fee Letter – means the Fee Letter dated March 10, 2011 between General Electric Capital Corporation and Ryerson.

Governmental Approvals – means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

Governmental Authority – means any federal, state, provincial, territorial, municipal, national, foreign or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof, in each case whether associated with the United States, Canada, a state, province, district or territory thereof, or any foreign entity or government.

Guarantor – means Parent, each U.S. Subsidiary Guarantor and each Canadian Subsidiary Guarantor, collectively.

Hazardous Materials – means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos or asbestos-containing materials, mold, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials, substances, wastes, pollutants, contaminants, compounds or constituents in any form regulated, or which can give rise to liability, under any Environmental Law.

Hedging Agreement – means any Interest Rate Contract, foreign currency exchange agreement, commodity price protection agreement, physical commodity repurchase agreement or other interest or currency exchange rate or commodity price hedging arrangement.

Increase Effective Date – has the meaning set forth in Section 2.9.2 of this Agreement.

Indemnified Claim – means any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, costs (including costs of Responses or corrective actions to Address Hazardous Materials), expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys’, accountants’, consultants’ or paralegals’ fees and expenses), whether arising under or in connection with the Credit Documents, any Applicable Law (including any Environmental Laws) or otherwise, that may now or hereafter be instituted or asserted against any Indemnitee and whether instituted or asserted in or as a result of any investigation, litigation, arbitration or other judicial or non-judicial proceeding or any appeals related thereto.

Indemnified Taxes – means Taxes other than Excluded Taxes.

Indemnitees – means the Agent Indemnitees, the Lender Indemnitees, the Bank Indemnitees and the Issuing Bank Indemnitees.

Ineligible Accounts – means, with respect to U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, at any date of determination, an amount equal to the aggregate value of all Qualified Accounts of U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, described in one or more of the following clauses, without duplication:

(a) Qualified Accounts to which U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, do not have sole and absolute title; or

(b) Qualified Accounts that arise out of a sale made by U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, to an employee, officer, director or Affiliate of U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable; or

(c) Qualified Accounts in respect of which the Account Debtor (i) is a creditor of U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, (ii) has or has asserted a right of setoff against U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, including co-op advertising (unless such Account Debtor has entered into a written agreement reasonably acceptable to Administrative Agent to waive such setoff rights) or (iii) has disputed its liability (whether by chargeback or otherwise) or made any claim with respect to such Qualified Accounts or any other Qualified Accounts which has not been resolved, in each case to the extent of the amount owed by U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, to the Account Debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

(d) Qualified Accounts from Account Debtors whose credit standing is not satisfactory to Administrative Agent in its reasonable Credit Judgment, including, without limitation, bankrupt or insolvent Account Debtors or against whom U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, are not able to bring suit or otherwise enforce its remedies through judicial process; or

(e) (i) in the case of Qualified Accounts of U.S. Borrowers, Qualified Accounts that are not payable in U.S. Dollars, or Qualified Accounts in respect of which the Account Debtor either (x) is not incorporated or organized under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof, (y) is located outside the United States and Canada or (z) has its principal place of business or substantially all of its assets outside the United States and Canada, other than Qualified Accounts covered under a letter of credit or bankers’ acceptance on terms acceptable to Administrative Agent (it being understood that no representation or certification by a Borrower as to the matters described in the foregoing clauses (y) or (z) shall be deemed to be false or misleading in any material respect so long as the relevant Borrower has exercised its customary care in making any determination as to the matters described in such clauses); or (ii) in the case of Qualified Accounts of Canadian Borrower and any Canadian Subsidiary Guarantors, such Qualified Account is not payable in Canadian Dollars or U.S. Dollars or the Account Debtor either (x) is not incorporated under the laws of Canada, or any province or territory thereof, or the laws of the United States of America, any state thereof or the District of Columbia or (y) is located outside Canada and the United States of America or (z) has its principal place of business (or domicile for the purposes of the Quebec Civil Code) or substantially all of its assets outside Canada and the United States of America, other than Qualified Accounts covered under a letter of credit or bankers’ acceptance on terms acceptable to Administrative Agent (it being understood that no representation or certification by Canadian Borrower or any Canadian Subsidiary Guarantor as to the matters described in the foregoing clause (y) or (z) shall be deemed to be false or misleading in any material respect so long as the relevant Borrower has exercised its customary care in making any determination as to the matters described in such clauses); or

(f) (i) Qualified Accounts resulting from sales that are guaranteed sales, sale-and-returns, ship-and-returns or sales on approval or (ii) Qualified Accounts that are sold on terms in excess of 90 days; or

(g) Qualified Accounts in respect of goods that have not been shipped or title to which has not passed to the applicable Account Debtors (including sales on consignment), or Qualified Accounts that represent Progress-Billings or otherwise do not represent completed sales. For purposes hereof, an Account represents a “Progress-Billing” if, and to the extent that, the Account Debtor’s obligation to pay the invoice giving rise to such Account is conditioned upon such Borrower’s completion of any further performance under the contract or agreement; or

(h) Qualified Accounts that do not comply in all material respects with the requirements of all Applicable Laws including without limitation the Federal Consumer Credit Protection Act and the Federal Truth in Lending Act; or

(i) Qualified Accounts that are unpaid more than (i) 60 days from the original due date or (ii) 90 days from the original date of invoice; or

(j) Qualified Accounts that are not paid in full and for which U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, create new receivables for the unpaid portion of such Accounts, including without limitation chargebacks, debit memos and other adjustments for unauthorized deductions; or

(k) all Qualified Accounts with respect to a single Account Debtor if 50% or greater in aggregate value of the Qualified Accounts of such Account Debtor are ineligible other than as a result of this clause (k) (it being understood that in determining the aggregate amount of Qualified Accounts from a single Account Debtor that are unpaid more than 60 days from the due date or more than 90 days from the original date of invoice under clause (i) above, there shall be excluded the amount of any net credit balances relating to the Qualified Accounts of such Account Debtor which are more than 60 days from the due date or 90 days from the original date of invoice); or

(l) Qualified Accounts that (x) are not subject to a valid and perfected first priority Lien in favor of Administrative Agent or Canadian Agent, subject to no other Liens other than Permitted Liens described in Sections 10.2.5(i), (ii), (iii), (vi) and (xiv) or (y) do not otherwise conform to the representations and warranties contained in the Credit Documents relating to Accounts; or

(m) Qualified Accounts for which a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received as payment for all or any part of such Qualified Accounts, presented for payment and returned uncollected for any reason; or

(n) Qualified Accounts that have been written off the books of U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, or have otherwise been designated as uncollectible; or

(o) (i) Qualified Accounts that are non-trade Accounts or notes receivable, (ii) Qualified Accounts that are subject to any adverse security deposit, retainage or other similar advance made by or for the benefit of the applicable Account Debtors, (iii) Qualified Accounts that represent or relate to payments of interest, or (iv) Qualified Accounts that are subject to off-set from customer overpayments, in each case to the extent thereof; or

(p) Qualified Accounts in respect of which the Account Debtor is the United States of America or Canada or any department, agency or instrumentality thereof, unless: (i) in the case of U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, holding a Qualified Account in respect of which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, duly assign the rights to payment of such Qualified Accounts to the applicable Agent pursuant to the Assignment of Claims Act of 1940, as amended, which assignment and related documents and filings shall be in form and substance reasonably satisfactory to Administrative Agent or (ii) in the case of U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, holding a Qualified Account in respect of which the Account Debtor is Canada or any department, agency or instrumentality thereof, the provision of the Financial Administration Act (Canada) or similar provincial or territorial legislation or municipal ordinance of similar purpose has been complied with; or

(q) Qualified Accounts that are subject to a cash rebate, to the extent of the amount of such cash rebate that is accrued and unpaid; or

(r) Qualified Accounts due from any Account Debtor if the aggregate value of Qualified Accounts due from such Account Debtor, plus the aggregate value of Qualified Accounts of such Account Debtor’s Affiliates (in each case, which Qualified Accounts would otherwise be Eligible Accounts), exceeds 15% of the total amount of Eligible Accounts at the time of any determination, to the extent of such excess over such limit; or

(s) such other Qualified Accounts as may be deemed ineligible by Administrative Agent from time to time in the reasonable exercise of its reasonable Credit Judgment; or

(t) such Qualified Account is of an Account Debtor that is located in a jurisdiction requiring the filing of a notice of business activities report or similar report in order to permit such Borrower or any Canadian Subsidiary Guarantor, as applicable, to seek judicial enforcement in such jurisdiction of payment of such Account, unless U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, has qualified to do business in such jurisdiction or has filed a notice of business activities report or equivalent report for the then-current year or if such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost.

Ineligible Inventory – means, with respect to U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, at any date of determination, an amount equal to the sum of the following, without duplication:

(a) 100% of the Value of Qualified Inventory that is not subject to a perfected first priority Lien in favor of Administrative Agent; or

(b) 100% of the Value of Qualified Inventory that consists of maintenance spare parts, stores supplies, cleaning mixtures and lubricants, as determined in accordance with the accounting policies of Ryerson to be classified as supplies; or

(c) with respect to U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, ~~(1)~~ 50% of the Value of Slow Moving Inventory ~~of the types described in clause (a) of the definition thereof and (2) 100% of the Value of Slow Moving Inventory of the types described in clause (b) of the definition thereof~~; or

(d) 100% of the Value of (i) Qualified Inventory that is not located at property that is owned or leased by such Borrower and is not Eligible In-Transit Inventory and (ii) Qualified Inventory that is located at or in transit to or from any Third-Party Location to property that is either owned or leased by U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable; provided that the Value of Qualified Inventory located at or in transit to or from a Third-Party Location shall not be included in calculating “Ineligible Inventory” pursuant to this clause (d) on any date of determination if (x) the Value of such Qualified Inventory on such date of determination (as reflected on the perpetual inventory system of Ryerson and consistent with Ryerson’s current and historical accounting practices) is greater than $150,000, and (y) such Borrower or the Borrowers’ Agent shall have delivered to Administrative Agent a Lien Waiver with respect to such Third-Party Location or an Inventory Reserve has been established in respect thereof; or

(e) 100% of the Value of Qualified Inventory that (i) in the case of a U.S. Borrower, is not located in the United States or (ii) in the case of a Canadian Borrower and any Canadian Subsidiary Guarantors, is not located in Canada; or

(f) 100% of the Value of Qualified Inventory considered non-conforming, which shall mean, on any date, all inventory classified as “non-prime,” “scrap” or other “off-spec” such as non-conforming (“NCR”), seconds or thirds, damaged, defective, discontinued, rejects, obsolete, unmerchantable, not in good condition, marked “return to vendor” or otherwise unsaleable in the ordinary course of business; or

(g) 100% of the Value of Qualified Inventory that does not otherwise conform to the representations and warranties contained in the Credit Documents; or

(h) 100% of the Value of Qualified Inventory located on the premises of joint ventures, unless (i) a joint venture agreement reasonably acceptable to ~~each of~~ Administrative Agent has been executed and (ii) such Qualified Inventory is reasonably acceptable to Administrative Agent; or

(i) 100% of the Value of Qualified Inventory that is subject to a negotiable document of title (as defined in the UCC or the PPSA, as applicable) unless such negotiable document of title has been delivered to the applicable Agent; or

(j) the Value of Qualified Inventory to the extent such Value includes tolling costs or processing costs incurred by U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, for processing customer-owned Inventory; or

(k) the Value of Qualified Inventory to the extent such Value includes prepaid Inventory or relates to advance payments made to vendors for merchandise not yet received; or

(1) without duplication of any calculation pursuant to clause (d) of the definition of Inventory Valuation Reserves, the Value of Qualified Inventory that is subject to vendor credits representing price allowances, rebates and credits that have been allocated by U.S. Borrowers or Canadian Borrower and any Canadian Subsidiary Guarantors, as applicable, to reduce Inventory costs, to the extent of such credits; or

(m) 50% of the Value of Shorts Inventory; or

(n) the Value of such other Qualified Inventory as may be deemed ineligible by Administrative Agent from time to time in the exercise of its reasonable Credit Judgment; or

(o) the Value of In-Transit Inventory except Eligible In-Transit Inventory.

Insolvency Proceeding – means any action, case, filing or proceeding commenced by or against a Person under any state, federal or foreign law, or any agreement of such Person, for (i) the entry of an order for relief under any Debtor Relief Laws, (ii) the appointment of a receiver (or administrative receiver), interim receiver, monitor, trustee, liquidator administrator, conservator or other custodian for such Person or any part of its Property, (iii) an assignment or trust mortgage for the benefit of creditors of such Person, or (iv) the liquidation, dissolution or winding up of the affairs of such Person.

Instrument – shall have the meaning ascribed to the term “instrument” in the UCC (or, with respect to any instrument of a Canadian Loan Party, the PPSA).

Intellectual Property – means all intellectual and similar Property of a Person of every kind and description, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, mask works, trade secrets, confidential or proprietary information, know how, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, all books and records describing or used in connection with the foregoing and all licenses, or other rights to use any of the foregoing.

Intellectual Property Claim – means the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that any Borrower’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property is violative of any ownership or right to use any Intellectual Property of such Person.

Intercreditor Agreement – means an Intercreditor Agreement substantially in the form attached hereto as Exhibit N, by and between Administrative Agent, Canadian Agent and the Trustee party to the Senior Secured Notes Indenture (or the agreement governing any Refinancing Debt in respect of the Senior Secured Notes).

Interest Period – means, as to each LIBOR Loan or BA Rate Loan, the period commencing on the date such LIBOR Loan or BA Rate Loan is disbursed or converted to or continued as a LIBOR Loan or BA Rate Loan and ending on the date one, two, three or six or, if available to all Lenders, nine or twelve months thereafter, as selected by the applicable Borrower in its Notice of Borrowing; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

Interest Rate Contract – means any interest rate agreement, interest rate collar agreement, interest rate swap agreement, or other agreement or arrangement at any time entered into by any or all Borrowers with Bank of America, any Lender or any of their respective Affiliates or branches that is designed to protect against fluctuations in interest rates.

In-Transit Inventory – means Inventory of a Borrower that is either Domestic In-Transit Inventory or Foreign In-Transit Inventory.

Inventory – shall have the meaning ascribed to the term “inventory” in the UCC or the PPSA, as applicable, and shall include all goods intended for sale or lease by a Borrower, or for display or demonstration; all work in process, all raw materials, and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing such goods or otherwise used or consumed in such Borrower’s business (but excluding Equipment).

Inventory Formula Amount – means on any date of determination thereof, an amount equal to the lesser of:

(x) 70% of the Value of Eligible Inventory on such date; or

(y) 85% of the NOLV Percentage of the Value of the Inventory of such Borrower (and, for purposes of this clause (y), to the extent that the NOLV Percentage accounts for the slow moving nature or aged status of Inventory of such Borrower, such slow moving nature or aged status as in existence on the date of the most recent Qualified Appraisal shall not be used as a basis to exclude Inventory from eligibility nor used as a basis for the institution of an Inventory Reserve).

Inventory Reserves – means, with respect to any Borrower, an amount equal to the sum of (i) “landlord reserves,” calculated (x) in the case of a U.S. Borrower, as three months’ rent expense for each U.S. Borrower’s leased facilities at which Eligible Inventory is located for which a Lien Waiver has not been obtained and (y) in the case of Canadian Borrower, as three months’ rent expense for each of Canadian Borrower’s and any Canadian Subsidiary Guarantor’s, as applicable, leased facilities at which Eligible Inventory is located for which a Lien Waiver has not been obtained; ~~provided that such “landlord reserves” shall not be applicable until the date that is 90 days following the Closing Date~~, (ii) “third party liability reserves,” calculated as any liability owed to any Outside Processor, customer, vendor or Third-Party Warehouseman holding Eligible Inventory from whom a Lien Waiver has not been obtained, not to exceed, for any location, the lesser of (x) the amount owing to such Outside Processor, customer, vendor or Third-Party Warehouseman or (y) the Value of the Eligible Inventory balance at such location~~; provided that such “third party liability reserves” shall not be applicable until the date that is 90 days following the Closing Date, (iii~~, (iii) in the case of Canadian Borrower and any Canadian Subsidiary Guarantor, any reserve which Administrative Agent may require in its Credit Judgment on account of the right of an unpaid supplier to repossess goods under Section 81.1 of the BIA (generally known as the “30 day goods” rule) or any other similar Applicable Law of any other applicable jurisdiction, (iv) such other reserves as may be deemed appropriate by Administrative Agent from time to time in the exercise of its reasonable Credit Judgment, and (~~iv~~v) Inventory Valuation Reserves.

Inventory Valuation Reserves – means an amount equal to the sum of the following:

(a) a purchase price variance reserve, calculated as the aggregate of the most current four months’ purchase price variance, as recorded on Ryerson’s income statements’ variance reports; provided that such aggregate amount represents a favorable purchase price variance (i.e., where the Value exceeds the actual cost of such Inventory);

(b) a conversion cost reserve calculated as the amount by which (i) the sum of the most current four months’ reclass variance exceeds (ii) 5% of Value at such date of determination;

(c) a vendor discount reserve, equal to the product of (i) vendor discounts earned, expressed as a percentage of cost of sales during the most current two year period, multiplied by (ii) Value at such date of determination;

(d) a lower of cost or market reserve for Inventory that is sold, or valued by the relevant Borrower or as deemed appropriate by Administrative Agent in its reasonable Credit Judgment, for less than the actual cost to produce or acquire; provided that such a reserve shall only be imposed when the price of relevant metals (including aluminum, stainless steel and carbon) on the London Metal Exchange has dropped at least 5% since the delivery of the immediately prior Borrowing Base Certificate and shall be extinguished upon delivery of the next Borrowing Base Certificate;

(e) a reserve for estimated scrap losses related to custom plates in an amount determined in a manner consistent with the relevant Borrower’s or Canadian Subsidiary Guarantor’s, as applicable, past accounting practices;

(f) a reserve in the amount of general ledger adjustments reflecting changes in Value of Qualified Inventory based on the results of a physical inventory to the extent such adjustments have not also been made to the applicable Borrower’s or Canadian Subsidiary Guarantor’s, as applicable, perpetual inventory system; and

(g) such other reserves as may reasonably be deemed appropriate by Administrative Agent in its reasonable Credit Judgment.

Investment – means any investment in any Person, whether by means of share purchase, capital or other contribution, loan or other extension of credit, guaranty, time deposit or otherwise; provided that (a) the term “Investment” shall not include accounts receivable resulting from the sale of goods or provision of services in the ordinary course of business and (b) the amount of Investments at any time which constitute Debt, an account receivable or other obligation shall be the outstanding amount thereof at such time.

IRS – means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

Issuer Documents – means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Issuing Bank and the applicable Borrower (or any Subsidiary of a Borrower) or in favor the Issuing Bank and relating to such Letter of Credit.

Issuing Bank – means (i) Bank of America or an Affiliate of Bank of America regarding Letters of Credit in favor of U.S. Borrowers and Bank of America-Canada Branch regarding Canadian Letters of Credit in favor of Canadian Borrower, (ii) any other Lender that becomes an Issuing Bank pursuant to Section 2.3.13 in their capacity as issuers of Letters of Credit, and their successors in such capacity as provided by Section 2.3.14; provided that such Lender (x) executes and delivers an instrument satisfactory in form and substance to the Administrative Agent accepting the benefits and agreeing to perform the obligations of an Issuing Bank hereunder and (y) if such Lender will be an Issuing Bank with respect to any Canadian Letters of Credit, except when an Event of Default has occurred and is continuing, is a Canadian Resident and (iii) solely with respect to the applicable Existing Letters of Credit listed on Schedule 4, US Bank, N.A.

Issuing Bank Indemnitees – means Issuing Bank and its affiliates and current and future officers, directors, employees, affiliates, agents and attorneys.

ISP – means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law and Practice (or such later version thereof as may be in effect at the time of issuance).

Joint Ventures – means Coryer, S.A. de C.V., ~~Tata Ryerson Limited,~~ VSC-Ryerson China Limited, Irons Metals Processing LLC and any other joint business arrangement or undertaking by a Borrower with a third party (other than another Borrower or a Guarantor) involving a sharing of profits and liabilities by the parties, whether constituting under Applicable Law a partnership, joint venture or other legal status.

L/C Advance – means, with respect to each U.S. Revolver Lender or Canadian Revolver Lender, as applicable, that Lender’s funding of its participation in any L/C Borrowing in accordance with its U.S. Revolver Percentage or Canadian Revolver Percentage, as applicable.

L/C Borrowing – means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a U.S. Revolver Borrowing or Canadian Revolver Borrowing, as applicable.

L/C Credit Extension – means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or an amendment to or increase of the amount thereof.

L/C Obligations – means, collectively, the U.S. L/C Obligations and the Canadian L/C Obligations.

Lender Indemnitee – means a Lender in its capacity as a lender under this Agreement and its respective affiliates and current and future officers, directors and agents.

Lenders – means the Canadian Revolver Lenders and the U.S. Revolver Lenders and as the context requires, includes the Swing Line Lender.

Lending Office – means, as to any Lender, the office or offices of that Lender described as such in that Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and Administrative Agent.

Letter of Credit – means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

Letter of Credit Application – means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank.

Letter of Credit Expiration Date – means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

Letter of Credit Fee – has the meaning specified in Section 2.3.9.

LIBOR Lending Office – means with respect to a U.S. Revolver Lender, the office designated as a LIBOR Lending Office for such U.S. Revolver Lender on Schedule 2 hereof (or on any Assignment and Acceptance, in the case of an assignee) and such other office of such U.S. Revolver Lender or any of its Affiliates that is hereafter designated by written notice to Administrative Agent.

LIBOR Loan – means a Canadian LIBOR Loan or a U.S. LIBOR Loan.

Lien – means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term “Lien” shall also include security interests, hypothecations, security assignments, pledges, statutory trusts, deemed trusts, reservations, exceptions, encroachments, easements, rights-of-way, servitudes, covenants, conditions, restrictions, leases pursuant to which the owner of the Property is the lessor, and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, a Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

Lien Waiver – means an agreement duly executed in favor of Administrative Agent or Canadian Agent, as applicable, in form and content acceptable to Administrative Agent, by which (i) for locations leased by a Borrower and at which any Collateral is located, an owner of premises upon which any Collateral of a Borrower is located agrees to waive or subordinate any Lien it may have with respect to such Collateral in favor of Administrative Agent’s or Canadian Agent’s, as applicable, Lien therein and to permit Administrative Agent or Canadian Agent, as applicable, to enter upon such premises and remove such Collateral or to use such premises to store or dispose of such Collateral for up to 60 days upon continued payment of rent and other charges, or (ii) for locations at which any Borrower places Inventory with a warehouseman or a processor, such warehouseman or processor agrees to waive or subordinate any Lien it may have with respect to such Collateral in favor of Administrative Agent’s Lien or Canadian Agent’s Lien, as applicable, therein and to permit Administrative Agent or Canadian Agent, as applicable, to enter upon such premises and remove such Collateral or to use such premises to store or dispose of such Collateral for up to 60 days upon continued payment of rent and other charges.

Loan – means an extension of credit by a Lender to a Borrower under Section 2 in the form of a U.S. Revolver Loan, a Canadian Revolver Loan, a Canadian Swing Line Loan, a U.S. Swing Line Loan or an Agent Advance.

Loan Account – means the loan account established by each Lender on its books pursuant to Section 5.8 of this Agreement.

Margin Stock – shall have the meaning ascribed to it in Regulation U and by the Board of Governors.

Material Adverse Effect – means the effect of any event, condition, action, omission or circumstance, which, alone or when taken together with other events, conditions, actions, omissions or circumstances occurring or existing concurrently therewith, (i) has or could reasonably be expected to have a material adverse effect upon the business, operations, Properties (including the Collateral) or condition (financial or otherwise) of Borrowers taken as a whole; (ii) has or could be reasonably expected to have any material adverse effect upon the validity or enforceability of this Agreement or any of the other Credit Documents or the ability of Administrative Agent, Canadian Agent or any Lender to realize upon any of the Collateral or to enforce or collect the Obligations; or (iii) has any material adverse effect, upon the Liens of Administrative Agent or Canadian Agent with respect to the Collateral or the priority of any such Liens.

Material Contract – means an agreement to which a Borrower is a party (other than the Credit Documents) (i) which is deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933 or (ii) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

Maturity Date – means ~~October 18, 2012.~~the earliest of (a) March 14, 2016, (b) the date that occurs 90 days prior to the scheduled maturity date of the Ryerson Inc. Floating Rate Senior Secured Notes due November 1, 2014 if such notes are then outstanding and (c) the date that occurs 90 days prior to the scheduled maturity date of the Ryerson Inc. Senior Secured Notes due November 1, 2015 if such notes are then outstanding.

Merger Agreement – ~~has the meaning set forth in the recitals to this~~means the Agreement and Plan of Merger dated as of July 24, 2007 (including the schedules and exhibits thereto) among Ryerson, Parent and Merger Sub.

Merger Sub – has the meaning set forth in the preamble to this Agreement.

MLPFSI – means Merrill Lynch, Pierce Fenner & Smith Incorporated, and its successors and assigns.

Moody’s – means Moody’s Investors Service, Inc. or any successor to the business of such company in the rating of securities.

Multi-employer Plan – means a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to or required to be contributed to by any Borrower, or any Person for which any Borrower may have any direct or indirect liability or with respect to which any Borrower or Subsidiary could incur liability. For greater certainty, “Multi-employer Plan” does not include any Canadian Pension Plan.

NOLV Percentage – means the net orderly liquidation value of Inventory, expressed as a percentage of the Value of Borrowers’ Inventory, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent Qualified Appraisal of Borrowers’ Inventory performed by a Qualified Appraiser.

Non-U.S. Subsidiary – means a Subsidiary of Parent (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of a jurisdiction outside the United States and conducting substantially all its operations outside the United States.

Note – means a Note to be executed by the relevant Borrower(s) in favor of a Lender in the form of Exhibit A or Exhibit B, as the case may be, in each case attached hereto, which shall be in the face amount of such Lender’s U.S. Commitment or Canadian Commitment, as the case may be, and which shall evidence all Loans made by such Lenders to a Borrower pursuant to this Agreement.

Notice of Borrowing – means a notice substantially in the form of Exhibit D signed by an Authorized Employee of the applicable Borrower.

Obligations – means all (a) principal of and premium, if any, on the Loans, (b) L/C Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Obligors under Credit Documents, (d) obligations of Obligors under any indemnity for Claims, (e) Extraordinary Expenses, (f) Bank Product Debt, and (g) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Credit Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor – means each Borrower, each Guarantor, and any other Person that is at any time contractually liable for the payment of the whole or any part of any of the Obligations or that has granted in favor of Administrative Agent or Canadian Agent a Lien upon any of such Person’s assets to secure payment of any of the Obligations.

Ordinary Course of Business – means with respect to any transaction involving any Person, the ordinary course of such Person’s business as undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Credit Document.

Organization Documents – means with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, operating agreement, members agreement, partnership agreement, voting trust, or similar agreement or instrument governing the formation or operation of such Person.

Original Credit Agreement – has the meaning given in the recitals hereto.

OSHA – means the Occupational Safety and Health Act of 1970.

Other Agreements – means the Intercreditor Agreement and each Note, the Fee Letter, the Engagement and Fee Letter, the GE Amendment No. 1 Fee Letter, the Wells Amendment No. 1 Fee Letter, Lien Waivers, Interest Rate Contracts or other Hedging Agreements with Bank of America, any Lender or any of their respective branches or Affiliates and any and all agreements, instruments and documents (other than this Agreement and the Security Documents) heretofore, now or hereafter executed by any Obligor or any other Person and delivered to any Agent, any Collateral Agent or any Lender in respect of the transactions contemplated by this Agreement.

Other Taxes – means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document.

Out-of-Formula Condition – means a Canadian Out-of-Formula Condition or a U.S. Out-of-Formula Condition, as applicable.

Out-of-Formula Loan – means a Canadian Out-of-Formula Loan or a U.S. Out-of-Formula Loan, as applicable.

Outside Processor – means any Person that provides processing services with respect to Qualified Inventory owned by a Borrower and on whose premises Qualified Inventory is located, which premises are neither owned nor leased by an Obligor.

Outstanding Amount – means (a) with respect to the U.S. Revolver Loans, the Canadian Revolver Loans, the Canadian Swing Line Loans, the U.S. Swing Line Loans and Agent Advances on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the U.S. Revolver Loans, the Canadian Revolver Loans, the Canadian

Swing Line Loans, the U.S. Swing Line Loans or Agent Advances, as the case may be, occurring on such date; (b) with respect to any U.S. L/C Obligations on any date, the amount of such U.S. L/C Obligations on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the U.S. L/C Obligations as of such date, including as a result of any reimbursements by a U.S. Borrower of Unreimbursed Amounts with respect to any U.S. Letter of Credit; and (c) with respect to any Canadian L/C Obligations on any date, the amount of such Canadian L/C Obligations on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the Canadian L/C Obligations as of such date, including as a result of any reimbursements by a Canadian Borrower of Unreimbursed Amounts with respect to any Canadian Letter of Credit.

Parent – ~~has the meaning set forth in the recitals to this Agreement.~~means Ryerson Holding Corporation.

Participant – has the meaning specified in Section 14.1(d).

Participating Lender – means each Lender that has an undivided interest and participation in an L/C Obligation.

Payment Conditions – means each of the following conditions precedent, the satisfaction of each of which, as determined by Administrative Agent, shall be required before specified Distributions, Permitted Investments or repurchases, redemptions or repayments of ~~Subordinated~~ Debt may be made by an Obligor:

(a) no Default or Event of Default exists at such time or would result from such Distribution, Permitted Investments or repurchases, redemptions or repayments of ~~Subordinated~~ Debt;

(b) (i) Pro Forma Excess Availability after giving effect to ~~such~~any Distribution, Permitted ~~Investments~~Investment (other than a Business Acquisition) or repurchases, redemptions or repayments of ~~Subordinated~~ Debt is not less than $~~175,000,000~~225,000,000 or, if Pro Forma Excess Availability after giving effect to such Distribution, Permitted ~~Investments~~Investment (other than a Business Acquisition) or repurchases, redemptions or repayments of ~~Subordinated~~ Debt is less than $~~175,000,000,~~225,000,000, each of the following conditions is satisfied: (1) Pro Forma Excess Availability is not less than ~~$135,000,000~~the greater of (x) fifteen percent (15%) of the lesser of (i) the aggregate Commitments and (ii) the Total Borrowing Base and (y) $180,000,000 and (2) the Consolidated Fixed Charge Coverage Ratio as calculated and presented to the Administrative Agent on the most recent Compliance Certificate required pursuant to Section 10.1.3 is not less than 1.1 to 1.0 on a pro forma basis, and

(ii) Pro Forma Excess Availability after giving effect to any Business Acquisition is not less than $200,000,000 or, if Pro Forma Excess Availability after giving effect to such Business Acquisition is less than $200,000,000, each of the following conditions is satisfied: (1) Pro Forma Excess Availability is not less than the greater of (x) twelve and one-half percent (12.5%) of the lesser of (i) the aggregate Commitments and (ii) the Total Borrowing Base and (y) $150,000,000 and (2) the Consolidated Fixed Charge Coverage Ratio as calculated and presented to the Administrative Agent on the most recent Compliance Certificate required pursuant to Section 10.1.3 is not less than 1.1 to 1.0 on a pro forma basis; and

(c) Borrowers, taken as a whole, are Current in their accounts payable.

Payment in Full or Full Payment or Paid in Full – means with respect to (i) any non-Contingent Obligations, the indefeasible payment in full, in cash (in U.S. Dollars in the case of Obligations under the U.S. Revolver and in U.S. Dollars or Canadian Dollars in the case of Obligations under the Canadian Revolver), of such Obligations, including all interest, fees and other charges payable in connection therewith under any of the Credit Documents, whether such interest, fees or other charges accrue or are incurred prior to or during the pendency of an Insolvency Proceeding and whether or not any of the same are allowed or recoverable in any bankruptcy case pursuant to Section 506 of the Bankruptcy Code or any other Debtor Relief Laws or otherwise; with respect to any L/C Obligations represented by undrawn Letters of Credit and Bank Product Debt (including Debt arising under Hedging Agreements), the Cash Collateralization with respect thereto; and (ii) any Obligations that are contingent in nature (other than Obligations consisting of L/C Obligations or Bank Product Debt), such as a right of Administrative Agent, Canadian Agent, any Collateral Agent or a Lender to reimbursement or indemnification by any Obligor, the depositing of cash with Agents in an amount equal to 100% of any such Obligations that have been liquidated or, if such Obligations are unliquidated in amount and represent a claim which has been asserted against Administrative Agent, Canadian Agent, any Collateral Agent or a Lender and for which an indemnity has been provided by Borrowers in any of the Credit Documents, in an amount that is equal to such claim or Administrative Agent’s good faith estimate of such claim. None of the Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

Payment Items – means all checks, drafts, or other items of payment payable to a Borrower, including proceeds of any of the Collateral.

PBGC – means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

Pension Plan – means a pension plan other than a Multi-employer Plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA which is maintained, sponsored, contributed to or required to be contributed to by a Borrower or any Person for which any Borrower may have any direct or indirect liability for contributions, or with respect to which a Borrower or Subsidiary could incur liability. For greater certainty, “Pension Plan” does not include any Canadian Pension Plan.

Permitted Affiliates – means the Joint Ventures existing on the ~~date hereof~~Closing Date and listed on Schedule 5 hereto attached hereto and any Joint Ventures created or acquired after the ~~date hereof~~Closing Date and permitted pursuant to the terms of the Credit Documents.

Permitted Contingent Obligations – means Contingent Obligations arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; Contingent Obligations of any Borrower and its Subsidiaries existing as of the Closing Date that have been disclosed to Administrative Agent, including extensions and renewals thereof that do not increase the amount of such Contingent Obligations as of the date of such extension or renewal; Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Administrative Agent title insurance policies; Contingent Obligations arising under customary indemnity provisions included in contracts entered into in the Ordinary Course of Business; Contingent Obligations consisting of reimbursement obligations from time to time owing by any Borrower to the Issuing Bank with respect to Letters of Credit (but in no event to include, reimbursement obligations at any time owing by a Borrower to any other Person that may issue letters of credit for the account of Borrowers); and other Contingent Obligations not to exceed $75,000,000 in the aggregate at any time.

Permitted Distributions – means payments by Ryerson of, or Distributions by Ryerson to Parent to be used by Parent to pay (without duplication) (i) Permitted Platinum Payments, (ii) ordinary operating expenses of Parent (excluding, in any event, any payment in respect of Debt except as expressly permitted herein), (iii) to the extent actually used by Parent to pay such taxes, costs and expenses, payments by Borrowers to or on behalf of Parent in an amount sufficient to pay franchise taxes and other fees required to maintain the legal existence of Parent, (iv) Permitted Tax Distributions by Borrowers to Parent, so long as Parent uses such distributions to pay its Taxes and (v) repurchases of stock options and other equity interests from present and former employees, officers and directors not to exceed (i) $2,000,000 in any Fiscal Year and (ii) $10,000,000 in the aggregate since the Closing Date.

Permitted Investment – has the meaning ascribed to such term in Section 10.2.12 of this Agreement.

Permitted Lien – has the meaning provided in Section 10.2.5 of this Agreement.

Permitted Platinum Payments – means payments of management fees and reasonable expense reimbursements by Ryerson or Parent to Platinum or one of its Affiliates pursuant to a management fee agreement satisfactory to Administrative Agent and ~~BAS~~MLPFSI; provided that (i) such fees shall be due and payable on a quarterly basis, (ii) the amount of such fees shall not exceed $5,000,000 in the aggregate per Fiscal Year of Borrower Agent and (iii) no Distribution in respect of such fees shall be permitted after the occurrence and during the continuation of a Default or Event of Default; provided that any such fees that are suspended, including pursuant to this clause (iii), shall only be deferred and may be paid when no Default or Event of Default exists, notwithstanding the limitation set forth in clause (ii) of this definition.

Permitted Purchase Money Debt – means Purchase Money Debt of Borrowers and their Subsidiaries which is incurred after ~~the date of this Agreement~~Closing Date and that is secured by no Lien or only by a Purchase Money Lien; provided that the aggregate amount of Purchase Money Debt outstanding at any time does not exceed $50,000,000. For the purposes of this definition, the principal amount of any Purchase Money Debt, consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

Permitted Tax Distributions – means Distributions by Borrowers to Parent in order to pay consolidated or combined federal, state or local income taxes attributable to the income of Borrowers and their respective Subsidiaries that are not payable directly by Borrowers or any of their respective Subsidiaries, which Distribution shall not exceed the lesser of (i) the tax liabilities that would have been payable by Borrowers and their respective Subsidiaries on a stand-alone basis and (ii) the actual consolidated or combined income tax liabilities of the Parent group (in each case, reduced by any such Taxes paid directly by Borrowers and their respective Subsidiaries).

Person – means an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, or unincorporated organization, or a Governmental Authority.

Plan – means an employee benefit plan (as defined in Section 3(3) of ERISA) that is maintained or contributed to by a Borrower or any Subsidiary (or with respect to an employee benefit plan subject to Title IV of ERISA, a Borrower, or any Person for which any Borrower may have any direct or indirect liability) or with respect to which a Borrower or a Subsidiary could incur liability, other than a Canadian Benefit Plan. For greater certainty, “Plan” does not include any Canadian Benefit Plan or Canadian Pension Plan.

Platinum – means Platinum Equity Advisors, LLC, a Delaware limited liability company, and its Controlled Investment Affiliates.

PPSA – means the Personal Property Security Act of Ontario (or any successor statute) or similar legislation (including, without limitation, the Civil Code of Quebec) of any other jurisdiction, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, validity or effect of security interests.

Pro Forma Excess Availability – means, on any date of determination, Availability after giving pro forma effect to the payment of any Distribution or other payment by a Borrower.

Pro Rata – means a share of or in all Loans, participations in L/C Obligations, liabilities, payments, proceeds, collections, Collateral and Extraordinary Expenses, which share for any Lender on any date shall be a percentage (expressed as a decimal, rounded to the ninth decimal place) arrived at by (a) while any Commitments are outstanding dividing the amount of the Commitment of such Lender on such date by the aggregate amount of the Commitments of all Lenders on such date and (b) at any other time, dividing the amount of such Lender’s Loans and L/C Obligations by the aggregate amount of all outstanding Loans and L/C Obligations.

Projections – means ~~(i) prior to the Closing Date and thereafter until Administrative Agent and Lenders receive new projections pursuant to Section 10.1.5 hereof, the projections of Borrowers’ financial condition, results of operations, cash flow and projected Availability, prepared on a quarterly basis for the Fiscal Year ending December 31, 2008, and on an annual basis thereafter through December 31, 2010 as most recently delivered to Administrative Agent on or before the Closing Date; and (ii) thereafter,~~ the projections most recently received by Administrative Agent and Lenders pursuant to and as required by Section 10.1.5 hereof.

Properly Contested – means in the case of any obligation of a Borrower for Taxes or other governmental assessments or claims that could result in a Lien, which is not paid as and when due or payable by reason of such Borrower’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Borrower has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such obligation, individually or in the aggregate with other non-payment of obligations due and payable, will not have a Material Adverse Effect and will not result in a forfeiture of any assets of such Borrower; (iv) no Lien is imposed upon any of such Borrower’s assets with respect to such obligation unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Administrative Agent and Canadian Agent (except only with respect to property taxes that have priority as a matter of applicable state law and with respect to Liens securing obligations that do not exceed in the aggregate with respect to all such obligations $1,000,000 per Fiscal Year, unless otherwise consented to by Administrative Agent in its sole discretion) or enforcement of such Lien is stayed (or if such obligation is fully bonded, no enforcement action has been commenced against any of the Collateral) during the period prior to the final resolution or disposition of such dispute; (v) if the obligation results from, or is determined by the entry, rendition or issuance against a Borrower or any of its assets of, a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review or if such obligation is fully bonded, no enforcement action has been commenced against any of the Collateral; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Borrower, such Borrower forthwith pays such obligation and all penalties, interest and other amounts due in connection therewith.

Property – means any interest in any kind of property or asset, whether real, personal or mixed and whether tangible or intangible.

Purchase Money Debt – means and includes (i) Debt (other than the Obligations but including Capitalized Lease Obligations) for the payment of all or any part of the purchase price, or the cost of construction or improvement, of any fixed assets, (ii) any Debt (other than the Obligations but including Capitalized Lease Obligations) incurred at the time of or within one hundred eighty (180) days prior to or after the acquisition or completion of construction or improvement of any property, plant or equipment, as applicable, for the purpose of financing all or any part of the cost thereof, and (iii) any renewals, extensions or refinancings (but not any increases in the principal amounts) thereof outstanding at the time.

Purchase Money Lien – means a Lien upon property, plant or equipment, which secures Purchase Money Debt, but only if such Lien shall at all times be confined solely to the property, plant or equipment (and the proceeds thereof) acquired through the incurrence of the Purchase Money Debt secured by such Lien.

Qualified Accounts – means, with respect to any Borrower, all Accounts that are directly created by such Borrower in the Ordinary Course of Business arising out of the sale of goods or rendition of services by such Borrower and for which an invoice has been sent to the applicable Account Debtor; provided that, except during a period of 90 days after a Business Acquisition with respect to Accounts acquired in such Business Acquisition that, taken together with Qualified Inventory acquired in such Business Acquisition, do not exceed 5% of the Total Borrowing Base immediately prior to such Business Acquisition, no Accounts acquired in connection with a Business Acquisition shall be considered for inclusion as Qualified Accounts until the Acquired Accounts Eligibility Requirement with respect to such Accounts shall have been satisfied.

Qualified Appraisal – means for the purpose of determining the net orderly liquidation value of Eligible Inventory on any date, a written appraisal that is prepared by a Qualified Appraiser, that sets forth the Qualified Appraiser’s estimate of the net orderly liquidation value (net of, among other things, liquidation expenses) of the Eligible Inventory that is the subject of the appraisal and that provides an evaluation opinion as of the date that is no earlier than ninety (90) days prior to the date on which such appraisal is delivered.

Qualified Appraiser – means a Person (other than an officer, agent, director, employee or Affiliate of a Borrower) who has sufficient qualifications, experience and credentials to give an evaluation opinion with respect to Collateral and who is otherwise satisfactory to ~~Administrative Agent~~the Collateral Agents in ~~its~~their reasonable Credit Judgment.

Qualified Inventory – means, with respect to any Borrower, all Inventory that is owned solely by such Borrower and as to which such Borrower has good, valid and marketable and (subject to the immediately succeeding sentence) unencumbered title; provided that, except during a period of 90 days after a Business Acquisition with respect to Inventory acquired in such Business Acquisition that, taken together with Qualified Accounts acquired in such Business Acquisition, does not exceed 5% of the Total Borrowing Base immediately prior to such Business Acquisition, no Inventory acquired in connection with a Business Acquisition shall be considered for inclusion as Qualified Inventory until the Acquired Inventory Eligibility Requirement with respect to such Inventory shall have been satisfied. For the avoidance of doubt, “Qualified Inventory” (a) excludes Inventory in which any Person other than the owner Borrower has any direct or indirect ownership interest or title and (b) excludes Inventory that is subject to any Lien other than Liens permitted pursuant to ~~Section~~Sections 10.2.5(i), (ii), (iii), (v), (vi) and (viii).

Qualifying IPO – means the issuance by Parent or any direct or indirect parent of Parent of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act of 1933, as amended (whether alone or in connection with a secondary public offering).

RCRA – means the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-699li) and all rules and regulations promulgated pursuant thereto.

Real Estate – means all right, title and interest of Borrowers (whether as owner, lessor or lessee) at any time or times held by Borrowers in any real Property or any buildings, structures, parking areas or other improvements thereon (but excluding office leases for locations that do not involve manufacturing, warehousing or distribution activities or do not have any Inventory or Equipment (other than office equipment) at such locations).

Refinancing Conditions – means the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced (plus accrued and unpaid interest, any premium and associated reasonable expenses); (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) no additional Lien is granted to secure it except in the case of refinancings, other Liens covering the property and assets that were subject to Liens permitted hereunder securing the Debt being refinanced; (e) no additional Person is obligated on such Debt; and (f) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt – means Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.3(ii)(a), (vi), (vii) or (viii).

Register – means the register maintained by Administrative Agent in accordance with Section 5.8.2 of this Agreement.

Related Parties – means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Release – means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating of any Hazardous Material in, into, onto or through the Environment.

Reportable Event – means any of the events set forth in Section 4043(b) of ERISA.

Required Canadian Revolver Lenders – means, as of any date of determination, Canadian Revolver Lenders holding more than 50% of the sum of the (a) Canadian Revolver Outstandings (with the aggregate amount of each Canadian Revolver Lender’s risk participation and funded participation in L/C Obligations and Canadian Swing Line Loans being deemed “held” by such Canadian Revolver Lender for purposes of this definition) and (b) aggregate unused Canadian Revolver Commitments; provided that the unused Canadian Revolver Commitment of, and the portion of the Canadian Revolver Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Canadian Revolver Lenders.

Required Lenders – means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) U.S. Revolver Outstandings and Canadian Revolver Outstandings (with the aggregate amount of each U.S. Revolver Lender’s risk participation and funded participation in U.S. L/C Obligations, U.S. Swing Line Loans and Agent Advances being deemed “held” by such U.S. Revolver Lender for purposes of this definition and with the aggregate amount of each Canadian Revolver Lender’s risk participation and funded participation in L/C Obligations and Canadian Swing Line Loans being deemed “held” by such Canadian Revolver Lender for purposes of this definition) and (b) the sum of (i) the aggregate unused U.S. Revolver Commitments, and (ii) the aggregate unused Canadian Revolver Commitments; provided that the unused U.S. Revolver Commitment and the unused Canadian Revolver Commitment of, and the portion of the U.S. Revolver Outstandings and Canadian Revolver Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

Required U.S. Revolver Lenders – means, as of any date of determination, U.S. Revolver Lenders holding more than 50% of the sum of the (a) U.S. Revolver Outstandings (with the aggregate amount of each U.S. Revolver Lender’s risk participation and funded participation in U.S. L/C Obligations, U.S. Swing Line Loans and Agent Advances being deemed “held” by such U.S. Revolver Lender for purposes of this definition) and (b) aggregate unused U.S. Revolver Commitments; provided that the unused U.S. Revolver Commitment of, and the portion of the U.S. Revolver Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required U.S. Revolver Lenders.

Reserve Percentage – means the reserve percentage (expressed as a decimal, rounded upward to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

Response – means (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) investigate, clean up, remove, treat, abate, monitor or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

Restricted Investment – means any acquisition of Property by a Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Equity Interests or Debt, or the purchase or acquisition by such Borrower or any of its Subsidiaries of any other Property, or a loan, advance, capital contribution or subscription, except acquisitions of the following: (i) assets to be used in the Ordinary Course of Business of such Borrower or any of its Subsidiaries so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (ii) inventory held for sale or lease or to be used in the manufacture of goods or the provision of services by such Borrower or any of its Subsidiaries in the Ordinary Course of Business; (iii) Current Assets arising from the sale or lease of goods or the rendition of services in the Ordinary Course of Business of such Borrower or any of its Subsidiaries; and (iv) Cash Equivalents to the extent they are not subject to rights of offset in favor of any Person other than an Agent or a Lender.

Restrictive Agreement – means an agreement (other than any of the Credit Documents) that, if and for so long as a Borrower or any Subsidiary of such Borrower is a party thereto, would prohibit, condition or restrict such Borrower’s or Subsidiary’s right to incur or repay Debt (including any of the Obligations); grant Liens upon any of such Borrower’s or Subsidiary’s assets (including Liens granted in favor of Administrative Agent and Canadian Agent pursuant to the Credit Documents); declare or make Distributions or other Upstream Payments; amend, modify, extend or renew any agreement evidencing Debt (including any of the Credit Documents); or repay any Debt owed to another Borrower.

Ryerson – has the meaning set forth in the preamble to this Agreement.

Ryerson Canada – has the meaning set forth in the preamble to this Agreement.

Ryerson Convertible Notes — means Ryerson’s $175.0 million aggregate principal amount of 3.5% Convertible Senior Notes due 2014.

Ryerson & Son – has the meaning set forth in the preamble to this Agreement.

S&P – means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or any successor to the business of such division in the rating of securities.

Schedule of Accounts – has the meaning set forth in Section 8.2.1 of this Agreement.

SEC – means Securities and Exchange Commission.

Secured Parties – means the Canadian Secured Parties and the U.S. Secured Parties.

Security Documents – means the U.S. Security Documents and the Canadian Security Documents.

Senior Officer – means the chairman of the board of directors, the president or the chief financial officer, chief accounting officer, controller or treasurer of, or in-house legal counsel to, a Borrower.

Senior Secured Notes – means $575,000,000 of Senior Secured Notes issued by Ryerson pursuant to the Senior Secured Notes Indenture.

Senior Secured Notes Indenture – means the indenture under which the Senior Secured Notes are issued.

Shorts Inventory – means, with respect to any Borrower, Qualified Inventory classified by such Borrower as partial Inventory pieces, on the basis that the Inventory has been cut below sales lengths customary for such Borrower’s Qualified Inventory.

Significant Subsidiary – means any Subsidiary which, at the time of determination, is a “significant subsidiary,” as such term is defined on ~~the date of this Agreement~~Closing Date in Regulation S-X of the Securities and Exchange Commission, except that “5 percent” shall be substituted for “10 percent” in each place where it appears in such definition of “significant subsidiary.”

Slow Moving Inventory – means~~,~~ with respect to any Borrower, ~~(a)~~ an amount equal to the Value of such Borrower’s Qualified Inventory ~~(i) that (A) is~~ classified by ~~such Borrower as stock Inventory and (B) has turnover which is calculated to be less than once during any Fiscal Year using such Borrower’s historical and current accounting practices, or that has not sold or been~~Borrower as stock inventory (measured on a stock keeping unit by stock keeping unit basis) (A) that (i) has not been sold or processed within a ~~one-year~~180 day period ~~or (ii) of which there is~~and (ii) which is calculated to have more than ~~a one-year~~365 days of supply based upon the immediately preceding ~~12 months’ purchases (measured on a stock keeping unit by stock keeping unit basis) and (b) upon full implementation of SAP as determined by Administrative Agent in consultation with Borrower Agent,~~6 months of consumption, or (B) to the extent days of supply data in (ii) above is not available then an amount equal to the Value of such Borrower’s Qualified Inventory ~~equal to the amount by which current Value of Inventory exceeds purchases of Inventory for the immediately preceding 12-month period,~~ classified by Borrower as stock inventory (measured on a stock keeping unit by stock keeping unit basis) which has not been sold or processed within the prior 365 day period.

Solvent – means as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person’s Debts (including contingent Debts), (ii) is able to pay all of its Debts as such Debts mature, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, and (iv) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or, with respect to Canadian Borrower or and Canadian Subsidiary Guarantors, is not an “insolvent person” within the meaning of the BIA.

SPC – has the meaning set forth in Section 14.1(h) of this Agreement.

Specified Equity Contribution – has the meaning set forth in Section 10.3.1 to this Agreement.

Subordinated Debt – means unsecured Debt incurred by an Obligor that is expressly subordinated and made junior to the payment and performance in full of the Obligations and contains terms and conditions (including terms relating to interest, fees, repayment and subordination) satisfactory to Administrative Agent and ~~BAS~~MLPFSI.

Subordination Agreements – means collectively any and all other debt subordination agreements or lien subordination agreements executed in favor of Administrative Agent and reasonably acceptable to Administrative Agent.

Subsidiary – means any Person in which more than 50% of its outstanding Voting Stock or more than 50% of all of its Equity Interests are owned directly or indirectly by a Borrower, by one or more other Subsidiaries of such Borrower or by a Borrower and one or more other Subsidiaries (other than Joint Ventures).

Swing Line Lender – means, as applicable, (i) Bank of America in its capacity as the provider of U.S. Swing Line Loans or (ii) Bank of America-Canada Branch in its capacity as the provider of Canadian Swing Line Loans, or any successor provider of U.S. Swing Line Loans or Canadian Swing Line Loans (which shall at all times be a Canadian Resident, except when an Event of Default has occurred and is continuing), as applicable, hereunder.

Syndication Agents – has the meaning set forth in the preamble to this Agreement.

Taxes – means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.

Third-Party Location – means any property that is either owned or leased by (w) a Third-Party Warehouseman, (x) an Outside Processor, (y) a customer or (z) a Vendor.

Third-Party Warehouseman – means any Person on whose premises Qualified Inventory is located, which premises are neither owned nor leased by an Obligor, any customer of or Vendor to a Borrower, or an Outside Processor.

Total Borrowing Base – means the sum of the U.S. Borrowing Base and the Canadian Borrowing Base.

Transactions – means the Acquisition, the issuance of the Senior Secured Notes on the Closing Date pursuant to the Senior Secured Notes Indenture, the entering into and Borrowing under this Agreement, the entry into the other Credit Documents, the Equity Contributions, and the payment of fees, commissions and expenses related to each of the foregoing.

Trigger Event – has the meaning set forth in Section 10.3.1 of this Agreement.

Type – means any type of a Loan (i.e. U.S. Base Rate Loan, Canadian Prime Rate Loan, Canadian Base Rate Loan, BA Rate Loan, Canadian LIBOR Loan or U.S. LIBOR Loan) that is denominated in the same currency, has the same interest option and, in the case of LIBOR Loans or BA Rate Loans, the same Interest Period.

UCC – means the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

Unfinanced Capital Expenditures – means Capital Expenditures that are not Financed Capital Expenditures.

Unreimbursed Amounts – has the meaning set forth in Section 2.3.3.

Upstream Payment – means a payment or distribution of cash or other Property by a Subsidiary of a Borrower to such Borrower, whether in repayment of Debt owed by such Subsidiary to such Borrower, as a dividend or distribution on account of such Borrower’s ownership of Equity Interests or otherwise.

U.S. Availability – means on any date, the amount that U.S. Borrowers are entitled to borrow as U.S. Revolver Loans on such date, such amount being the difference derived when the aggregate principal amount of U.S. Revolver Outstandings (including any amounts that Administrative Agent or U.S. Revolver Lenders may have paid for the account of U.S. Borrowers pursuant to any of the Credit Documents and that have not been reimbursed by U.S. Borrowers) is subtracted from the lesser of (x) the aggregate U.S. Revolver Commitment then in effect and (y) the U.S. Borrowing Base on such date. If the amount outstanding is equal to or greater than the lesser of (x) the aggregate U.S. Revolver Commitment then in effect and (y) the U.S. Borrowing Base, on such date U.S. Availability is zero.

U.S. Base Rate – means the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is a rate set by Bank of America based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

U.S. Base Rate Loan – means a U.S. Revolver Loan that bears interest based on the U.S. Base Rate.

U.S. Borrower – means Ryerson, Ryerson & Son and each U.S. Subsidiary that becomes a “Borrower” hereunder after the Closing Date, as the context may require.

U.S. Borrowing Base – means on any date of determination thereof, an amount equal to (i) the sum of the Accounts Formula Amount attributable to all U.S. Borrowers plus the Inventory Formula Amount attributable to all U.S. Borrowers on such date minus (ii) the Availability Reserve to the extent attributable to U.S. Borrowers in ~~Administrative Agent’s~~the Collateral Agents’ reasonable Credit Judgment on such date; provided that after the Closing Date, ~~Administrative Agent~~the Collateral Agents may adjust the apportionment of the Availability Reserve between the U.S. Revolver and the Canadian Revolver in ~~its~~their discretion.

U.S. Dollars and the sign $ – mean lawful money of the United States of America.

U.S. L/C Obligations – means, as at any date of determination, the aggregate amount available to be drawn under all outstanding U.S. Letters of Credit plus the aggregate of all Unreimbursed Amounts relating to U.S. Letters of Credit, including all L/C Borrowings relating to U.S. Letters of Credit. For all purposes of this Agreement, if on any date of determination a U.S. Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such U.S. Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

U.S. L/C Sublimit – means an amount equal to $200,000,000. The U.S. L/C Sublimit is part of, and not in addition to, the U.S. Revolver.

U.S. Letter of Credit – means a Letter of Credit issued hereunder by the Issuing Bank for the account of U.S. Borrowers.

U.S. LIBOR Loan – means a U.S. Revolver Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable Adjusted LIBOR Rate.

U.S. Obligations – means all (a) principal of and premium, if any, on the U.S. Revolver Loans, U.S. Swingline Loans and Agent Advances, (b) U.S. L/C Obligations and other obligations of U.S. Obligors with respect to U.S. Letters of Credit, (c) interest, expenses, fees and other sums payable by U.S. Obligors under Credit Documents in respect of the foregoing, (d) obligations of U.S. Obligors under any indemnity for Claims arising from the foregoing, (e) Extraordinary Expenses in respect of the foregoing, (f) Bank Product Debt of U.S. Borrowers and any U.S. Subsidiary Guarantors, and (g) other Debts, obligations and liabilities of any kind owing by U.S. Obligors pursuant to the Credit Documents in respect of the foregoing, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

U.S. Obligors – means Parent, the U.S. Borrowers and the U.S. Subsidiary Guarantors.

U.S. Out-of-Formula Condition – has the meaning set forth in Section 2.5.1 of this Agreement.

U.S. Out-of-Formula Loan – means a U.S. Revolver Loan made or existing when U.S. Out-of-Formula Condition exists or the amount of any U.S. Revolver Loan which, when funded, results in U.S. Out-of-Formula Condition.

U.S. Payment Account – means an account maintained by Administrative Agent to which all monies from time to time deposited to a Dominion Account constituting proceeds of Collateral considered in calculating the U.S. Borrowing Base shall be transferred and all other payments shall be sent in immediately available federal funds.

U.S. Revolver – means, at any time, the aggregate amount of the U.S. Revolver Commitments at such time.

U.S. Revolver Borrowing – means a borrowing consisting of simultaneous U.S. Revolver Loans of the same Type and, in the case of U.S. LIBOR Loans, having the same Interest Period made by each of the U.S. Revolver Lenders pursuant to Section 2.1.

U.S. Revolver Commitment – means at any date for any U.S. Revolver Lender, its obligation (a) to make U.S. Revolver Loans to U.S. Borrowers pursuant to Section 2.1.1, (b) to purchase participations in U.S. L/C Obligations, (c) to purchase participations in U.S. Swing Line Loans and (d) to purchase participations in Agent Advances, in an aggregate principal amount at any one time outstanding not to exceed the amount in U.S. Dollars set forth opposite such Lender’s name on Schedule 1 under the caption “U.S. Revolver Commitment” or opposite such caption in the Assignment and Acceptance pursuant to which that Lender becomes party hereto, as applicable, as such amount in U.S. Dollars may be adjusted from time to time in accordance with this Agreement. The aggregate U.S. Revolver Commitment on the ~~Closing~~Amendment No. 1 Effective Date is $~~1,200,000,000.~~1,215,000,000.

U.S. Revolver Lender – means, at any time, any financial institution from time to time party hereto as a “Lender” that has a U.S. Revolver Commitment at such time.

U.S. Revolver Loan – has the meaning specified in Section 2.1.1 and shall include any U.S. Out-of-Formula Loan unless the context otherwise requires.

U.S. Revolver Note – means a U.S. Revolver Note to be executed by U.S. Borrowers in favor of each U.S. Revolver Lender in the form of Exhibit A attached hereto, which shall be in the face amount of such U.S. Revolver Lender’s U.S. Revolver Commitment and which shall evidence all U.S. Revolver Loans made by such U.S. Revolver Lender to U.S. Borrowers pursuant to this Agreement.

U.S. Revolver Outstandings – means the aggregate Outstanding Amount of all U.S. Revolver Loans (including any U.S. Out-of-Formula Loans), U.S. Swing Line Loans, Agent Advances and U.S. L/C Obligations.

U.S. Revolver Percentage – means with respect to any U.S. Revolver Lender at any time, such U.S. Revolver Lender’s Applicable Percentage in respect of the U.S. Revolver at such time.

U.S. Secured Parties – means Administrative Agent, the Collateral Agents, U.S. Revolver Lenders, Issuing Bank as the issuer of U.S. Letters of Credit or and Bank of America, any Lender or any of their Affiliates as the obligee with respect to any Bank Product Debt.

U.S. Security Agreement – means the U.S. Guarantee and Security Agreement substantially in the form of Exhibit M-1.

U.S. Security Documents – means the U.S. Security Agreement and each other security agreement, instrument or other document executed and delivered pursuant to this Agreement or any other Credit Document by a U.S. Borrower in favor of Administrative Agent or a Lender to secure the Obligations.

U.S. Subsidiary – means each Subsidiary of Parent, other than any Non-U.S. Subsidiary.

U.S. Subsidiary Guarantor – means each U.S. Subsidiary that is listed on the signature pages of the U.S. Security Agreement under the caption “Subsidiary Guarantors~~”~~,” each U.S. Subsidiary that, at any time after the Closing Date, became a Subsidiary Guarantor and each U.S. Subsidiary that, at any time after the Closing Date, shall~~, at any time after the date hereof,~~ become a Subsidiary Guarantor pursuant to Section 3.5 of the U.S. Security Agreement.

U.S. Swing Line – means the revolving credit facility made available by the Swing Line Lender to U.S. Borrowers pursuant to Section 2.4.1.

U.S. Swing Line Borrowing – means a borrowing of a U.S. Swing Line Loan pursuant to Section 2.4.1.

U.S. Swing Line Loan – has the meaning specified in Section 2.4.1.

U.S. Swing Line Sublimit – means an amount equal to the lesser of (a) $100,000,000 and (b) the U.S. Revolver. The U.S. Swing Line Sublimit is part of, and not in addition to, the U.S. Revolver.

USA PATRIOT Act – means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Value – means with reference to the value of Inventory, value as shown in the applicable Borrower’s or Subsidiary Guarantor’s perpetual inventory system, consistent with past practice.

Vendor – means a Person that sells Inventory to a Borrower.

Voting Securities – means Equity Interests of any class or classes of a corporation or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote to elect a majority of the corporate directors or Persons performing similar functions.

Wells Amendment No. 1 Fee Letter – means the Fee Letter dated March 10, 2011 between Wells Fargo Capital Finance, LLC and Ryerson.

1.2. Accounting Terms. Unless otherwise specified herein, all terms of an accounting character used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Borrowers and their respective Subsidiaries heretofore delivered to Agents and Lenders and using the same method for inventory valuation as used in such audited financial statements, except for any change required by GAAP; provided that if there occurs after ~~the date of this Agreement~~Closing Date any change in GAAP that affects in any respect the calculation of the financial covenant contained in this Agreement, Administrative Agent and Borrower Agent shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of ~~the date of this Agreement~~Closing Date and, until any such amendments have been agreed upon in writing by Administrative Agent and Borrowers, the applicable covenant shall be calculated as if no such change in GAAP has occurred.

1.3. Other Terms. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein. For purposes of any Collateral located in the Province of Québec or charged by any deed of hypothec (or any other Credit Document) and for all other purposes pursuant to which the interpretation or construction of a Credit Document may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (i) “personal property” shall be deemed to include “movable property,” (ii) “real property” shall be deemed to include “immovable property” and an “easement” shall be deemed to include a “servitude,” (iii) “tangible property” shall be deemed to include “corporeal property,” (iv) “intangible property” shall be deemed to include “incorporeal property,” (v) “security interest” and “mortgage” shall be deemed to include a “hypothec,” (vi) all references to filing, registering or recording financing statements or other required documents under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Quebec, and all references to releasing any Lien shall be deemed to include a release, discharge and mainlevee of a hypothec, (vii) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (viii) any “right of offset,” “right of setoff” or similar expression shall be deemed to include a “right of compensation,” (ix) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (x) an “agent” shall be deemed to include a “mandatary.”

1.4. Certain Matters of Construction. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references (a) to laws or statutes include related rules, interpretations, regulations and amendments of same and any successor provisions; (b) to any agreement, instrument or other documents (including any of the Credit Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms thereof; (c) to any Person shall mean and include the successors and permitted assigns of such Person; (d) to “including” and “include” shall be understood to mean “including, without limitation” (and, for purposes of this Agreement and each other Credit Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); (e) to the time of day shall mean the time of day on the day in question in Los Angeles, California, unless otherwise expressly provided in this Agreement; (f) to any section mean, unless the context otherwise requires, a section of this Agreement; or (g) to any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such

Default or Event of Default is waived in writing in accordance with the terms of this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing in accordance with the terms of this Agreement. All calculations of Value shall be in U.S. Dollars, all U.S. Revolver Loans, U.S. Swing Line Loans and Agent Advances shall be funded in U.S. Dollars, all U.S. Obligations shall be repaid in U.S. Dollars, all Canadian Revolver Loans and Canadian Swing Line Loans may be funded only in U.S. Dollars or Canadian Dollars and all Canadian Obligations shall be repaid in the currency in which they were funded or otherwise in U.S. Dollars. Unless the context otherwise requires, all determinations (including calculations of the U.S. Borrowing Base, the Canadian Borrowing Base and financial covenant) made from time to time under the Credit Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Administrative Agent in its reasonable Credit Judgment (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Administrative Agent, Issuing Bank, any Collateral Agent or any Lender under any Credit Documents. Whenever the phrase “to the best of a Borrower’s knowledge” or words of similar import relating to the knowledge or the awareness of a Borrower are used in this Agreement or other Credit Documents, such phrase shall mean and refer to the actual or constructive knowledge of a Senior Officer of any Borrower. Any Lien referred to in this Agreement or any of the other Credit Documents as having been created in favor of Administrative Agent, any agreement entered into by Administrative Agent pursuant to this Agreement or any of the other Credit Documents, any payment made by or to, or funds received by, Administrative Agent pursuant to or as contemplated by any of the Credit Documents, or any other act taken or omitted to be taken by Administrative Agent shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted for the benefit or account of Administrative Agent and the applicable Secured Parties.

1.5. Currency Equivalents Generally. Any amount specified for payment in this Agreement or any of the other Credit Documents to be in U.S. Dollars shall also include the equivalent of such amount in any currency other than U.S. Dollars and any amount specified for payment in this Agreement or any of the other Credit Documents to be in Canadian Dollars shall also include the equivalent of such amount in any currency other than Canadian Dollars (in each case, the “Equivalent Amount”), such Equivalent Amount thereof in the applicable currency to be determined by Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with U.S. Dollars or Canadian Dollars, as the case may be. For purposes of this Section 1.5, the “Spot Rate” for a currency means the rate determined by Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 8:00 a.m. on the date one Business Day prior to the date of such determination; provided that Administrative Agent may obtain such spot rate from another financial institution designated by Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

1.6. Collateral Agents. In the event that, with respect to any matter herein or in any other Credit Document that requires or permits a decision, exercise of discretion or other determination by the Collateral Agents (including matters relating to Availability Reserves and other matters affecting the calculation of the Canadian Borrowing Base, the U.S. Borrowing Base or the Total Borrowing Base), the Collateral Agents do not all agree on such determination, the same shall reflect the determination of the Collateral Agent that asserts the most conservative Credit Judgment on behalf of the Lenders, provided that, to the extent that there are three Collateral Agents and at least two of the three Collateral Agents are in agreement in their determination, such determination shall prevail. Any Collateral Agent may in its sole discretion resign from acting in such capacity upon written notice to the Administrative Agent, the other Collateral Agents (if any) and the Borrower Agent. In the event that there shall exist no Person acting in the capacity of Collateral Agent, any references herein and the other Credit Documents to the Collateral Agents shall be deemed to refer to the Administrative Agent. For the avoidance of doubt, Administrative Agent shall have the sole and exclusive authority to act as collateral agent for the Secured Parties for purposes of perfecting and administering Liens granted by the U.S. Obligors securing the Obligations under the Credit Documents and for all other purposes stated therein (other than the authority specifically granted to the Collateral Agents herein), and Canadian Agent shall have the sole and exclusive authority to act as collateral agent for Canadian Secured Parties for purposes of perfecting and administering all Liens granted to it and securing the Canadian Obligations under the Credit Documents and for all other purposes stated therein (other than the authority specifically granted to the Collateral Agents herein).

SECTION 2. THE COMMITMENTS AND CREDIT EXTENSIONS

2.1. The Loans.

2.1.1. U.S. Revolver Borrowings. Subject to the terms and conditions set forth herein (including the provisions of Section 2.5.1), each U.S. Revolver Lender severally agrees to make loans in U.S. Dollars (each such loan, a “U.S. Revolver Loan”) to U.S. Borrowers from time to time, on any Business Day during the period from the ~~date hereof~~Closing Date through the Commitment Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of that U.S. Revolver Lender’s Applicable Percentage of U.S. Availability; provided, however, that after giving effect to any Borrowing of U.S. Revolver Loans:

(i) the U.S. Revolver Outstandings shall not exceed the U.S. Borrowing Base;

(ii) the sum of (A) the U.S. Revolver Outstandings plus (B) the Canadian Revolver Outstandings shall not exceed the Total Borrowing Base, and

(iii) the sum of (A) the aggregate Outstanding Amount of the U.S. Revolver Loans of any U.S. Revolver Lender plus (B) that Lender’s U.S. Revolver Percentage of the Outstanding Amount of all U.S. Swing Line Loans, U.S. L/C Obligations and Agent Advances shall not exceed that Lender’s U.S. Revolver Commitment.

Within the limits of each U.S. Revolver Lender’s U.S. Revolver Commitment, and subject to the other terms and conditions hereof, U.S. Borrower may borrow under this Section 2.1.1, prepay under Section 5, and reborrow under this Section 2.1.1. U.S. Revolver Loans (other than U.S. Out-of-Formula Loans that shall be U.S. Base Rate Loans only) may be U.S. Base Rate Loans or U.S. LIBOR Loans, as further provided herein.

2.1.2. Canadian Revolver Borrowings. Subject to the terms and conditions set forth herein (including the provisions of Section 2.5), each Canadian Revolver Lender severally agrees to make loans (each such loan, a “Canadian Revolver Loan”) in Canadian Dollars or U.S. Dollars (as requested by Borrower Agent) to Canadian Borrower from time to time, on any Business Day during the period commencing on the Closing Date through the Commitment Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of that Canadian Revolver Lender’s Applicable Percentage of Canadian Availability; provided, however, that after giving effect to any Borrowing of Canadian Revolver Loans:

(i) the Canadian Revolver Outstandings shall not exceed the Canadian Borrowing Base;

(ii) the sum of (A) the Canadian Revolver Outstandings, plus (B) the U.S. Revolver Outstandings shall not exceed the Total Borrowing Base; and

(iii) the sum of (A) the aggregate Outstanding Amount of the Canadian Revolver Loans of any Canadian Revolver Lender, (B) that Lender’s Canadian Revolver Percentage of the Outstanding Amount of all Canadian L/C Obligations and (C) that Lender’s Canadian Revolver Percentage of the Outstanding Amount of all Canadian Swing Line Loans shall not exceed that Lender’s Canadian Revolver Commitment.

Within the limits of each Canadian Revolver Lender’s Canadian Revolver Commitment, and subject to the other terms and conditions hereof, Canadian Borrower may borrow under this Section 2.1.2, prepay under Section 5, and reborrow under this Section 2.1.2. Canadian Revolver Loans denominated in U.S. Dollars may be Canadian Base Rate Loans or Canadian LIBOR Loans, and Canadian Revolver Loans denominated in Canadian Dollars may be BA Rate Loans or Canadian Prime Rate Loans, in each case as further provided herein; provided that Canadian Out-of-Formula Loans may be Canadian Base Rate Loans or Canadian Prime Rate Loans only.

2.2. Borrowings, Conversions and Continuations of Loans.

2.2.1. Each Borrowing (other than U.S. Swing Line Loans, Canadian Swing Line Loans and Agent Advances), each conversion of U.S. Revolver Loans or Canadian Revolver Loans from one Type to another, and each continuation of LIBOR Loans or BA Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to Administrative Agent, which may be given by telephone. Each such notice must be received by Administrative Agent not later than 11:00 a.m.:

(i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of U.S. LIBOR Loans, Canadian LIBOR Loans or BA Rate Loans, or of any conversion of Canadian LIBOR Loans or U.S. LIBOR Loans to Canadian Base Rate Loans or U.S. Base Rate Loans, as the case may be, or any conversion of BA Rate Loans to Canadian Prime Rate Loans; and

(ii) one Business Day prior to the requested date of any Borrowing of U.S. Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans.

Each telephonic notice by the applicable Borrower pursuant to this Section 2.2.1 must be confirmed promptly by delivery to Administrative Agent of a written Notice of Borrowing, appropriately completed and signed by an Authorized Employee of such Borrower.

Each Borrowing of, conversion to or continuation of U.S. LIBOR Loans or Canadian LIBOR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Borrowing of, conversion to or continuation of BA Rate Loans shall be in a principal amount of Cdn$1,000,000 or a whole multiple of Cdn$500,000 in excess thereof. Except for Agent Advances and as provided in Sections 2.3.3 and 2.4.1(c), each Borrowing of or conversion to U.S. Base

Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.3.3 and 2.4.2(c), (i) each Borrowing of or conversion to Canadian Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, and (ii) each Borrowing of or conversion to Canadian Prime Rate Loans shall be in a principal amount of Cdn$500,000 or a whole multiple of Cdn$100,000 in excess thereof.

Each Notice of Borrowing (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a U.S. Revolver Borrowing, a Canadian Revolver Borrowing, a conversion of U.S. Revolver Loans or Canadian Revolver Loans from one Type to another, or a continuation of U.S. LIBOR Loans, Canadian LIBOR Loans or BA Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing U.S. Revolver Loans or Canadian Revolver Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the applicable Borrower fails to specify a Type of Loan in a Notice of Borrowing or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable U.S. Revolver Loans shall be made as, or converted to, U.S. Base Rate Loans or the applicable Canadian Revolver Loans (i) if denominated in Canadian Dollars, shall be made as, or converted to, Canadian Prime Rate Loans, or (ii) if denominated in U.S. Dollars, shall be made as, or converted to, Canadian Base Rate Loans. Any such automatic conversion to U.S. Base Rate Loans, Canadian Prime Rate Loans or Canadian Base Rate Loans, as applicable, shall be effective as of the last day of the Interest Period then in effect with respect to the applicable U.S. LIBOR Loans, Canadian LIBOR Loans or BA Rate Loans. If the applicable Borrower requests a Borrowing of, conversion to, or continuation of U.S. LIBOR Loans, Canadian LIBOR Loans or BA Rate Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, no Canadian Swing Line Loan nor any U.S. Swing Line Loan may be converted to a U.S. LIBOR Loan, Canadian LIBOR Loan or a BA Rate Loan.

2.2.2. Following receipt of a Notice of Borrowing, Administrative Agent shall promptly notify each relevant Lender of the amount of its Pro Rata share of the applicable U.S. Revolver Loans or Canadian Revolver Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, Administrative Agent shall notify each Lender of the details of any automatic conversion to U.S. Base Rate Loans, Canadian Prime Rate Loans or Canadian Base Rate Loans, as applicable, described in Section 2.2.1. In the case of a Borrowing of U.S. Revolver Loans or a Borrowing of Canadian Revolver Loans, each relevant Lender shall make the amount of its Loan available to the applicable Agent in immediately available funds at the appropriate Administrative Agent’s Office not later than 11:00 a.m. on the Business Day specified in the applicable Notice of Borrowing. Upon satisfaction of the applicable conditions set forth in Section 11.2 (and, if such Borrowing is the initial Credit Extension, Section 11.1), the applicable Agent shall make all funds so received available to the applicable Borrower in like funds as received by the applicable Agent either by (i) crediting the account of such Borrower on the books of Bank of America or Bank of America-Canada Branch, as applicable, with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the applicable Agent by such Borrower; provided, however, that (x) if, on the date a Notice of Borrowing with respect to a U.S. Revolver Borrowing is given by U.S. Borrowers, there are L/C Borrowings outstanding which relate to U.S. Letters of Credit, then the proceeds of such U.S. Revolver Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to U.S. Borrowers as provided above or (y) if, on the date a Notice of Borrowing with respect to a Canadian Revolver Borrowing is given by Canadian Borrower, there are L/C Borrowings outstanding which relate to the Canadian Letters of Credit, then the proceeds of such Canadian Revolver Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to Canadian Borrower as provided above.

2.2.3. Except as otherwise provided herein, a U.S. LIBOR Loan, Canadian LIBOR Loan or BA Rate Loan may be continued or converted only on the last day of an Interest Period for such U.S. LIBOR Loan, Canadian LIBOR Loan or BA Rate Loan, as the case may be. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as U.S. LIBOR Loans without the consent of the Required U.S. Revolver Lenders. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Canadian LIBOR Loans or BA Rate Loans without the consent of the Required Canadian Revolver Lenders.

2.2.4. The applicable Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for U.S. LIBOR Loans, Canadian LIBOR Loans or BA Rate Loans upon determination of such interest rate. At any time that U.S. Base Rate Loans are outstanding, Administrative Agent shall notify U.S. Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the U.S. Base Rate promptly following the public announcement of such change. At any time that Canadian Base Rate Loans are outstanding, Canadian Agent shall notify Canadian Borrower and the Canadian Revolver Lenders of any change in Bank of America-Canada Branch’s base rate used in determining the Canadian Base Rate promptly following the public announcement of such change. At any time that Canadian Prime Rate Loans are outstanding, Canadian Agent shall notify Canadian Borrower and the Canadian Revolver Lenders of any change in the Canadian Prime Rate promptly following the public announcement of such change.

2.2.5. After giving effect to all U.S. Revolver Borrowings, all conversions of U.S. Revolver Loans from one Type to the other, and all continuations of U.S. Revolver Loans as the same Type, there shall not be more than twenty (20) Interest Periods in effect in respect of the U.S. Revolver. After giving effect to all Canadian Revolver Borrowings, all conversions of Canadian Revolver Loans from one Type to another, and all continuations of Canadian Revolver Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Canadian Revolver.

2.3. Letters of Credit.

2.3.1. Letter of Credit Commitments.

(i) Subject to the terms and conditions set forth herein:

(a) the Issuing Bank agrees, in reliance upon the respective agreements of the U.S. Revolver Lenders and the Canadian Revolver Lenders set forth in this Section 2.3, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue U.S. Letters of Credit and Canadian Letters of Credit, and to amend or extend U.S. Letters of Credit or Canadian Letters of Credit previously issued by it, in accordance with Section 2.3.2, and (2) to honor drawings under such Letters of Credit;

(b) the U.S. Revolver Lenders severally agree to participate in U.S. Letters of Credit and any drawings thereunder based on their Applicable Percentage;

(c) after giving effect to any L/C Credit Extension with respect to any U.S. Letter of Credit:

(w) the U.S. Revolver Outstandings shall not exceed the U.S. Borrowing Base;

(x) the sum of (1) the U.S. Revolver Outstandings plus (2) the Canadian Revolver Outstandings shall not exceed the Total Borrowing Base,

(y) the sum of (1) the aggregate Outstanding Amount of the U.S. Revolver Loans of any U.S. Revolver Lender plus (2) that Lender’s U.S. Revolver Percentage of the Outstanding Amount of all U.S. L/C Obligations plus (3) that Lender’s U.S. Revolver Percentage of the Outstanding Amount of all U.S. Swing Line Loans and Agent Advances shall not exceed that Lender’s U.S. Revolver Commitment, and

(z) the Outstanding Amount of the U.S. L/C Obligations shall not exceed the U.S. L/C Sublimit;

(d) the Canadian Revolver Lenders severally agree to participate in Canadian Letters of Credit and any drawings thereunder based on their Applicable Percentage; and

(e) after giving effect to any L/C Credit Extension with respect to any Canadian Letter of Credit:

(w) the Canadian Revolver Outstandings shall not exceed the Canadian Borrowing Base;

(x) the sum of (1) the Canadian Revolver Outstandings plus (2) the U.S. Revolver Outstandings shall not exceed the Total Borrowing Base,

(y) the sum of (1) the aggregate Outstanding Amount of the Canadian Revolver Loans of any Canadian Revolver Lender plus (2) that Lender’s Canadian Revolver Percentage of the Outstanding Amount of all Canadian L/C Obligations plus (3) that Lender’s Canadian Revolver Percentage of the Outstanding Amount of all Canadian Swing Line Loans shall not exceed that Lender’s Canadian Revolver Commitment, and

(z) the Outstanding Amount of the Canadian L/C Obligations shall not exceed the Canadian L/C Sublimit.

Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the ability of the respective Borrowers to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The Issuing Bank shall not issue any Letter of Credit if:

(a) subject to Section 2.3.2(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required U.S. Revolver Lenders or the Required Canadian Revolver Lenders, as applicable, have approved such expiry date; or

(b) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the U.S. Revolver Lenders or all the Canadian Revolver Lenders, as applicable, have approved such expiry date.

(iii) The Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

(a) any order, judgment or decree of any Governmental Authority or arbitrator binding on the Issuing Bank shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date;

(b) such Letter of Credit, if a U.S. Letter of Credit, is to be denominated in a currency other than U.S. Dollars or such Letter of Credit, if a Canadian Letter of Credit, is to be denominated in a currency other than U.S. Dollars or Canadian Dollars;

(c) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(d) the form of the proposed Letter of Credit is not satisfactory to Administrative Agent and Issuing Bank in their reasonable discretion.

(iv) The Issuing Bank shall not amend any Letter of Credit if the Issuing Bank would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The Issuing Bank shall act on behalf of the U.S. Revolver Lenders or the Canadian Revolver Lenders, as applicable, with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (A) provided to Administrative Agent in Section 9 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 13 included the Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Bank.

2.3.2. Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the Issuing Bank (with a copy to Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an Authorized

Employee of such Borrower. Such Letter of Credit Application must be received by the Issuing Bank and Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as Administrative Agent and the Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Issuing Bank may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Bank (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the Issuing Bank may reasonably require. Additionally, the applicable Borrower shall furnish to the Issuing Bank and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Issuing Bank or Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the Issuing Bank will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the Issuing Bank will provide Administrative Agent with a copy thereof. Unless the Issuing Bank has received written notice from any U.S. Revolver Lender or Canadian Revolver Lender, as applicable, Administrative Agent or any Obligor, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 11.2 shall not then be satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each U.S. Revolver Lender or Canadian Revolver Lender, as applicable, shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Revolver Lender’s Applicable Percentage or such Canadian Revolver Lender’s Applicable Percentage, as applicable, times the amount of such Letter of Credit.

(iii) If a Borrower so requests in any applicable Letter of Credit Application, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, such Borrower shall not be required to make a specific request to the Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolver Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Issuing Bank shall not permit any such extension if (A) the Issuing Bank has determined that it would not be permitted, or would have no obligation on the Non-Extension Notice Date to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.3.1 or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date from Administrative Agent, any U.S. Revolver Lender or Borrower Agent, or any Canadian Revolver Lender or Canadian Borrower, as applicable, that one or more of the applicable conditions specified in Section 11.2 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Bank will also deliver to the applicable Borrower and Administrative Agent a true and complete copy of such Letter of Credit or amendment.

2.3.3. Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the applicable Borrower and Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the Issuing Bank under a Letter of Credit (each such date, an “Honor Date”), the applicable Borrower shall reimburse the Issuing Bank through the applicable Agent in an amount equal to the amount of such drawing, or if the applicable Borrower fails to so reimburse the Issuing Bank by such time, Administrative Agent shall promptly notify each U.S. Revolver Lender or Canadian Revolver Lender, as applicable, of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such U.S. Revolver Lender’s U.S. Revolver Percentage or Canadian Revolver Lender’s Canadian Revolver Percentage, as applicable, thereof. In such event, the applicable Borrower shall be deemed to have requested a Borrowing of U.S. Base Rate Loans or a Borrowing of Canadian Base Rate Loans or Canadian Prime Rate Loans, as applicable, to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the time at which notices are required to be delivered or the minimum and multiples specified in Section 2.2 for the principal amount of U.S. Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans, as applicable, but subject to the amount of the unutilized portion of the U.S. Revolver Commitments or Canadian Revolver Commitments, as applicable. Any notice given by the Issuing Bank or Administrative Agent pursuant to this Section 2.3.3 may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each U.S. Revolver Lender or Canadian Revolver Lender, as applicable, shall upon any notice pursuant to Section 2.3.3 make funds available to the applicable Agent for the account of the Issuing Bank at the appropriate Administrative Agent’s Office in an amount equal to its U.S. Revolver Percentage or Canadian Revolver Percentage, as applicable, of the Unreimbursed Amount not later than 11:00 a.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.3.3(iii), each U.S. Revolver Lender or Canadian Revolver Lender, as applicable, that so makes funds available shall be deemed to have made a U.S. Base Rate Loan to U.S. Borrowers or a Canadian Base Rate Loan or Canadian Prime Rate Loan to Canadian Borrower, as applicable, in such amount. The applicable Agent shall remit the funds so received to the Issuing Bank.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of U.S. Base Rate Loans or a Borrowing of Canadian Base Rate Loans or Canadian Prime Rate Loans, as applicable, the applicable Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each U.S. Revolver Lender’s or Canadian Revolver Lender’s, as applicable, payment to the applicable Agent for the account of the Issuing Bank pursuant to Section 2.3.3(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from that Lender in satisfaction of its participation obligation under this Section 2.3.

(iv) Until ~~each~~a U.S. Revolver Lender or Canadian Revolver Lender funds its U.S. Revolver Loan or Canadian Revolver Loan, respectively, or L/C Advance pursuant to this Section 2.3.3 to reimburse the Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of that Lender’s U.S. Revolver Percentage or Canadian Revolver Percentage, as applicable, of such amount shall be solely for the account of the Issuing Bank.

(v) Each U.S. Revolver Lender’s or Canadian Revolver Lender’s obligation to make U.S. Revolver Loans or Canadian Revolver Loans, as applicable, or L/C Advances to reimburse the Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.3.3, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which that Lender may have against the Issuing Bank, the applicable Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein.

(vi) If any U.S. Revolver Lender or Canadian Revolver Lender, as applicable, fails to make available to the applicable Agent for the account of the Issuing Bank any amount required to be paid by that Lender pursuant to the foregoing provisions of this Section 2.3.3 by the time specified in Section 2.3.3(ii), the Issuing Bank shall be entitled to recover from that Lender (acting through the applicable Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Bank at a rate per annum equal to the greater of the Federal Funds Rate (or, in respect of any Letters of Credit under the Canadian Revolver, the Canadian Prime Rate) and a rate determined by the Issuing Bank in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Issuing Bank in connection with the foregoing. If that Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute that Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the Issuing Bank submitted to any U.S. Revolver Lender or Canadian Revolver Lender, as applicable (through the applicable Agent), with respect to any amounts owing under this Section 2.3.3(vi) shall be conclusive absent manifest error.

2.3.4. Repayment of Participations.

(i) At any time after the Issuing Bank has made a payment under any Letter of Credit and has received from any U.S. Revolver Lender or Canadian Revolver Lender, as applicable, that Lender’s L/C Advance in respect of such payment in accordance with Section 2.3.3, if the applicable Agent receives for the account of the Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the applicable Agent), the applicable Agent will distribute to that Lender its U.S. Revolver Percentage or Canadian Revolver Percentage, as applicable, thereof in the same funds as those received by the applicable Agent.

(ii) If any payment received by the applicable Agent for the account of the Issuing Bank pursuant to Section 2.3.3(i) is required to be returned under any of the circumstances described in Section 12.4 (including pursuant to any settlement entered into by the Issuing Bank in its discretion), each U.S. Revolver Lender or Canadian Revolver Lender, as applicable, shall pay to the applicable Agent for the account of the Issuing Bank its U.S. Revolver Percentage or Canadian Revolver Percentage, as applicable, thereof on demand of the applicable Agent, plus interest thereon from the date of such demand to the date such amount is returned by that Lender, at a rate per annum equal to the Federal Funds Rate (or, in respect of any Letters of Credit denominated in Canadian Dollars, the Canadian Prime Rate) from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

2.3.5. Obligations Absolute. The obligation of the applicable Borrower to reimburse the Issuing Bank for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Credit Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that such Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower or any of its Subsidiaries.

The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will promptly notify the Issuing Bank. The applicable Borrower shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.

2.3.6. Role of Issuing Bank. Each Lender and the applicable Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Bank, any Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the U.S. Revolver Lenders or the Canadian Revolver Lenders, as applicable, or the Required U.S. Revolver Lenders or Required Canadian Revolver Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The applicable Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Bank, any Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.3.5; provided, however, that anything in such clauses to the contrary notwithstanding, the applicable Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the Issuing Bank’s willful misconduct or gross negligence or the Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and, except in the case of its own gross negligence or willful misconduct, the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

2.3.7. Cash Collateral. Upon the request of Administrative Agent, if, as of the Letter of Credit Expiration Date, any U.S. L/C Obligation or Canadian L/C Obligation for any reason remains outstanding, the applicable Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all such U.S. L/C Obligations or Canadian L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of Administrative Agent, the applicable Issuing Bank or the applicable Swingline Lender, the applicable Borrower shall deliver to Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 4.2 and any Cash Collateral provided by the Defaulting Lender). Sections 2.5 and 12.3.7 set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.3, Section 2.5 and Section 12.3.7, each Borrower hereby grants to the applicable Agent, for the benefit of the applicable Issuing Bank and Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts at Bank of America or Bank of America-Canada Branch, as applicable. If at any time Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the applicable Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all U.S. L/C Obligations or Canadian L/C Obligations, the applicable Borrower will, forthwith upon demand by Administrative Agent, pay to the applicable Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under ~~applicable~~Applicable Laws, to reimburse the Issuing Bank.

2.3.8. Applicability of ISP and UCP. Unless otherwise expressly agreed by the Issuing Bank and the applicable Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

2.3.9. Letter of Credit Fees. U.S. Borrower shall pay to Administrative Agent for the account of each U.S. Revolver Lender in accordance with its U.S. Revolver Percentage and Canadian Borrower shall pay to Canadian Agent for the account of each Canadian Revolver Lender in accordance with its Canadian Revolver Percentage, a Letter of Credit fee (the “Letter of Credit Fee”) for each U.S. Letter of Credit or Canadian Letter of Credit, as applicable, equal to the Applicable Margin in effect for LIBOR or BA Rate Loans, respectively, times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Issuing Bank pursuant to Section 2.3.7 shall be payable, to the maximum extent permitted by Applicable Law, to the other Lenders in accordance with the upward adjustments in their U.S. Revolver Percentage or Canadian Revolver Percentage allocable to such Letter of Credit pursuant to Section 4.2.1(d), with the balance of such fee, if any, payable to the Issuing Bank for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each Fiscal Quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

2.3.10. Fronting Fee and Documentary and Processing Charges Payable to Issuing Bank. U.S. Borrowers or Canadian Borrower, as applicable, shall pay directly to the applicable Issuing Bank for its own account a fronting fee with respect to each U.S. Letter of Credit or Canadian Letter of Credit, as applicable, at a rate equal to 0.125% per annum on the daily amount available to be drawn under each Letter of Credit. Such fronting fee shall be due and payable quarterly in arrears, on the first Business Day of each Fiscal Quarter, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the applicable Borrower shall pay directly to the Issuing Bank for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred.

2.3.11. Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.3.12. Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, one of its Subsidiaries, U.S. Borrowers or Canadian Borrower, as applicable, shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of one of its Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of its Subsidiaries.

2.3.13. Replacement of Issuing Lender. An Issuing Bank may be replaced at any time by written agreement among the applicable Borrower, the applicable Agent and the successor Issuing Bank. Such Agent shall notify the applicable Lenders of any such replacement. At the time any such replacement becomes effective, the applicable Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Sections 2.3.9 and 2.3.10. On and after the effective date of any such replacement, (i) the successor Issuing Bank will have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” will be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After an Issuing Bank is replaced, it will remain a party hereto and will continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it before such replacement, but will not be required to issue additional Letters of Credit.

2.3.14. Additional Issuing Banks. The Agent Borrower may, at any time and from time to time with the consent of the applicable Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders (subject to the satisfaction of the conditions with respect thereto set forth in the definition of “Issuing Bank”) to act as an Issuing Bank; provided that the total number of Lenders so designated at any time shall not exceed five. Any Lender designated as an Issuing Bank pursuant to this Section 2.3.14 shall be deemed to be an “Issuing Bank” for the purposes of this Agreement (in addition to being a Lender) with respect to Letters of Credit issued by such Lender.

2.4. Swing Line Loans.

2.4.1. U.S. Swing Line Loans.

(a) The U.S. Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other U.S. Revolver Lenders set forth in this Section 2.4, to make loans (each such loan, a “U.S. Swing Line Loan”) to U.S. Borrowers from time to time on any Business Day during the period commencing on the ~~date hereof~~Closing Date through the Commitment Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the U.S. Swing Line Sublimit, notwithstanding the fact that such U.S. Swing Line Loans, when aggregated with the sum of the Outstanding Amount of U.S. Revolver Loans of such Lender acting as Swing Line Lender and such Lender’s U.S. Revolver Percentage of the Outstanding Amount of all U.S. L/C Obligations, may exceed the amount of that Lender’s U.S. Revolver Commitment; provided, however, that after giving effect to any U.S. Swing Line Loan, (i) the U.S. Revolver Outstandings shall not exceed the U.S. Borrowing Base at such time, and (ii) the aggregate Outstanding Amount of the U.S. Revolver Loans of any U.S. Revolver Lender at such time, plus such U.S. Revolver Lender’s U.S. Revolver Percentage of the Outstanding Amount of all U.S. L/C Obligations at such time, plus such U.S. Revolver Lender’s U.S. Revolver Percentage of the Outstanding Amount of all U.S. Swing Line Loans and Agent Advances at such time shall not exceed that Lender’s U.S. Revolver Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, U.S. Borrowers may borrow under this Section 2.4, prepay under Section 5.2.3, and reborrow under this Section 2.4; provided that U.S. Borrowers shall not use the proceeds of any U.S. Swing Line Loan to refinance any outstanding U.S. Swing Line Loan. Each U.S. Swing Line Loan shall bear interest only at a rate based on the U.S. Base Rate. Immediately upon the making of a U.S. Swing Line Loan, each U.S. Revolver Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such U.S. Swing Line Loan in an amount equal to the product of such U.S. Revolver Lender’s U.S. Revolver Percentage times the amount of such U.S. Swing Line Loan.

(b) Borrowing Procedures. Each U.S. Swing Line Borrowing shall be made upon U.S. Borrower’s irrevocable notice to the Swing Line Lender and Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and Administrative

Agent not later than 11:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and Administrative Agent of a written Notice of Borrowing, appropriately completed and signed by an Authorized Employee of U.S. Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Notice of Borrowing, the Swing Line Lender will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has also received such Notice of Borrowing and, if not, the Swing Line Lender will notify Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from Administrative Agent (including at the request of any U.S. Revolver Lender) prior to 11:00 a.m. on the date of the proposed U.S. Swing Line Borrowing (A) directing the Swing Line Lender not to make such U.S. Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.4.1(a), or (B) that one or more of the applicable conditions specified in Section 11.2 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, promptly on the borrowing date specified in such Notice of Borrowing, make the amount of its U.S. Swing Line Loan available to U.S. Borrower at its office by crediting the account of U.S. Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of U.S. Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of U.S. Borrower which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf, that each U.S. Revolver Lender make a U.S. Base Rate Loan in an amount equal to that Lender’s U.S. Revolver Percentage of the amount of U.S. Swing Line Loans then outstanding; provided that the Swing Line Lender shall be deemed to have made such a request as of the Wednesday of each week (provided that if such day is not a Business Day, such request shall be deemed to have been made as of the next succeeding Business Day) unless the Swing Line Lender shall otherwise notify the U.S. Revolver Lenders. Such request shall be made in writing (which written request shall be deemed to be a Notice of Borrowing for purposes hereof) and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of U.S. Base Rate Loans or the time for borrowing, but subject to the unutilized portion of the U.S. Revolver and the conditions set forth in Section 11.2. The Swing Line Lender shall furnish U.S. Borrower with a copy of the applicable Notice of Borrowing promptly after delivering such notice to Administrative Agent. Each U.S. Revolver Lender shall make an amount equal to its U.S. Revolver Percentage of the amount specified in such Notice of Borrowing available to Administrative Agent in immediately available funds for the account of the Swing Line Lender at Bank of America not later than 12:00 noon on the day specified in such Notice of Borrowing, whereupon, subject to Section 2.4(c)(ii), each U.S. Revolver Lender that so makes funds available shall be deemed to have made a U.S. Base Rate Loan to U.S. Borrower in such amount. Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any U.S. Swing Line Loan cannot be refinanced by such a U.S. Revolver Borrowing in accordance with Section 2.4(c)(i), the request for U.S. Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the U.S. Revolver Lenders fund its risk participation in the relevant U.S. Swing Line Loan and each U.S. Revolver Lender’s payment to Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.4(c)(i) shall be deemed payment in respect of such participation.

(iii) If any U.S. Revolver Lender fails to make available to Administrative Agent for the account of the Swing Line Lender any amount required to be paid by that Lender pursuant to the foregoing provisions of this Section 2.4(c) by the time specified in Section 2.4(c)(i), the Swing Line Lender shall be entitled to recover from that Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If that Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute that Lender’s Loan included in the relevant Borrowing or funded participation in the relevant U.S. Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each U.S. Revolver Lender’s obligation to make U.S. Revolver Loans or to purchase and fund risk participations in U.S. Swing Line Loans pursuant to this Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which that Lender may have against the Swing Line Lender, U.S. Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of risk participations shall relieve or otherwise impair the obligation of U.S. Borrower to repay U.S. Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any U.S. Revolver Lender has purchased and funded a risk participation in a U.S. Swing Line Loan, if the Swing Line Lender receives any payment on account of the applicable U.S. Swing Line Loan, the Swing Line Lender will promptly distribute to such U.S. Revolver Lender its U.S. Revolver Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any U.S. Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 5.5 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each U.S. Revolver Lender shall pay to the Swing Line Lender its U.S. Revolver Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing U.S. Borrower for interest on U.S. Swing Line Loans. Until each U.S. Revolver Lender funds its U.S. Base Rate Loan or risk participation pursuant to this Section 2.4 to refinance such U.S. Revolver Lender’s U.S. Revolver Percentage of any U.S. Swing Line Loan, interest in respect of such U.S. Revolver Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. U.S. Borrower shall make all payments of principal and interest in respect of the U.S. Swing Line Loans directly to the Swing Line Lender.

(g) Repayment of U.S. Swing Line Loans. To the extent not previously refinanced under Section 2.4.1(c), U.S. Borrowers shall repay each U.S. Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Commitment Maturity Date.

2.4.2. Canadian Swing Line Loans.

(a) The Canadian Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Canadian Revolver Lenders set forth in this Section 2.4.2, to make loans in Canadian Dollars or U.S. Dollars (as requested by Borrower Agent) (each such loan, a “Canadian Swing Line Loan”) to Canadian Borrower from time to time on any Business Day during the period commencing on the Closing Date through the Commitment Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Canadian Swing Line Sublimit, notwithstanding the fact that such Canadian Swing Line Loans, when aggregated with the sum of the Outstanding Amount of Canadian Revolver Loans of such Lender acting as Swing Line Lender and such Lender’s Canadian Revolver Percentage of the Outstanding Amount of all Canadian L/C Obligations, may exceed the amount of that Lender’s Canadian Revolver Commitment; provided, however, that after giving effect to any Canadian Swing Line Loan, (i) the sum of (A) the Canadian Revolver Outstandings and (B) the U.S. Revolver Outstandings shall not exceed the Total Borrowing Base at such time, and (ii) the aggregate Outstanding Amount of the Canadian Revolver Loans of any Canadian Revolver Lender at such time, plus such Canadian Revolver Lender’s Canadian Revolver Percentage of the Outstanding Amount of all Canadian L/C Obligations at such time, plus such Canadian Revolver Lender’s Canadian Revolver Percentage of the Outstanding Amount of all Canadian Swing Line Loans at such time shall not exceed that Lender’s Canadian Revolver Commitment, and provided further that Canadian Borrower shall not use the proceeds of any Canadian Swing Line Loan to refinance any outstanding Canadian Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, Canadian Borrower may borrow under this Section 2.4.2, prepay under Section 5.2.3, and reborrow under this Section 2.4.2. Each Canadian Swing Line Loan shall bear interest only at a rate based on either the Canadian Base Rate or the Canadian Prime Rate. Immediately upon the making of a Canadian Swing Line Loan, each Canadian Revolver Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Canadian Swing Line Loan in an amount equal to the product of such Canadian Revolver Lender’s Canadian Revolver Percentage times the amount of such Canadian Swing Line Loan.

(b) Borrowing Procedures. Each Canadian Swing Line Borrowing shall be made upon Canadian Borrower’s irrevocable notice to the Swing Line Lender and Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and Administrative Agent not later than 11:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or Cdn$100,000, (ii) whether such amount is requested in Canadian Dollars or U.S. Dollars, and (iii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and Administrative Agent of a written Notice of Borrowing, appropriately completed and signed by an Authorized Employee of Canadian Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Notice of Borrowing, the Swing Line Lender will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has also received such Notice of Borrowing and, if not, the Swing Line Lender will notify Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from Administrative Agent (including at the request of any Canadian Revolver Lender) prior to 11:00 a.m. on the date of the proposed Canadian Swing Line Borrowing (A) directing the Swing Line Lender not to make such Canadian Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.4(B), or (B) that one or more of the applicable conditions specified in Section 11.2 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, promptly on the borrowing date specified in such Notice of Borrowing, make the amount of its Swing Line Loan available to Canadian Borrower at its office either by crediting the account of Canadian Borrower on the books of the Swing Line Lender in immediately available funds or by forwarding immediately available funds in such amount as Canadian Borrower otherwise directs.

(c) Refinancing of Canadian Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of Canadian Borrower which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Canadian Revolver Lender make a Canadian Base Rate Loan or Canadian Prime Rate Loan, as applicable, in an amount equal to that Lender’s Canadian Revolver Percentage of the amount of Canadian Swing Line Loans then outstanding; provided that the Swing Line Lender shall be deemed to have made such a request as of the Wednesday of each week (provided that if such day is not a Business Day, such request shall be deemed to have been made as of the next succeeding Business Day) unless the Swing Line Lender shall otherwise notify the Canadian Revolver Lenders. Such request shall be made in writing (which written request shall be deemed to be a Notice of Borrowing for purposes hereof) and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of Canadian Base Rate Loans or Canadian Prime Rate Loans, as applicable, or the time for borrowing, but subject to the unutilized portion of the Canadian Revolver and the conditions set forth in Section 11.2. The Swing Line Lender shall furnish Canadian Borrower with a copy of the applicable Notice of Borrowing promptly after delivering such notice to Administrative Agent. Each Canadian Revolver Lender shall make an amount equal to its Canadian Revolver Percentage of the amount specified in such Notice of Borrowing available to Canadian Agent in immediately available funds for the account of the Swing Line Lender at Bank of America-Canada Branch’s office not later than 12:00 noon on the day specified in such Notice of Borrowing, whereupon, subject to Section 2.4.2(c)(ii), each Canadian Revolver Lender that so makes funds available shall be deemed to have made a Canadian Base Rate Loan or Canadian Prime Rate Loan, as applicable, to Canadian Borrower in such amount. Canadian Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Canadian Swing Line Loan cannot be refinanced by such a Canadian Revolver Borrowing in accordance with Section 2.4.2(c)(i), the request for Canadian Base Rate Loans or Canadian Prime Rate Loans, as applicable, submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Canadian Revolver Lenders fund its risk participation in the relevant Canadian Swing Line Loan and each Canadian Revolver Lender’s payment to Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.4.2(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Canadian Revolver Lender fails to make available to Canadian Agent for the account of the Swing Line Lender any amount required to be paid by that Lender pursuant to the foregoing provisions of this Section 2.4.2(c) by the time specified in Section 2.4.2(c)(i), the Swing Line Lender shall be entitled to recover from that Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Canadian Prime Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If that Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute that Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Canadian Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Canadian Revolver Lender’s obligation to make Canadian Revolver Loans or to purchase and fund risk participations in Canadian Swing Line Loans pursuant to this Section 2.4.2(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which that Lender may have against the Swing Line Lender, Canadian Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of risk participations shall relieve or otherwise impair the obligation of Canadian Borrower to repay Canadian Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Canadian Revolver Lender has purchased and funded a risk participation in a Canadian Swing Line Loan, if the Swing Line Lender receives any payment on account of the applicable Canadian Swing Line Loan, the Swing Line Lender will distribute to such Canadian Revolver Lender its Canadian Revolver Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Canadian Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 5.5 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Canadian Revolver Lender shall pay to the Swing Line Lender its Canadian Revolver Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Canadian Prime Rate. Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing Canadian Borrower for interest on Canadian Swing Line Loans. Until each Canadian Revolver Lender funds its Canadian Base Rate Loan or Canadian Prime Rate Loan, as applicable, or risk participation pursuant to this Section 2.4(e) to refinance such Canadian Revolver Lender’s Canadian Revolver Percentage of any Canadian Swing Line Loan, interest in respect of such Canadian Revolver Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. Canadian Borrower shall make all payments of principal and interest in respect of the Canadian Swing Line Loans directly to the Swing Line Lender.

(g) Canadian Swing Line Loans. To the extent not previously refinanced under Section 2.4.2(c), Canadian Borrower shall repay each Canadian Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Commitment Maturity Date.

2.5. Out-of-Formula Loans.

2.5.1. U.S. Out-of-Formula Loans. If the U.S. Revolver Outstandings at any time should exceed the U.S. Borrowing Base at such time (a “U.S. Out-of-Formula Condition”), such U.S. Revolver Loans shall nevertheless constitute U.S. Obligations that are secured by the U.S. Collateral and entitled to all of the benefits of the Credit Documents. In the event that U.S. Revolver Lenders are willing in their sole and absolute discretion to make U.S. Out-of-Formula Loans or are required to do so by Section 2.8 or 13.9.4 hereof, such U.S. Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate.

2.5.2. Canadian Out-of-Formula Loans. If the Canadian Revolver Outstandings at any time should exceed the Canadian Borrowing Base at such time (a “Canadian Out-of-Formula Condition”), such Canadian Revolver Loans shall nevertheless constitute Obligations that are secured by the Canadian Collateral and entitled to all of the benefits of the Credit Documents. In the event that Canadian Revolver Lenders are willing in their sole and absolute discretion to make Canadian Out-of-Formula Loans or are required to do so by Section 13.9.5 hereof, such Canadian Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate.

2.6. Use of Proceeds. The proceeds of the Loans shall be used by Borrowers solely for one or more of the following purposes: (i) to pay the fees and transaction expenses associated with the closing of the transactions described herein; (ii) to pay any of the Obligations; (iii) to finance the acquisition of Ryerson by Parent and associated debt refinancings on the Closing Date (and in respect of the Ryerson Convertible Notes); (iv) to issue standby or commercial letters or credit; (v) to finance the ongoing general corporate (including working capital and capital expenditure) needs of Borrowers; and (vi) to make expenditures for other lawful corporate purposes of Borrowers to the extent such expenditures are not prohibited by this Agreement or Applicable Law. In no event may any Loan proceeds be used by any Borrower to make a contribution to the equity of any Subsidiary, to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose, in each case, that violates the provisions of Regulations T, U or X of the Board of Governors.

2.7. [Reserved].

2.8. Administrative Agent Advances. Administrative Agent shall be authorized by Borrowers and Lenders, from time to time in Administrative Agent’s sole and absolute discretion, at any time that a Default or Event of Default exists or any of the conditions precedent set forth in Section 11 hereof have not been satisfied, to make U.S. Revolver Loans to U.S. Borrowers on behalf of U.S. Revolver Lenders in an aggregate amount outstanding at any time not to exceed 5% of the U.S. Borrowing Base (“Agent Advances”), but the aggregate principal amount of all outstanding U.S. Revolver Loans shall not exceed the aggregate amount of the U.S. Commitments (and to the extent that an Out-of-Formula Condition occurs as a result thereof, subject to Section 13.9.4 hereof), but only to the extent that Administrative Agent deems the funding of such Agent Advances to be necessary or desirable (i) to preserve or protect the Collateral or any portion thereof, (ii) to enhance the likelihood of or the amount of repayment of the Obligations or (iii) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses, all of which Loans advanced by Administrative Agent shall be deemed part of the Obligations and secured by the Collateral; provided, however, that the Required U.S. Revolver Lenders may at any time revoke Administrative Agent’s authorization to make any such Agent Advances to U.S. Borrowers by written notice to Administrative Agent, which shall become effective upon and after Administrative

Agent’s receipt thereof. Absent such revocation, Administrative Agent’s determination that funding an Agent Advance is appropriate shall be conclusive. Each U.S. Revolver Lender shall participate in each Agent Advance on a Pro Rata basis.

2.9. Increase in Commitments.

2.9.1. So long as no Default or Event of Default exists, Borrowers may request that the Commitments be increased and, upon such request, Administrative Agent shall use reasonable efforts in light of then current market conditions to solicit additional financial institutions to become Lenders for purposes of this Agreement, or to encourage any Lender to increase its Commitment; provided that (a) each Lender which is a party to this Agreement immediately prior to such increase shall have the first option, and may elect, to fund its Pro Rata share of the amount of the increase in the Commitment (or any such greater amount in the event that one or more Lenders does not elect to fund its respective Pro Rata share of the amount of the increase in the Commitment), thereby increasing its Commitment hereunder, but no Lender shall have any obligation to do so; (b) in the event that it becomes necessary to include a new financial institution to fund the amount of the requested increase in the Commitment, each such financial institution shall be an Eligible Assignee and each such financial institution shall become a Lender hereunder and agree to become party to, and shall assume and agree to be bound by, this Agreement, subject to all terms and conditions hereof; (c) no Lender shall have an obligation to Borrowers, Agents or any other Lender to increase its Commitment or its Pro Rata share of the Commitments, which decision shall be made in the sole discretion of each Lender; and (d) in no event shall the addition of any Lender or Lenders or the increase in the Commitment of any Lender under this Section 2.9.1 increase the aggregate Commitments (i) in any single instance by less than $100,000,000 or (ii) by an aggregate amount greater than $400,000,000 less the amount of any voluntary reductions under Section 5.3 hereof. Upon the addition of any Lender, or the increase in the Commitment of any Lender, Schedule 1 shall be amended by Administrative Agent and Borrowers to reflect such addition or such increase, and Administrative Agent shall deliver to the Lenders, Agents and Borrowers copies of such amended Schedule 1. Borrowers shall not be required to pay to the applicable Agent, for its own account, an administrative or arrangement fee for the foregoing increase in the Commitments even if such fee requires the processing of any new Lender. Lenders shall be entitled to receive and Borrowers shall be obligated to pay a mutually agreeable amendment fee to the applicable Agent for the Pro Rata benefit of those Lenders who increase their Commitment and any new Lenders, such fee to be based upon the increase in their Commitments only and not on their aggregate Commitments after giving effect to such increase.

2.9.2. If any requested increase in the Commitments is agreed to in accordance with Section 2.9.1 above, Administrative Agent and Borrowers shall determine the effective date of such increase (the “Increase Effective Date”). Administrative Agent, with the consent and approval of Borrowers, shall promptly confirm in writing to the Lenders the final allocation of such increase as of the Increase Effective Date, and each new Lender and each existing Lender that has increased its Commitment shall purchase Loans and L/C Obligations from each other Lender in an amount such that, after such purchase or purchases, the amount of outstanding Loans and L/C Obligations from each Lender shall equal such Lender’s respective Pro Rata share of the U.S. Revolver Commitments and Canadian Revolver Commitments, as applicable, as modified to give effect to such increase, multiplied by the aggregate amount of Loans outstanding and L/C Obligations from all Lenders. As a condition precedent to the effectiveness of such increase, Borrowers shall deliver to Administrative Agent a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Senior Officer of Borrower Agent on behalf of Borrowers, including a Compliance Certificate demonstrating compliance with the terms of this Agreement and certification that, before and after giving effect to such increase, the representations and warranties contained in Section 9 of the Credit Agreement are true and correct in all material respects on and as of the Increase Effective Date (except to the extent any such representation or warranty is stated to relate solely to an earlier date) and no Default or Event of Default exists. Upon the request of any Lender, Borrowers shall deliver a new or amended U.S. Revolver Note or Canadian Revolver Note, as applicable, reflecting the new or increased Commitment of each new or affected Lender, as of the Increase Effective Date.

2.10. Evidence of Debt.

2.10.1. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by that Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through Administrative Agent, the applicable Borrowers shall execute and deliver to such Lender (through the applicable Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.10.2. In addition to the accounts and records referred to in Section 3.12.1, each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by that Lender of participations in Letters of Credit and Canadian Swing Line Loans or U.S. Swing Line Loans, as applicable. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

SECTION 3. INTEREST, FEES AND CHARGES

3.1. Interest.

3.1.1. Subject to the provisions of Section 3.1.2, (i) each U.S. LIBOR Loan under the U.S. Revolver shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted LIBOR Rate for such Interest Period plus the Applicable Margin; (ii) each Canadian LIBOR Loan under the Canadian Revolver shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted LIBOR Rate for such Interest Period plus the Applicable Margin (iii) each BA Rate Loan under the Canadian Revolver shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the BA Rate for such Interest Period plus the Applicable Margin; (iv) each U.S. Base Rate Loan under the U.S. Revolver shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the U.S. Base Rate plus the Applicable Margin; (v) each Canadian Base Rate Loan under the Canadian Revolver shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Base Rate plus the Applicable Margin; (vi) each Canadian Prime Rate Loan under the Canadian Revolver shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Margin; (vii) each Canadian Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to (A) the Canadian Base Rate plus the Applicable Margin applicable to Canadian Base Rate Loans or (B) the Canadian Prime Rate plus the Applicable Margin applicable to Canadian Prime Rate Loans, as applicable; and (viii) each U.S. Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the U.S. Base Rate plus the Applicable Margin applicable to U.S. Base Rate Loans.

3.1.2. (a) If any amount payable by a Borrower under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Law.

(b) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

3.2. Fees. In addition to certain fees described in Sections 2.3.9 and 2.3.10:

3.2.1. Unused Line Fee. U.S. Borrowers shall be jointly and severally obligated to pay to Administrative Agent for the Pro Rata benefit of U.S. Revolver Lenders a fee equal to the Applicable Unused Line Fee Margin for the unused line divided by three hundred sixty (360) days and multiplied by the number of days in the month and then multiplied by the amount, if any, by which the Average Revolver Balance with respect to the U.S. Revolver for such month (or portion thereof that the U.S. Revolver Commitments are in effect) is less than the aggregate amount of the U.S. Revolver Commitments, such fee to be paid on the first day of the following month; but if the U.S. Revolver Commitments are terminated on a day other than the first day of a month, then any such fee payable for the month in which termination shall occur shall be paid on the effective date of such termination and shall be based upon the number of days that have elapsed during such period. Canadian Borrower shall be obligated to pay to Canadian Agent for the Pro Rata benefit of Canadian Revolver Lenders a fee equal to the Applicable Unused Line Fee Margin for the unused line divided by three hundred sixty-five (365) days and multiplied by the number of days in the month and then multiplied by the amount, if any, by which the Average Revolver Balance with respect to the Canadian Revolver for such month (or portion thereof that the Canadian Revolver Commitments are in effect) is less than the aggregate amount of the Canadian Revolver Commitments, such fee to be paid on the first day of the following month; but if the Canadian Revolver Commitments are terminated on a day other than the first day of a month, then any such fee payable for the month in which termination shall occur shall be paid on the effective date of such termination and shall be based upon the number of days that have elapsed during such period.

3.2.2. Audit and Appraisal Fees. Borrowers shall reimburse the applicable Agent for all reasonable costs and expenses incurred by such Agent in connection with (i) examinations and reviews of any Borrower’s or any Canadian Subsidiary Guarantor’s, as applicable, books and records and such other matters pertaining to such Borrower or Canadian Subsidiary Guarantor, as applicable, or any Collateral as Administrative Agent shall deem appropriate in the exercise of its reasonable Credit Judgment and, in each case, shall pay to the applicable Agent the standard amount charged by the applicable Agent ($~~850~~1,000 per person per day as of the Closing Date) for each day that an employee or agent of such Agent shall be engaged in an examination or review of such Borrower’s or Canadian

Subsidiary Guarantor’s books and records, and (ii) appraisals of Inventory, at such times as may be determined by Administrative Agent; provided, however, that Borrowers shall not be obligated to reimburse the applicable Agent for more than the number of all field examinations and all appraisals of Collateral specified to be paid by Borrowers conducted as provided in Section 10.1.1 and in connection with satisfying the Acquired Accounts Eligibility Requirement or the Acquired Inventory Eligibility Requirement.

3.2.3. Administrative Agent’s Fee. In consideration of Bank of America’s service as Administrative Agent hereunder, U.S. Borrowers shall be jointly and severally obligated to pay to Bank of America an Administrative Agent’s fee in the amounts and on the dates provided in the Fee Letter.

3.2.4. ~~Arrangement~~ Fee. In consideration of Bank of America’s and ~~BAS~~MLPFSI’s arrangement of the credit facility referenced herein, U.S. Borrowers shall be jointly and severally obligated to pay Bank of America and ~~BAS~~MLPFSI an arrangement fee as provided in the Engagement and Fee Letter. U.S. Borrowers shall be jointly and severally obligated to pay (i) General Electric Capital Corporation and its affiliates fees as provided in the GE Amendment No. 1 Fee Letter and (ii) Wells Fargo Capital Finance, LLC a fee as provided in the Wells Amendment No. 1 Fee Letter.

3.2.5. General Provisions. All fees shall be fully earned by the identified recipient thereof pursuant to the foregoing provisions of this Agreement ~~and the~~, the Fee Letter, the Engagement and Fee Letter, the GE Amendment No. 1 Fee Letter and the Wells Amendment No. 1 Fee Letter on the due date thereof (and, in the case of Letters of Credit, upon each issuance, renewal or extension of such Letters of Credit) and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to rebate, refund or proration. All fees provided for in this Section 3.2 are and shall be deemed to be compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

3.3. Reimbursement Obligations.

3.3.1. Borrowers shall reimburse the applicable Agent or, to the extent set forth below, any Collateral Agent (and during any period that an Event of Default exists, each Lender) for:

(i) all reasonable legal, accounting, appraisal, consulting and other fees and out-of-pocket expenses incurred by such Agent (and during any period that an Event of Default exists, any Lender) in connection with (a) the negotiation and preparation of any of the Credit Documents or any amendment or modification thereto; (b) the administration of the Credit Documents and the transactions contemplated thereby, subject to Section 3.2.2 hereof; and (c) any inspection of or audits conducted with respect to such Borrower’s or any Canadian Subsidiary Guarantor’s, as applicable, books and records or any of the Collateral, subject to Section 3.2.2 hereof; and

(ii) all legal, accounting, appraisal, consulting and other fees and out-of-pocket expenses incurred by the applicable Agent (and during any period that an Event of Default exists, any Lender) in connection with: (a) any effort to verify, protect, appraise (subject to Section 3.2.2 hereof), preserve, or restore any of the Collateral or to collect, sell, liquidate or otherwise dispose of or realize upon any of the Collateral; (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or against such Agent, any applicable Collateral Agent, any applicable Lender, any applicable Borrower or any other Person) in any way arising out of or relating to any of the Collateral (or the validity, perfection or priority of such Agent’s

Liens thereon), any of the Credit Documents or the validity, allowance or amount of any of the Obligations (unless such litigation is between Borrowers and the Canadian Subsidiary Guarantors and/or Agents and/or Collateral Agents and/or Lenders and a court having jurisdiction renders a final, non appealable judgment against Agents and/or Collateral Agents and/or Lenders, in which event Borrowers shall not be liable for, as applicable, Agents’, Collateral Agents’ or Lenders’ costs of such litigation); (c) the protection or enforcement of any rights or remedies of such Agent, any applicable Collateral Agent or any applicable Lender in any Insolvency Proceeding; (d) any other action taken by such Agent, any applicable Collateral Agent or any applicable Lender to enforce any of the rights or remedies of such Agent, such Collateral Agent or such Lender against any Borrower or any Account Debtors to enforce collection of any of the Obligations or payments with respect to any of the Collateral; (e) any waiver of any Default or Event of Default under any of the Credit Documents, or any restructuring or forbearance with respect thereto; and (f) any action taken to perfect or maintain the perfection or priority of the applicable Agent’s Liens with respect to any of the Collateral. All amounts chargeable to Borrowers under this Section 3.3 shall constitute Obligations that are secured by all of the applicable Collateral and shall be payable on demand to the applicable Agent. Borrowers also shall reimburse the applicable Agent for expenses incurred by such Agent in its administration of any of the Collateral to the extent and in the manner provided in Section 8 hereof or in any of the other Credit Documents. The foregoing shall be in addition to, and shall not be construed to limit, any other provision of any of the Credit Documents regarding the reimbursement by Obligors of costs, expenses or liabilities suffered or incurred by any Agent, any Collateral Agent or any Lender.

3.3.2. If at any time, in connection with the administration of the Credit Documents or the normal day-to-day operations and maintenance of the Loans, Administrative Agent or (with the consent of Administrative Agent) ~~BAS~~MLPFSI or any Lender shall agree to indemnify any Person (including Bank of America or Bank of America-Canada Branch) against losses or damages that such Person may suffer or incur in its dealings or transactions with Borrowers and any Canadian Subsidiary Guarantor, or shall guarantee or provide assurance of payment or performance of any liability or obligation of Borrowers or any Canadian Subsidiary Guarantor to such Person, including with respect to Bank Product Debt, then the Contingent Obligation of any Agent or any Lender providing any such indemnity, guaranty or other assurance of payment or performance, together with any payment made or liability incurred by any Agent or any Lender in connection therewith, shall constitute Obligations that are secured by the Collateral and Borrowers shall repay, on demand, any amount so paid or any liability incurred by any Agent or any Lender in connection with any such indemnity, guaranty or assurance, except that repayment pursuant to Section 2.3.3(i) shall be due as set forth in that Section. Nothing herein shall be construed to impose upon any Agent or any Lender any obligation to provide any such indemnity, guaranty or assurance except to the extent provided in Section 2.3 hereof. Administrative Agent shall use reasonable efforts to notify Borrower Agent of such indemnity, guaranty or assurance to the extent that such indemnity, guaranty or assurance has not otherwise been expressly requested by Borrowers.

3.3.3. In the event that any financial statement or Borrowing Base Certificate delivered pursuant to Section 10.1.3 or 8.4 is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected would have led to a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) Borrowers shall immediately deliver to Administrative Agent correct financial statements and a correct Borrowing Base Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined by reference to the correct financial statements and corrected Borrowing Base Certificate (but in no event shall Lenders owe any amounts to

Borrowers), and (iii) Borrowers shall immediately pay to the applicable Agent the additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the applicable Agent in accordance with the terms hereof. This Section 3.3.3 shall not limit the rights of any Agent and Lenders hereunder.

3.4. Bank Charges. Borrowers shall pay to the applicable Agent, on demand, any and all fees, costs or expenses which such Agent or any Lender pays to a bank or other similar institution (including any fees paid by any Agent or any Lender to any Participant) arising out of or in connection with (i) the forwarding to a Borrower or any other Person on behalf of Borrower by any Agent or any Lender of proceeds of Loans made by Lenders to a Borrower pursuant to this Agreement and (ii) the depositing for collection by any Agent or any Lender of any Payment Item received or delivered to any Agent or any Lender on account of the Obligations. Each Borrower acknowledges and agrees that any Agent may charge such costs, fees and expenses to Borrowers based upon such Agent’s good faith estimate of such costs, fees and expenses as they are incurred by such Agent or any Lender.

3.5. Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans or BA Rate Loans, or to determine or charge interest rates based upon the Adjusted LIBOR Rate or the BA Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, U.S. Dollars in the London interbank market or the position of such Lender in such Lender in such market in respect of Adjusted LIBOR determination or other circumstance affecting the determination of the BA Rate, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Loans or BA Rate Loans or to convert U.S. Base Rate Loans to U.S. LIBOR Loans, Canadian Base Rate Loans to Canadian LIBOR Loans or Canadian Prime Rate loans to BA Rate Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay or, if applicable, convert all U.S. LIBOR Loans, Canadian LIBOR Loans or BA Rate Loans of such Lender to U.S. Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans, as applicable, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans or BA Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans or BA Rate Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6. Increased Costs; Capital Adequacy.

3.6.1. Change in Law. If any Change in Law shall:

(a) impose modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in Adjusted LIBOR Rate or BA Rate) or Issuing Bank;

(b) subject any Lender or Issuing Bank to any Tax with respect to any Loan, Credit Document, Letter of Credit or participation in L/C Obligations, or change the basis of taxation of payments to such Lender or Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 and the imposition of, or any change in the rate of, any Excluded Taxes payable by such Lender or Issuing Bank); or

(c) impose on any Lender or Issuing Bank or the London interbank market or the Lender’s position in such market any other condition, cost or expense affecting any Loan, Credit Document, Letter of Credit or participation in L/C Obligations;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan or BA Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, the applicable Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.6.2. Capital Adequacy. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in L/C Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy), then from time to time the applicable Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.6.3. Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.7. Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.6, or if Borrowers are required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable in the future, as applicable; and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.8. Funding Losses. If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan or BA Rate Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan or a BA Rate Loan occurs on a day other than the end of its Interest Period, or (c) Borrowers fail to repay a LIBOR Loan or BA Rate Loan when required hereunder, then the applicable Borrowers shall pay to the applicable Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds. Lenders shall not be required to purchase U.S. Dollar deposits in the London interbank market or any other offshore U.S. Dollar market to fund any LIBOR Loan or purchase any bankers’ acceptances to fund any BA Rate Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits or bankers’ acceptances, as applicable, to fund its LIBOR Loans or BA Rate Loans, as applicable.

3.9. Maximum Interest.

3.9.1. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “maximum rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Administrative Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

3.9.2. Without limiting the generality of Section 3.9.1, if any provision of any of the Credit Documents would obligate Canadian Obligors to make any payment of interest with respect to the Canadian Obligations in an amount or calculated at a rate which would be prohibited by Applicable Law or would result in the receipt of interest with respect to the Canadian Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the applicable recipient of interest with respect to the Canadian Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rates of interest required to be paid to the applicable recipient under the Credit Documents; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the applicable recipient which would constitute interest with respect to the Canadian Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the applicable recipient shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then Canadian Obligors shall be entitled, by notice in writing to Canadian Agent, to obtain reimbursement from the applicable recipient in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the applicable recipient to the applicable Canadian Obligor. Any amount or rate of interest with respect to the Canadian Obligations referred to in this Section 3.9.2 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Revolver Loans to Canadian Borrower remain outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from the Closing Date to the date of Full Payment of the Canadian Obligations, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Canadian Agent shall be conclusive for the purposes of such determination.

3.10. Computation of Interest and Fees. All computations of interest for (i) U.S. Base Rate Loans when the U.S. Base Rate is determined by the Prime Rate, (ii) Canadian Base Rate Loans when the Canadian Base Rate is determined by Bank of America-Canada Branch’s “base rate,” (iii) Canadian Prime Rate Loans when the Canadian Prime Rate is determined by Bank of America-Canada Branch’s “prime rate” and (iv) BA Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 3.13.1, bear interest for one day. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. For the purposes of the Interest Act (Canada), (i) whenever any interest under this Agreement or any other Credit Document is calculated using a rate based on a year of 360 days, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends, and (z) divided by 360, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

3.11. Replacement of Lenders. Borrower Agent shall be permitted to replace any Lender that requests reimbursement for any amount reimbursable by Borrowers pursuant to any of Sections 3.6.1, 3.6.2 or 5.9; provided that (i) such replacement does not conflict with any Applicable Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) if applicable, prior to any such replacement, such Lender shall not have taken appropriate action under Section 3.7 so as to eliminate the continued need for payment of such amounts, (iv) Borrowers shall be liable to such replaced Lender under Section 3.8 if any LIBOR Loan or BA Rate Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to Administrative Agent, (vi) the transfer shall be made in accordance with the provisions of Section 14.1 (provided that the applicable Borrowers shall be obligated to pay the registration and processing fee referred to therein) and by its execution of this Agreement each Lender hereby authorizes Agents to act as its agent in executing any documents to replace such Lender in accordance with this Section 3.11, and (vii) any such replacement shall not be deemed to be a waiver of any rights that Borrowers, Agents, the Collateral Agents or any other Lender shall have against the replaced Lender.

SECTION 4. LOAN ADMINISTRATION

4.1. Payments Generally; Administrative Agent’s Clawback.

4.1.1. General. All payments to be made by Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrowers hereunder shall be made to the applicable Agent, for the account of the respective Lenders to which such payment is owed, at the appropriate Administrative Agent’s Office in U.S. Dollars or Canadian Dollars, as applicable, and in immediately available funds not later than 11:00 a.m. on the date specified herein. The applicable Agent will promptly distribute to each Lender its Pro Rata share in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to that Lender’s Lending Office. All payments received by the applicable Agent after 11:00 a.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

4.1.2. (a) Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBOR Loans or BA Rate Loans (or, in the case of any Borrowing of U.S. Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans, prior to 11:00 a.m. on the date of such Borrowing) that that Lender will not make available to the applicable Agent that Lender’s share of such Borrowing, the applicable Agent may assume that that Lender has made such share available on such date in accordance with Section 2.2 (or, in the case of a Borrowing of U.S. Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans, that that Lender has made such share available in accordance with and at the time required by Section 2.2) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the applicable Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the applicable Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the applicable Agent, at (A) in the case of a payment to be made by that Lender, the greater of the Federal Funds Rate (or, in respect of any payments under the Canadian Revolver, the Canadian Prime Rate) and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the applicable Agent in connection with the foregoing, and (B) in the case of a payment to be made by a Borrower, the interest rate applicable to U.S. Base Rate Loans, or if such payment relates to Canadian Revolver Loans, the interest rate applicable to Canadian Base Rate Loans or Canadian Prime Rate Loans (as applicable). If such Borrower and that Lender shall pay such interest to the applicable Agent for the same or an overlapping period, the applicable Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If that Lender pays its share of the applicable Borrowing to the applicable Agent, then the amount so paid shall constitute that Lender’s Loan included in such Borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the applicable Agent.

(b) Payments by Borrowers; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from a Borrower prior to the time at which any payment is due to the applicable Agent for the account of Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the applicable Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the relevant Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the applicable Agent forthwith on demand the amount so distributed to that Lender or the Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the applicable Agent, at the greater of (i) the Federal Funds Rate, with respect to payment in respect of the U.S. Revolver or the Canadian Prime Rate, with respect to payment in respect of the Canadian Revolver and (ii) a rate determined by the applicable Agent in accordance with banking industry rules on interbank compensation.

A notice of Administrative Agent to any Lender or a Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

4.1.3. Failure to Satisfy Conditions Precedent. If any Lender makes available to the applicable Agent funds for any Loan to be made by that Lender as provided in the foregoing provisions of Section 2 and Section 3, and such funds are not made available to the applicable Borrower by the applicable Agent because the conditions to the applicable Credit Extension set forth in Section 11.2 are not satisfied or waived in accordance with the terms hereof, the applicable Agent promptly shall return such funds (in like funds as received from that Lender) to that Lender, without interest.

4.1.4. Obligations of Lenders Several. The obligations of Lenders hereunder to make the U.S. Revolver Loans and the Canadian Revolver Loans, to fund participations in Letters of Credit, Canadian Swing Line Loans and U.S. Swing Line Loans and to make payments pursuant to Section 15.2 are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 15.2 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 15.2.

4.1.5. Funding Source. Subject to the definition of “Canadian Revolver Lender,” nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

4.1.6. Insufficient Funds. If at any time insufficient funds are received by and available to Agents to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

4.2. Defaulting Lender. ~~If any Lender shall, at any time, fail to make any payment to the applicable Agent or Bank of America or Bank of America-Canada Branch that is required hereunder, the applicable Agent may, but shall not be required to, retain payments that would otherwise be made to such defaulting Lender hereunder and apply such payments to such defaulting Lender’s defaulted obligations hereunder, at such~~

~~time, and in such order, as the applicable Agent may elect in its sole discretion. With respect to the payment of any funds from the applicable Agent to a Lender or from a Lender to the applicable Agent, the party failing to make the full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate, with respect to payment owing to or from a U.S. Revolver Lender or the Canadian Prime Rate, with respect to payments owing to or from a Canadian Revolver Lender. The failure of any Lender to fund its portion of any Loan or payment in respect of a L/C Obligation shall not relieve any other Lender of its obligation, if any, to fund its portion of the Loan or payment in respect of a L/C Obligation on the date of Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Loan or payment in respect of a L/C Obligation to be made by such Lender on the date of any Borrowing. Solely as among the Lenders and solely for purposes of voting or consenting to matters with respect to any of the Credit Documents, Collateral or any Obligations (other than matters described in Section 13.9.1(c)) and determining a defaulting Lender’s Pro Rata share of payments and proceeds of Collateral pending such defaulting Lender’s cure of its defaults hereunder, a defaulting Lender shall not be deemed to be a “Lender” and such Lender’s Commitment shall be deemed to be zero (0). The provisions of this Section 4.2 shall be solely for the benefit of Administrative Agent, Canadian Agent and Lenders and may not be enforced by Borrowers.~~

4.2.1. Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(a) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 13.9.

(b) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by Administrative Agent or Canadian Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 12 or otherwise), shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Bank or Swing Line Lender hereunder; third, if so determined by Administrative Agent or requested by the Issuing Bank or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit then outstanding; fourth, as any Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and the Borrower Agent, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 11.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 4.2.1(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(c) Certain Fees. That Defaulting Lender shall not be entitled to receive any Letter of Credit Fee pursuant to Section 2.3.9 for any period during which that Lender is a Defaulting Lender (and no Borrower shall be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(d) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.3 and 2.4, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Lender.

(e) Defaulting Lender Cure. If the Borrowers, the Administrative Agent, Swing Line Lender and the Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 4.2.1(d)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

4.3. Special Provisions Governing LIBOR Loans.

4.3.1. [Reserved]

4.3.2. [Reserved]

4.3.3. LIBOR Lending Office. Each Lender’s initial LIBOR Lending Office is set forth on Schedule 2 hereof. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender’s LIBOR Lending Office, and to transfer, any outstanding LIBOR Loans to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of Borrowers for increased costs or expenses resulting solely from such designation or transfer. Provided that a change in Applicable Law was not in effect at the time of such designation or transfer, increased costs for expenses resulting from such change in Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

4.4. Borrower Agent. Each Borrower hereby irrevocably appoints Ryerson, and Ryerson agrees to act under this Agreement, as the agent and representative of itself and each other Borrower for all purposes under this Agreement, including requesting Borrowings, selecting whether any Loan or portion thereof is to bear interest as a U.S. Base Rate Loan, a U.S. LIBOR Loan, a Canadian LIBOR Loan a Canadian Base Rate Loan, a Canadian Prime Rate Loan or a BA Rate Loan, and receiving account statements and other notices and communications to Borrowers (or any of them) from Administrative Agent. Administrative Agent may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion/Continuation, disbursement instructions, reports, information, Borrowing Base Certificate or any other notice or communication made or given by Borrower Agent, whether in its own name, on behalf of any Borrower or on behalf of “the Borrowers,” and Administrative Agent shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such Notice of Borrowing, instruction, report, information, Borrowing Base Certificate or other notice or communication from Borrower Agent, nor shall any joint and several character of Borrowers’ liability for the Obligations be affected. Administrative Agent may maintain a Loan Account in the name of “Ryerson Group, Inc.” hereunder with respect to the U.S. Revolver and a Loan Account in the name of “Ryerson Canada, Inc.” with respect to the Canadian Revolver, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on any joint and several character of such Borrower’s liability for the Obligations.

4.5. U.S. Revolver Loans to Constitute One Obligation. The U.S. Revolver Loans shall constitute one general obligation of U.S. Borrowers and (unless otherwise expressly provided in any Security Document) shall be secured by Administrative Agent’s Lien upon all of the Collateral attributable to U.S. Borrowers; provided, however, that each Agent, each Collateral Agent and each U.S. Revolver Lender shall be deemed to be a creditor of each U.S. Borrower and the holder of a separate claim against each U.S. Borrower to the extent of any Obligations jointly and severally owed by U.S. Borrowers to such Agent, such Collateral Agent or such U.S. Revolver Lender.

SECTION 5. PAYMENTS

5.1. General Payment Provisions. All payments (including all prepayments) of principal of and interest on the Loans, L/C Obligations and other Obligations that are payable to any Agent or any Lender shall be made (a) to Administrative Agent with respect to the U.S. Revolver Loans, in U.S. Dollars, and (b) to Canadian Agent with respect to the Canadian Revolver Loans, in Canadian Dollars or U.S. Dollars, as applicable, in each case, without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes, and, with respect to payments made other than by application of balances in the

Payment Account, in immediately available funds not later than 11:00 a.m. on the due date (and payment made after such time on the due date to be deemed to have been made on the next succeeding Business Day). All payments received by the applicable Agent shall be distributed by the applicable Agent in accordance with Section 5.7 hereof, subject to the rights of offset that the applicable Agent may have as to amounts otherwise to be remitted to a particular Lender by reason of amounts due the applicable Agent from such Lender under any of the Credit Documents.

5.2. Repayment of Loans.

5.2.1. Payment of Principal. The outstanding principal amounts with respect to the Loans shall be repaid as follows:

(i) Any U.S. Base Rate Loans shall be paid by the U.S. Borrowers to Administrative Agent, for the Pro Rata benefit of U.S. Revolver Lenders ~~unless timely converted to a U.S. LIBOR Loan in accordance with this Agreement,~~ immediately upon the Commitment Maturity Date.

(ii) Any Canadian Base Rate Loans or Canadian Prime Rate Loans shall be paid by Canadian Borrower to Canadian Agent, for the Pro Rata benefit of Canadian Revolver Lenders ~~unless timely converted to a BA Rate Loan or Canadian LIBOR Loan in accordance with this Agreement,~~ immediately upon the Commitment Maturity Date.

(iii) Any U.S. LIBOR Loans shall be paid by the applicable Borrower to Administrative Agent, for the Pro Rata benefit of U.S. Revolver Lenders, immediately upon (a) the last day of the Interest Period applicable thereto, unless converted to a U.S. Base Rate Loan or continued as a U.S. LIBOR Loan in accordance with the terms of this Agreement, ~~immediately upon (a) the last day of the Interest Period applicable thereto~~ and (b) the Commitment Maturity Date. In no event shall Borrowers be authorized to make a voluntary prepayment with respect to any U.S. LIBOR Loan prior to the last day of the Interest Period applicable thereto unless Borrowers pay to Administrative Agent, for the Pro Rata benefit of Lenders, concurrently with any prepayment of a U.S. LIBOR Loan, any amount due Administrative Agent and Lenders under Section 3.8 hereof as a consequence of such prepayment.

(iv) Any Canadian LIBOR Loans shall be paid by Canadian Borrower to Canadian Agent, for the Pro Rata benefit of Canadian Revolver Lenders, immediately upon (a) the last day of the Interest Period applicable thereto, unless converted to a Canadian Base Rate Loan or continued as a Canadian LIBOR Loan in accordance with the terms of this Agreement, ~~immediately upon (a) the last day of the Interest Period applicable thereto~~ and (b) the Commitment Maturity Date. In no event shall Canadian Borrower be authorized to make a voluntary prepayment with respect to any Canadian LIBOR Loan prior to the last day of the Interest Period applicable thereto unless Canadian Borrower pays to Canadian Agent, for the Pro Rata benefit of Canadian Lenders, concurrently with any prepayment of a Canadian LIBOR Loan, any amount due Canadian Agent and Canadian Lenders under Section 3.8 hereof as a consequence of such prepayment.

(v) Any BA Rate Loans shall be paid by Canadian Borrower to Canadian Agent, for the Pro Rata benefit of Canadian Revolver Lenders, immediately upon (a) the last day of the Interest Period applicable thereto, unless converted to a Canadian Prime Rate Loan or continued as a BA Rate Loan in accordance with the terms of this Agreement, ~~immediately upon (a) the last~~

~~day of the Interest Period applicable thereto~~ and (b) the Maturity Date. In no event shall Canadian Borrower be authorized to make a voluntary prepayment with respect to any Canadian Revolver Loan outstanding as a BA Rate Loan prior to the last day of the Interest Period applicable thereto unless Canadian Borrower pays to Canadian Agent, for the Pro Rata benefit of Canadian Revolver Lenders, concurrently with any prepayment of a BA Rate Loan, any amount due Canadian Agent and Lenders under Section 3.8 hereof as a consequence of such prepayment.

(vi) Notwithstanding anything to the contrary contained elsewhere in this Agreement (but subject to Section 13.9.4), if a U.S. Out-of-Formula Condition shall exist, U.S. Borrowers shall, on the sooner to occur of Administrative Agent’s demand or the first Business Day after any U.S. Borrower has obtained knowledge of such U.S. Out-of-Formula Condition, repay outstanding U.S. Base Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all U.S. Revolver Loans by an amount sufficient to cure the U.S. Out-of-Formula Condition; and, if such payment of U.S. Base Rate Loans is not sufficient to eliminate the U.S. Out-of-Formula Condition, then U.S. Borrowers shall immediately deposit with Administrative Agent, for the Pro Rata benefit of U.S. Revolver Lenders, for application to any outstanding U.S. Revolver Loans bearing interest as U.S. LIBOR Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Commitment Maturity Date) cash in an amount sufficient to eliminate such U.S. Out-of-Formula Condition, and Administrative Agent may (a) hold such deposit as cash security pending disbursement of same to U.S. Revolver Lenders for application to the U.S. Obligations, or (b) if a Default or Event of Default exists, immediately apply such proceeds to the payment of the U.S. Obligations, including the U.S. LIBOR Loans (in which event U.S. Borrowers shall also pay to Administrative Agent for the Pro Rata benefit of U.S. Revolver Lenders any amounts required by Section 3.8 to be paid by reason of the prepayment of a U.S. LIBOR Loan prior to the last day of the Interest Period applicable thereto).

(vii) Notwithstanding anything to the contrary contained elsewhere in this Agreement (but subject to Section 13.9.5), if a Canadian Out-of-Formula Condition shall exist, Canadian Borrower shall, on the sooner to occur of Canadian Agent’s demand or the first Business Day after Canadian Borrower has obtained knowledge of such Canadian Out-of-Formula Condition, repay outstanding Canadian Base Rate Loans and Canadian Prime Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Canadian Revolver Loans by an amount sufficient to cure the Canadian Out-of-Formula Condition; and, if such payment of Canadian Base Rate Loans and Canadian Prime Rate Loans is not sufficient to eliminate the Canadian Out-of-Formula Condition, then Canadian Borrower shall immediately deposit with Canadian Agent, for the Pro Rata benefit of Canadian Revolver Lenders, for application to any outstanding Canadian LIBOR Loans or BA Rate Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Commitment Maturity Date, cash in an amount sufficient to eliminate such Canadian Out-of-Formula Condition, and Canadian Agent may (a) hold such deposit as cash security pending disbursement of same to Canadian Revolver Lenders for application to the Canadian Obligations, or (b) if a Default or Event of Default exists, immediately apply such proceeds to the payment of the Canadian Obligations, including the Canadian LIBOR Loans and BA Rate Loans (in which event Canadian Borrower shall also pay to Canadian Agent for the Pro Rata benefit of Canadian Revolver Lenders any amounts required by Section 3.8 to be paid by reason of the prepayment of a Canadian LIBOR Loan or BA Rate Loan prior to the last day of the Interest Period applicable thereto).

5.2.2. Payment of Interest. Interest accrued on the U.S. Revolver Loans shall be due and payable on (i) the first day of each month (for the immediately preceding month), computed through the last day of the preceding month, with respect to any U.S. Revolver Loan (that is a U.S. Base Rate Loan), (ii) with respect to any U.S. LIBOR Loan with an interest period longer than three months, at the end of each three-month period such U.S. LIBOR Loan is outstanding and (iii) the last day of the applicable Interest Period in the case of any U.S. LIBOR Loan. Accrued interest shall also be paid by Borrowers on the Commitment Maturity Date. With respect to any U.S. Base Rate Loan converted into a U.S. LIBOR Loan pursuant to Section 2.2.1 on a day when interest would not otherwise have been payable with respect to such U.S. Base Rate Loan, accrued interest to the date of such conversion on the amount of such U.S. Base Rate Loan so converted shall be paid on the conversion date. Interest accrued on the Canadian Revolver Loans shall be due and payable on (i) the first day of each month (for the immediately preceding month), computed through the last day of the preceding month, with respect to any Canadian Revolver Loan (that is a Canadian Base Rate Loan or Canadian Prime Rate Loan) and (ii) with respect to any Canadian LIBOR Loan or BA Rate Loan with an interest period longer than three months, at the end of each three-month period such Canadian LIBOR Loan or BA Rate Loan is outstanding and (iii) the last day of the applicable Interest Period in the case of a Canadian LIBOR Loan or a BA Rate Loan. Accrued interest shall also be paid by Borrowers on the Commitment Maturity Date. With respect to any Canadian Base Rate Loan or Canadian Prime Rate Loan converted into a Canadian LIBOR Loan or BA Rate Loan pursuant to Section 2.2.1 on a day when interest would not otherwise have been payable with respect to such Canadian Base Rate Loan or Canadian Prime Rate Loan, accrued interest to the date of such conversion on the amount of such Canadian Base Rate Loan or Canadian Prime Rate Loan so converted shall be paid on the conversion date.

5.2.3. Optional Prepayments.

(i) Any Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay the Loans owed by that Borrower in whole or in part without premium or penalty; provided that:

(A) such notice must be received by Administrative Agent not later than 11:00 a.m. (x) three Business Days prior to any date of prepayment of LIBOR Loans or BA Rate Loans and (y) one Business Day prior to the prepayment of U.S. Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans;

(B) each prepayment of LIBOR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof;

(C) each prepayment of U.S. Base Rate Loans or Canadian Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.

(D) each prepayment of BA Rate Loans shall be in a principal amount of Cdn$1,000,000 or a whole multiple of Cdn$500,000 in excess thereof; and

(E) each prepayment of Canadian Prime Rate Loans shall be in a principal amount of Cdn$500,000 or a whole multiple of Cdn$100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBOR Loans or BA Rate Loans are to be prepaid, the Interest Period(s) of such Loans. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of that Lender’s ratable portion of such prepayment (based on that Lender’s Applicable Percentage in respect of the relevant Facility). Any prepayment of a LIBOR Loan or BA Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.8.

(ii) U.S. Borrower may, upon notice to the Swing Line Lender (with a copy to Administrative Agent), at any time or from time to time, voluntarily prepay U.S. Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and Administrative Agent not later than 11:00 a.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by U.S. Borrower, U.S. Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Canadian Borrower may, upon notice to the Swing Line Lender (with a copy to Administrative Agent), at any time or from time to time, voluntarily prepay Canadian Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and Administrative Agent not later than 11:00 a.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or Cdn$100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by Canadian Borrower, Canadian Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

5.3. Termination or Reduction of Commitments.

5.3.1. Optional. The Borrowers may, upon notice to Administrative Agent, terminate the U.S. Revolver Commitment, the Canadian Revolver Commitment, the U.S. L/C Sublimit, the Canadian L/C Sublimit, the Canadian Swing Line Sublimit or the U.S. Swing Line Sublimit, or from time to time permanently reduce the U.S. Revolver Commitment, the Canadian Revolver Commitment, the U.S. L/C Sublimit, the Canadian L/C Sublimit, the Canadian Swing Line Sublimit or the U.S. Swing Line Sublimit; provided that:

(i) any such notice shall be received by Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction;

(ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $5,000,000 in excess thereof or, if less, the entire remaining amount of the applicable Commitment;

(iii) the Borrowers shall not terminate or reduce the U.S. Revolver Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the U.S. Revolver Outstandings would exceed the U.S. Revolver Commitment;

(iv) the Borrowers shall not terminate or reduce the Canadian Revolver Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Canadian Revolver Outstandings would exceed the Canadian Revolver Commitment;

(v) the Borrowers shall not terminate or reduce the U.S. L/C Sublimit if, after giving effect thereto, the Outstanding Amount of U.S. L/C Obligations not fully Cash Collateralized hereunder would exceed the U.S. L/C Sublimit;

(vi) the Borrowers shall not terminate or reduce the Canadian L/C Sublimit if, after giving effect thereto, the Outstanding Amount of Canadian L/C Obligations not fully Cash Collateralized hereunder would exceed the Canadian L/C Sublimit;

(vii) the Borrowers shall not terminate or reduce the Canadian Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Canadian Swing Line Loans would exceed the Canadian Swing Line Sublimit; and

(viii) the Borrowers shall not terminate or reduce the U.S. Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of U.S. Swing Line Loans would exceed the U.S. Swing Line Sublimit.

5.3.2. Application of Commitment Reductions; Payment of Fees.

(i) Administrative Agent will promptly notify the Lenders of any termination or reduction of the U.S. L/C Sublimit, the U.S. Swing Line Sublimit or the U.S. Revolver Commitment under this Section 5.3. Upon any reduction of the U.S. Revolver Commitments, the U.S. Revolver Commitment of each U.S. Revolver Lender shall be reduced by that Lender’s U.S. Revolver Percentage of such reduction amount. All fees in respect of the U.S. Revolver accrued until the effective date of any termination of the U.S. Revolver shall be paid to the U.S. Revolver Lenders on the effective date of such termination.

(ii) Administrative Agent will promptly notify the Canadian Revolver Lenders of any termination or reduction of the Canadian L/C Sublimit, the Canadian Swing Line Sublimit or the Canadian Revolver Commitment under this Section 5.3. Upon any reduction of the Canadian Revolver Commitments, the Canadian Revolver Commitment of each Canadian Revolver Lender shall be reduced by that Lender’s Canadian Revolver Percentage of such reduction amount. All fees in respect of the Canadian Revolver accrued until the effective date of any termination of the Canadian Revolver shall be paid to the Canadian Revolver Lenders on the effective date of such termination.

5.4. Payment of Other Obligations. The balance of the Obligations requiring the payment of money, including the L/C Obligations and Extraordinary Expenses incurred by any Agent or any Lender, shall be repaid by Borrowers to Administrative Agent for allocation among Agents and Lenders as provided in the Credit Documents, or, if no date of payment is otherwise specified in the Credit Documents, on demand.

5.5. Marshaling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrowers or against or in payment of any or all of the Obligations. To the extent that Borrowers make a payment or payments to any Agent or Lenders or any of such Persons receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then to the extent of any loss by Agents or Lenders, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment or proceeds had not been made or received and any such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this Section 5.5 shall survive any termination of the Commitments and Payment in Full of the Obligations.

5.6. Post-Default Allocation of Payments and Collections. Notwithstanding anything herein to the contrary, during an Event of Default, all monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated among the applicable Agent, applicable Collateral Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to Lenders, on a Pro Rata basis unless otherwise provided herein): (i) FIRST, to the applicable Agent to pay principal and accrued interest on Agent Advances and any other portion of the Loans which the applicable Agent may have advanced on behalf of any Lender and for which the applicable Agent has not been reimbursed by such Lender or Borrowers; (ii) SECOND, to the extent that Issuing Bank has not received from any Participating Lender a payment as required by Section 2.3.3 hereof, to Issuing Bank to pay all such required payments from each Participating Lender and to the extent Swing Line Lender has not received payment from any Lender as required herein, to pay all such required payments; (iii) THIRD, to the applicable Agent to pay the amount of Extraordinary Expenses and amounts owing to the applicable Agent pursuant to Section 15.10 hereof that have not been reimbursed to the applicable Agent by Borrowers or Lenders, together with interest accrued thereon at the rate applicable to U.S. Revolver Loans that are U.S. Base Rate Loans or Canadian Revolver Loans that are Canadian Base Rate Loans; (iv) FOURTH, to the applicable Agent or applicable Collateral Agent to pay any amount with respect to Indemnified Claims that has not been paid to the applicable Agent or applicable Collateral Agent in its capacity as such by Borrowers or Lenders, together with interest accrued thereon at the rate applicable to U.S. Revolver Loans that are U.S. Base Rate Loans or Canadian Revolver Loans that are Canadian Base Rate Loans; (v) FIFTH, to the applicable Agent to pay any fees due and payable to the applicable Agent in its capacity as such; (vi) SIXTH, to each Lender for any amount with respect to Indemnified Claims that such Lender has paid to the applicable Agent and any Extraordinary Expenses that such Lender has reimbursed to such Agent or such Lender has incurred, to the extent that such Lender has not been reimbursed by Borrowers therefor; (vii) SEVENTH, to Issuing Bank to pay principal and interest with respect to L/C Obligations (or to the extent any of the L/C Obligations are contingent and an Event of Default then exists, deposited in the Cash Collateral Account to provide security for the payment of the L/C Obligations), which payment shall be shared with the Participating Lenders in accordance with Section 2.3.3 hereof; (viii) EIGHTH, to Lenders in payment of the unpaid principal and accrued interest in respect of the Loans; (ix) NINTH, to the payment of the Hedging Obligations; (x) TENTH, to the payment of any other Obligations then outstanding (excluding any Bank Product Debt other than Hedging Obligations); and (xi) ELEVENTH, to the payment of any Bank Product Debt other than Hedging Obligations. Amounts shall be applied to each category of Obligations set forth above until full payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a Pro Rata basis among the Obligations in the category. The allocations set forth in this Section 5.6 are solely to determine the rights and priorities of the Agents, the Collateral Agents and Lenders as among themselves and may be changed by the Agents, the Collateral Agents and Lenders without notice to or the consent or approval of any Borrower or any other Person.

5.7. Application of Payments and Collateral Proceeds. All Payment Items received by the applicable Agent by 11:00 a.m. on any Business Day shall be deemed received on that Business Day. All Payment Items received by the applicable Agent after 12:00 noon, on any Business Day shall be deemed received on the following Business Day. Each Borrower irrevocably waives the right to direct the application of any and all payments and Collateral proceeds at any time or times hereafter received by any Agent or any Lender from or on behalf of Borrowers, and each Borrower does hereby irrevocably agree that any Agent shall have the continuing exclusive right to apply and reapply any and all such payments and Collateral proceeds received at any time or times hereafter by any Agent against the Obligations, in such manner as Administrative Agent may deem advisable in accordance with this Agreement, notwithstanding any entry by Administrative Agent upon any of its books and records; provided, however, that Administrative Agent will apply (i) any proceeds of Collateral of Canadian Borrower to the Canadian Obligations and (ii) any proceeds of Collateral of U.S. Borrowers to the Obligations (other than the Canadian Obligations). If, as the result of Administrative Agent’s collection of proceeds of Accounts and other Collateral as authorized by Section 8.2.6 a credit balance exists, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default or Event of Default exists. U.S. Revolver Lenders may, at their option, apply such credit balance against any of the Obligations upon and after the occurrence of an Event of Default.

5.8. Loan Accounts; the Register; Account Stated.

5.8.1. Loan Accounts. Each Lender shall maintain in accordance with its usual and customary practices an account or accounts (a “Loan Account”) evidencing the Debt of Borrowers to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable to such Lender from time to time hereunder and under each Note payable to such Lender. Any failure of a Lender to record in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers hereunder (or under any Note) to pay any amount owing hereunder to such Lender.

5.8.2. The Register. Administrative Agent shall maintain a register (the “Register”) which shall include a master account and a subsidiary account for each Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due, and payable from Borrowers to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by Administrative Agent from Borrowers and each Lender’s share thereof. The Register shall be available for inspection by Borrowers or any Lender at the offices of Administrative Agent at any reasonable time and from time to time upon reasonable prior notice. Any failure of Administrative Agent to record in the Register, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers hereunder (or under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Administrative Agent.

5.8.3. Entries Binding. The entries made in the Register and each Loan Account shall constitute rebuttably presumptive evidence of the information contained therein; provided, however, that if a copy of information contained in the Register or any Loan Account is provided to any Person, or any Person inspects the Register or any Loan Account, at any time or from time to time, then the information contained in the Register or the Loan Account, as applicable, shall be conclusive and binding on such Person for all purposes absent manifest error, unless such Person notifies Administrative Agent in writing within thirty (30) days after such Person’s receipt of such copy or such Person’s inspection of the Register or Loan Account of its intention to dispute the information contained therein.

5.9. Gross Up for Taxes.

5.9.1. Payment Free of Taxes. Any and all payments by any Obligor on account of any Obligations shall be made free and clear of and without reduction or withholding for any Indemnified

Taxes or Other Taxes; provided that if an Obligor or Administrative Agent shall be required by Applicable Law to deduct or withhold any Indemnified Taxes (including any Other Taxes) from such payments, then (a) the sum payable by the Obligor shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (b) the Obligor or Administrative Agent shall make such deductions; and (c) the Obligor or Administrative Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law. Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.9.2. Indemnification. Borrowers shall indemnify, hold harmless and reimburse Administrative Agent, Lenders and Issuing Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable by Administrative Agent, any Lender or Issuing Bank with respect to any Obligations, Letters of Credit or Credit Documents, and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower Agent by a Lender or Issuing Bank (with a copy to Administrative Agent), or by Administrative Agent showing in reasonable detail the method of calculation thereof, shall be conclusive absent manifest error. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower, Borrower Agent shall deliver to Administrative Agent a receipt issued by the Governmental Authority evidencing such payment or other evidence of payment satisfactory to Administrative Agent.

5.9.3. Refunds. If any Agent or Lender reasonably determines that it is entitled to claim a refund of any Indemnified Taxes or Other Taxes to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 5.9., it shall promptly notify such Borrower of the availability of such refund claim and shall make such refund claim to such taxation authority for such refund at such Borrower’s expense. If a Lender or any Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence), it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 5.9. with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than interest paid by the relevant taxing authority); provided that each Borrower, upon the request of such Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection 5.9.3 shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to such Borrower or any other Person.

5.10. Foreign Lenders.

5.10.1. Exemption. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which an Obligor is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under any Credit Document shall, to the extent that it is legally entitled to do so, deliver to Administrative Agent and Borrower Agent, at the time or times prescribed by Applicable Law or reasonably requested by

Administrative Agent or Borrower Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Administrative Agent or Borrower Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Administrative Agent or Borrower Agent as will enable Administrative Agent and Borrower Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

5.10.2. Documentation. Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States, a Foreign Lender shall, if it is legally entitled to do so, deliver to Administrative Agent and Borrower Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the request of Administrative Agent or Borrower Agent), (a) duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) duly completed copies of IRS Form W-8ECI; (c) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (i) a certificate to the effect that (A) such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) such Foreign Lender is not a “10 percent shareholder” of any Obligor within the meaning of Section 881(c)(3)(B) of the Code, (C) any interest payment received by such Foreign Lender under this Agreement or any other Credit Document is not effectively connected with the conduct of a trade or business in the United States and (D) such Foreign Lender is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (ii) duly completed copies of IRS Form W-8BEN; or (d) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding tax, duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers to determine the withholding or deduction required to be made. For the avoidance of doubt, none of Canadian Borrower or any Canadian Subsidiary Guarantors shall be liable for any of the U.S. Obligations.

5.10.3. Notification. Each Foreign Lender shall promptly notify Borrower Agent and Administrative Agent of any change in circumstances which would modify or render invalid any previously claimed exemption or reduction pursuant to Sections 5.10.1. and 5.10.2.

5.11. Nature and Extent of Each Borrower’s Liability.

5.11.1. Joint and Several Liability. Each U.S. Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which any Agent or any Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that Agents and Lenders are relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder. Each U.S. Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on any of the Loans or other Obligations, such U.S. Borrower shall forthwith pay the same, without notice or demand.

5.11.2. Unconditional Nature of Liability. Each U.S. Borrower’s joint and several liability hereunder with respect to, and guaranty of, the Loans and other Obligations shall, to the fullest extent permitted by Applicable Law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by any Agent, any Collateral Agent or any Lender with respect to any provision of any instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to any Agent, any Collateral Agent or any Lender, (iv) the failure by any Agent to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations or any Agent’s release of any Collateral or of its Liens upon any Collateral, (v) Agents’, Collateral Agents’ or Lenders’ election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code or similar provision under another Debtor Relief Law, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or similar provision under another Debtor Relief Law, (vii) the release or compromise, in whole or in part, of the liability of any Obligor for the payment of any of the Obligations, (viii) any amendment or modification of any of the Credit Documents or any waiver of a Default or Event of Default, (ix) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (x) the disallowance of all or any portion of any Agent’s, any Collateral Agents’ or any Lender’s claims against any other Obligor for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code or similar provision under another Debtor Relief Law, or (xi) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower. After the occurrence and during the continuance of any Event of Default, the Agents may proceed directly and at once, without notice to any U.S. Borrower, against any or all of U.S. Borrowers to collect and recover all or any part of the Obligations, without first proceeding against any other Borrower or against any Collateral or other security for the payment or performance of any of the Obligations, and each U.S. Borrower waives any provision under Applicable Law that might otherwise require the Agents to pursue or exhaust their remedies against any Collateral or Borrower before pursuing another U.S. Borrower. Each U.S. Borrower consents and agrees that the Agents shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

5.11.3. No Reduction in Liability for Obligations. No payment or payments made by a Borrower or received or collected by Administrative Agent from a Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, release or otherwise affect the liability of any U.S. Borrower under this Agreement, each of whom shall remain jointly and severally liable for the payment and performance of all Loans and other Obligations until the Obligations are Paid in Full and this Agreement is terminated.

5.11.4. Contribution. Each U.S. Borrower is unconditionally obligated to repay the Obligations on a joint and several basis under this Agreement. If, as of any date, the aggregate amount of payments made by a U.S. Borrower on account of the Obligations and proceeds of such U.S. Borrower’s Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such U.S. Borrower in its business (such excess amount being referred to as an “Accommodation Payment”), then each of the other U.S. Borrowers (each such U.S. Borrower being referred to as a “Contributing Borrower”) shall be obligated to make contribution to such U.S. Borrower (the “Paying Borrower”) in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each U.S. Borrower by the Allocable Percentage of U.S. Borrower from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation

Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower’s recovery of contribution hereunder from the other U.S. Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term “Allocable Percentage” shall mean, on any date of determination thereof, a fraction the denominator of which shall be equal to the number of U.S. Borrowers who are parties to this Agreement on such date and the numerator of which shall be the aggregate amount of Obligations; provided, however, that such percentages shall be modified in the event that contribution from a U.S. Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing such U.S. Borrower’s Allocable Percentage equitably and by adjusting the Allocable Percentage of the other U.S. Borrowers proportionately so that the Allocable Percentages of all U.S. Borrowers at all times equals 100%.

5.11.5. Subordination. Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Borrower, and any successor or assign of any other Borrower, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the Payment in Full of all of the Obligations.

SECTION 6. TERM AND TERMINATION OF COMMITMENTS

6.1. Term Date of Commitments. Subject to each Lender’s right to cease making Loans and other extensions of credit to Borrowers when any Default or Event of Default exists or upon termination of the Commitments as provided in Section 6.2 hereof, the Revolver Commitments shall be in effect ~~for a period of five (5) years~~ from the ~~date hereof~~Closing Date through the close of business on ~~October 18, 2012 (~~the ~~“~~Commitment Maturity Date~~”)~~.

6.2. Termination.

6.2.1. Termination by Administrative Agent.

(i) Administrative Agent may (and upon the direction of the Required Lenders, shall) terminate the Commitments without notice at any time that an Event of Default exists.

(ii) Notwithstanding the foregoing the Commitments shall automatically terminate as provided in Section 12.2 hereof.

6.2.2. Termination by Borrowers. Upon at least ten (10) days’ prior written notice to Administrative Agent, Borrower Agent (on behalf of Borrowers) may, at its option, terminate the Commitments; provided, however, that no such termination by Borrowers shall be effective until Payment in Full of the Obligations. Any notice of termination given by Borrowers shall be irrevocable unless Administrative Agent otherwise agrees in writing. Borrowers may elect to terminate the Commitments in their entirety only; provided that nothing contained herein shall affect Borrowers’ right to voluntarily reduce the Commitments as provided in Section 5.3.1 of this Agreement. No section of this Agreement, Type of Loan available hereunder or Commitment may be terminated by Borrowers singly.

6.2.3. Reserved.

6.2.4. Effect of Termination. On the effective date of termination of the Commitments by Administrative Agent or by Borrowers, all of the Obligations shall be immediately due and payable and Lenders shall have no obligation to make any Loans and Issuing Bank shall have no obligation to procure any Letters of Credit. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Credit Documents shall survive any such termination and each Agent shall retain its Liens on the Collateral and all of its rights and remedies under the Credit Documents notwithstanding such termination until Payment in Full of the Obligations. Upon Payment in Full of the Obligations, each Agent shall release such Liens on the Collateral by filing Uniform Commercial Code or PPSA termination statements and as the Borrowers may reasonably request, any other documentation necessary to release such Liens. Notwithstanding the Payment in Full of the Obligations, no Agent shall be required to terminate its security interests in any of the Collateral unless, with respect to any loss or damage such Agent may incur as a result of the dishonor or return of any Payment Items applied to the Obligations, such Agent shall have received either (i) a written agreement, executed by the applicable Borrowers and any Person deemed financially responsible by Administrative Agent whose loans or other advances to the applicable Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Agents and Lenders from any such loss or damage; or (ii) such monetary reserves and Liens on the Collateral for such period of time as such Agent, in its reasonable Credit Judgment, may deem necessary to protect such Agent from any such loss or damage. The provisions of Sections 3.3, 3.6, 3.7, 3.8, 5.5, 5.9 and this Section 6.2.4 and all obligations of Borrowers to indemnify any Agent, any Collateral Agent or any Lender pursuant to this Agreement or any of the other Credit Documents shall in all events survive any termination of the Commitments and Payment in Full of the Obligations.

SECTION 7. [RESERVED]

SECTION 8. COLLATERAL ADMINISTRATION

8.1. General Provisions.

8.1.1. Location of Collateral. All tangible items of Collateral, other than In-Transit Inventory, shall at all times be kept by Borrowers and the Canadian Subsidiary Guarantors (i) at one or more of the business locations of Borrowers and Canadian Subsidiary Guarantors set forth in Schedule 8.1.1 hereto, (ii) at a location owned or leased by an Obligor in the United States or Canada other than those shown on Schedule 8.1.1 hereto so long as (x) Borrowers have given Administrative Agent notice of such new location at the time the next Borrowing Base Certificate is required to be delivered following the start of use of such new location and (y) prior to moving any Inventory to a new location any Borrower leases, either (A) the landlord has executed in favor of the applicable Agent a Lien Waiver or (B) a rent reserve has been established as contemplated in clause (i) of the definition of “Inventory Reserve,” or (iii) if the Collateral consists of Inventory, at a Third-Party Location where either (A) the applicable Agent has either received from such third party an acceptable Lien Waiver or (B) a reserve has been established as contemplated by clause (ii) of the definition of “Inventory Reserve.”

8.1.2. Insurance of Collateral; Condemnation Proceeds.

(i) Each Borrower and the Canadian Subsidiary Guarantors, as applicable, shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Administrative Agent. Schedule 8.1.2 describes all such insurance of Borrowers and the Canadian Subsidiary Guarantors in effect on the ~~date hereof~~Closing Date, which the Lenders acknowledge are satisfactory as of the ~~date hereof~~Closing Date. All proceeds payable to Borrowers or the Canadian Subsidiary Guarantors, as applicable, under each such policy shall be payable to the applicable Agent for application to the Obligations, except to the extent otherwise provided in Section 8.1.2(ii) hereof. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days’ prior written notice (or if not available in the case of non-payment of premium, ten (10) days’) to the applicable Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of the applicable Agent shall not be impaired or invalidated by any act or neglect of any Borrower or Canadian Subsidiary Guarantor, as applicable, or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If any Borrower or Canadian Subsidiary Guarantor, as applicable, fails to provide and pay for such insurance, the applicable Agent may, at its option, but shall not be required to, procure the same and charge Borrowers therefor. Each Borrower agrees to deliver to the applicable Agent, upon the request of such Agent, true copies of all material reports made in any reporting forms to insurance companies. As long as no Event of Default exists, each Borrower and any Canadian Subsidiary Guarantor shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by such Borrower; provided that all proceeds thereof are applied in the manner specified in this Agreement, and the applicable Agent agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists, only the applicable Agent shall be authorized to settle, adjust and compromise such claims, and such Agent shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other Credit Documents.

(ii) If a Cash Dominion Event has occurred and is continuing, any proceeds of insurance referred to in this Section 8.1.2 and any condemnation or expropriation awards in connection with a condemnation or expropriation of any of the Collateral shall be paid to the applicable Agent in an amount equal to the pro rata portion of such proceeds based on the relative Value of the Collateral subject to the applicable loss, condemnation or expropriation as compared to the value of all other assets of the Borrowers and the Canadian Subsidiary Guarantors, as applicable, subject to such loss, condemnation or expropriation (measured as of the date of such event) and applied to the payment of the U.S. Revolver Loans or Canadian Revolver Loans, as applicable, and then to any other Obligations outstanding; provided, however, that if an Event of Default exists on the date of the applicable Agent’s receipt thereof, the applicable Agent may apply such proceeds to the Obligations in such order of application that is not inconsistent with Section 5.6.

8.1.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes imposed under any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by the applicable Agent to any Person to realize upon any Collateral shall be borne and paid by the applicable Borrowers and the Canadian Subsidiary Guarantors, as applicable. Neither Agent shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in such Agent’s actual possession or control) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrowers’ or the Canadian Subsidiary Guarantors’, as applicable, sole risk.

8.1.4. Defense of Title to Collateral. Each Borrower and each Canadian Subsidiary Guarantor shall at all times defend such Borrower’s or Canadian Subsidiary Guarantor’s, as applicable, title to the Collateral and Administrative Agent’s Liens therein against all Persons and all claims and demands whatsoever other than Permitted Liens.

8.2. Administration of Accounts.

8.2.1. Records and Schedules of Accounts. Each Borrower and Canadian Subsidiary Guarantor shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Administrative Agent on a quarterly basis(or if a Default or Event of Default exists or Average Availability for the preceding 30 consecutive day period is less than $150,000,000, once a month) a sales and collections report for the preceding period, in form satisfactory to Administrative Agent. If Average Availability for the preceding calendar month is less than $150,000,000, each Borrower and Canadian Subsidiary Guarantor shall also provide to Administrative Agent on or before the twentieth day of each month, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the face value and due dates for each Account and each Account Debtor obligated on an Account so listed (“Schedule of Accounts”) and upon Administrative Agent’s request therefor, copies of reports relating to such other matters and information as Administrative Agent shall reasonably request. Any reports, trial balances or other information provided to Administrative Agent pursuant to this Section 8.2.1 shall also be provided to any Collateral Agent upon its request therefor.

8.2.2. Discounts, Disputes and Returns. If any Borrower or Canadian Subsidiary Guarantor, as applicable, grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, such Borrower or Canadian Subsidiary Guarantor, as applicable, shall report such discounts, allowances or credits, as the case may be to Administrative Agent as, part of the next required Schedule of Accounts. If any amounts due and owing in excess of $1,000,000 are in dispute between any Borrower or Canadian Subsidiary Guarantor, as applicable, and any Account Debtor, or if any returns are made in excess of $1,000,000 with respect to any Accounts owing from an Account Debtor, such Borrower or Canadian Subsidiary Guarantor, as applicable, shall provide Administrative Agent with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute or return, all claims related thereto and the amount in controversy. At any time an Event of Default exists, Administrative Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as Administrative Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys’ fees, to the applicable Borrowers and Canadian Subsidiary Guarantors.

8.2.3. Taxes. If an Account of any Borrower or any Canadian Subsidiary Guarantor, as applicable, includes a charge for any Taxes payable to any Governmental Authority, subject to a Borrower’s or Canadian Subsidiary Guarantor’s right to Properly Contest the same pursuant to Section 10.1.6 hereof, the applicable Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower or Canadian Subsidiary Guarantor and to charge Borrowers therefor; provided, however, that neither Agents nor Lenders shall be liable for any Taxes that may be due by Borrowers.

8.2.4. Account Verification. Whether or not a Default or an Event of Default exists, Agent shall have the right at any time, in the name of Administrative Agent, any designee of Administrative Agent, any Borrower or any Canadian Subsidiary Guarantor to verify the validity, amount or any other matter relating to any Accounts of such Borrower by mail, telephone, telegraph or otherwise. Borrowers and the Canadian Subsidiary Guarantors shall cooperate fully with Administrative Agent in an effort to facilitate and promptly conclude any such verification process. Unless a Default or Event of Default exists, such verifications shall be done in the name of a fictitious company.

8.2.5. Maintenance of Dominion Account. Borrowers and the Canadian Subsidiary Guarantors shall maintain one or more Dominion Accounts, each pursuant to a lockbox or other arrangement acceptable to Administrative Agent, with such bank as may be selected by Borrowers or the Canadian Subsidiary Guarantors, as applicable, and be acceptable to Administrative Agent. Borrowers and the Canadian Subsidiary Guarantors shall issue to each such lockbox bank an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in the lockbox to the related Dominion Account. Borrowers and the Canadian Subsidiary Guarantors, as applicable, shall enter into agreements, in form satisfactory to Administrative Agent, with each bank at which a Dominion Account is maintained by which such bank shall, upon the occurrence and during the continuation of a Cash Dominion Event, immediately transfer to the U.S. Payment Account all monies deposited to a Dominion Account constituting proceeds of Collateral considered in calculating the U.S. Borrowing Base and to the Canadian Payment Account all monies deposited to a Dominion Account constituting proceeds of Collateral considered in calculating the Canadian Borrowing Base. All funds deposited in each Dominion Account shall be subject to the applicable Agent’s Lien. Borrowers and the Canadian Subsidiary Guarantors shall obtain the agreement (in favor of and in form and content satisfactory to Agents) by each bank at which a Dominion Account is maintained to waive any offset rights against the funds deposited into such Dominion Account, except offset rights in respect of charges incurred in the administration of such Dominion Account. Neither Agents nor Lenders assume any responsibility to Borrowers or the Canadian Subsidiary Guarantors for such lockbox arrangement or, upon the occurrence and during the continuation of a Cash Dominion Event, any Dominion Account, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

8.2.6. Collection of Accounts and Proceeds of Collateral. All Payment Items received by any Borrower or any Canadian Subsidiary Guarantor, as applicable, in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by such Borrower or Canadian Subsidiary Guarantor, as applicable, as trustee of an express trust for the applicable Agent’s benefit; such Borrower or such Canadian Subsidiary Guarantor, as applicable, shall immediately deposit same in kind in a Dominion Account for application to the applicable Obligations in accordance with the terms of this Agreement. Each Agent retains the right at all times that a Default or an Event of Default exists to notify Account Debtors of any Borrower or Canadian Subsidiary Guarantor that Accounts have been assigned to Agents and to collect Accounts directly in its own name and to charge to Borrowers or the Canadian Subsidiary Guarantors, as applicable, the collection costs and expenses incurred by the applicable Agent or Lenders, including reasonable attorneys’ fees. Upon the occurrence and during the continuation of a Cash Dominion Event, all monies properly deposited in the U.S. Payment Account shall be deemed to be voluntary prepayments of U.S. Revolver Loans and applied in accordance with Section 5.6 to reduce outstanding U.S. Revolver Loans and all monies properly deposited in the Canadian Payment Account shall be deemed to be voluntary prepayments of Canadian Revolver Loans and applied in accordance with Section 5.6 to reduce outstanding Canadian Revolver Loans.

8.3. Administration of Inventory.

8.3.1. Records and Reports of Inventory. Each Borrower and Canadian Subsidiary Guarantor shall keep accurate and complete records of its Inventory and shall furnish Agents and Lenders inventory reports respecting such Inventory in form and detail satisfactory to Agents and Lenders at such times as Agents and applicable Lenders may request, but so long as no Default or Event of Default exists, no more frequently than once each month. Each Borrower and each Canadian Subsidiary Guarantor shall, at its own expense, conduct a physical inventory no less frequently than annually and periodic cycle counts consistent with such Borrower’s or such Canadian Subsidiary Guarantor’s historical practices and shall provide to Agents and Lenders a report based on each such physical inventory and cycle count promptly after completion thereof, together with such supporting information as Administrative Agent or any Collateral Agent shall request. Administrative Agent may participate in and observe each physical count or inventory, which participation shall be at Borrowers’ expense at any time that an Event of Default exists.

8.3.2. Returns of Inventory. No Borrower or any Canadian Subsidiary Guarantor shall return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the Ordinary Course of Business of such Borrower or such Canadian Subsidiary Guarantor, as applicable, and such Person; (ii) no Default or Event of Default exists or would result therefrom; (iii) the return of such Inventory will not result in an Out-of-Formula Condition; (iv) such Borrower or Canadian Subsidiary Guarantor, as applicable, promptly notifies Administrative Agent thereof if the aggregate Value of all Inventory returned in any month exceeds $25,000,000; and (v) when a Cash Dominion Event has occurred and is continuing, any payments received by such Borrower or such Canadian Subsidiary Guarantor, as applicable, in connection with any such return are promptly turned over to Administrative Agent for application to the Obligations in accordance with the terms of this Agreement.

8.4. Borrowing Base Certificates. On the Closing Date and on or before the twentieth day of each month (as of the close of the previous month), Borrowers shall deliver to Administrative Agent, and to any Collateral Agent upon its request, (and Administrative Agent shall promptly deliver to Lenders and to Canadian Agent) a Borrowing Base Certificate prepared as of the close of business of the previous month, and at such other times as Administrative Agent may request in its reasonable discretion; provided that the first Borrowing Base Certificate delivered after the Closing Date shall not be required to be delivered until October 31, 2007. All calculations of Availability in connection with any Borrowing Base Certificate originally shall be made by Borrowers and certified by a Senior Officer to Administrative Agent and Lenders; provided that Administrative Agent shall have the right to review and adjust, in the exercise of its reasonable Credit Judgment, any such calculation (i) to reflect its reasonable estimate of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the applicable Availability Reserve. In no event shall (a) the U.S. Borrowing Base on any date be deemed to exceed the amount of the U.S. Borrowing Base or (b) Canadian Borrowing Base on any date be deemed to exceed the amount of the Canadian Borrowing Base, in each case shown on the Borrowing Base Certificate last received by Administrative Agent prior to such date, as such Borrowing Base Certificate may be adjusted from time to time by Administrative Agent as herein authorized; provided further that if on the first day of any month it is determined that during the immediately preceding calendar month Average Availability was less than $200,000,000, then on each Wednesday of such month (beginning with the Wednesday occurring during the first full calendar week of such month), Borrower Agent shall deliver to Administrative Agent, and to any Collateral Agent upon its request, a Borrowing Base Certificate, updated as of the close of business on the last Business Day of the immediately preceding calendar week (it being understood that inventory amounts shown in such Borrowing Base Certificate will be based on the inventory amount for the most recently ended month) unless ~~Administrative Agent~~the Collateral Agents otherwise ~~agrees~~agree (or if Wednesday is not a Business Day, on the next succeeding Business Day).

SECTION 9. REPRESENTATIONS AND WARRANTIES

9.1. General Representations and Warranties. To induce Agents and Lenders to enter into this Agreement and to make available the Commitments, each Borrower warrants and represents to Agents and Lenders that:

9.1.1. Organization and Qualification. Each Borrower and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Schedule 9.1.1 hereto and in all other states and jurisdictions in which the failure of such Borrower or any of such Subsidiaries to be so qualified would have a Material Adverse Effect.

9.1.2. Power and Authority. Each Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Credit Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Credit Documents have been duly authorized by all necessary corporate action on behalf of the Borrowers and any of their Subsidiaries party thereto and do not and will not (i) require any consent or approval of any of the holders of the Equity Interests of any Borrower or any of its Subsidiaries other than those obtained on or prior to the ~~date hereof~~Closing Date; (ii) contravene the Organization Documents of any Borrower or any of its Subsidiaries; (iii) violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Borrower or any of its Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which any Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its Subsidiaries.

9.1.3. Legally Enforceable Agreement. This Agreement is, and each of the other Credit Documents when delivered will be, a legal, valid and binding obligation of each Borrower and each of its Subsidiaries signatories thereto enforceable against them in accordance with the respective terms of such Credit Documents, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights and by general principles of equity (whether considered in a proceeding at law or equity).

9.1.4. Capital Structure. As of ~~the date of this Agreement~~Closing Date, after giving effect to the Acquisition, Schedule 9.1.4 hereto states (i) the correct name of each Borrower and Subsidiary, its jurisdiction of incorporation and the percentage of its Equity Interests having voting powers owned by each Person and (ii) the number of authorized and issued Equity Interests (and treasury shares) of each Borrower and its Subsidiaries. Each Borrower has good title to all of the shares it purports to own of the Equity Interests of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable. Except as set forth on Schedule 9.1.4 hereto, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Equity Interests or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Borrower or any of its Subsidiaries. Except as set forth on Schedule 9.1.4 hereto, there are no outstanding agreements or instruments binding upon the holders of any Borrower’s Equity Interests relating to the ownership of its Equity Interests.

9.1.5. Title to Properties; Priority of Liens. Each Borrower and each of its Subsidiaries has good title to all of its personal Property, including all Property reflected in the financial statements referred to in Section 9.1.7 or delivered pursuant to Section 10.1.3 (other than any Property sold in the Ordinary Course of Business after the date of such financial statements), in each case free and clear of all Liens except Permitted Liens. The Liens granted to Administrative Agent pursuant to the U.S. Security Documents for the benefit of the Secured Parties (i) have been validly created, (ii) will attach to each item of Collateral owned by U.S. Borrowers on the Closing Date and (iii) when so attached, will secure all the Obligations. When the UCC financing statements describing the Collateral owned by U.S. Borrowers have been filed in the offices as specified on Schedule 9.1.5 hereto, the Liens granted to Administrative Agent will constitute perfected security interests to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein. The Liens granted to Canadian Agent pursuant to the Canadian Security Documents for the benefit of the Canadian Secured Parties (i) have been validly created, (ii) will attach to each item of Collateral on the Closing Date and (iii) when so attached, will secure all the Canadian Obligations owing by the Canadian Obligor granting such Lien. When the PPSA financing statements describing the Collateral owned by Canadian Borrower have been filed in the offices as specified on Schedule 9.1.5 hereto, the Liens granted to Canadian Agent for the benefit of the Canadian Secured Parties will constitute perfected security interests to the extent that a security interest therein may be perfected by filing pursuant to the PPSA, prior to all Liens (other than Liens permitted by Sections 10.2.5(ii), (iii) and (xi)) and rights of others therein.

9.1.6. Accounts. Administrative Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect to any Account. Unless otherwise indicated in the most recent Borrowing Base Certificate or otherwise in writing to Administrative Agent, with respect to each Account, each Borrower warrants that:

(i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

(ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Borrower in the Ordinary Course of Business and substantially in accordance with the terms and conditions, of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between a Borrower and the Account Debtor;

(iii) It is for a sum certain maturing as stated in the invoice covering such sale or rendition of services (subject to adjustment in the Ordinary Course of Business), a copy of which is available to Administrative Agent on request;

(iv) To the best of Borrowers’ knowledge, such Account, and the applicable Agent’s security interest therein, is not, and will not (by voluntary act or omission of a Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is immaterial, and each such Account is absolutely owing to a Borrower and is not contingent in any respect or for any reason;

(v) Such Borrower has not made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by a Borrower in the Ordinary Course of Business and which are promptly thereafter reflected in the calculation of the net amount of each respective invoice related thereto, and are reflected in the Schedules of Accounts next submitted to Administrative Agent pursuant to Section 8.2.1 hereof;

(vi) To the best of such Borrower’s knowledge, there are no facts, events or occurrences which are reasonably likely to impair the validity or enforceability of such Account or reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Administrative Agent with respect thereto;

(vii) To the best of such Borrower’s knowledge, (1) the Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) no Account Debtor with more than $5,000,000 of unpaid Accounts is party to any Insolvency Proceeding;

(viii) To the best of such Borrower’s knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor whose Accounts comprise more than 1% of the Value of the Accounts of all Account Debtors thereunder and which are reasonably likely to result in any material adverse change in such Account Debtor’s financial condition or the collectibility of such Account; and

(ix) In the ordinary course of its business, each Borrower processes its accounts receivable in a manner such that each payment received by such Borrower in respect of accounts receivable is allocated to a specifically identified invoice, which invoice corresponds to a particular account receivable owing to such Borrower.

9.1.7. Financial Statements Fiscal Year.

(a) The Consolidated balance sheets of Borrowers and such other Persons described therein (including the accounts of all Subsidiaries of Borrowers for the respective periods during which a Subsidiary relationship existed) as of December 31, 2006, and the related statements of income, changes in stockholder’s equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrowers and such Persons at such dates and the results of Borrowers’ operations for such periods. Since December 31, 2006, there has been no Material Adverse Effect.

(b) The unaudited Consolidated balance sheet of Borrowers and such other Persons described therein (including the accounts of all Subsidiaries of Borrowers for the respective periods during which a Subsidiary relationship existed) as of June 30, 2007 and the related unaudited consolidated statements of operations and reinvested earnings and of cash flows for the fiscal quarter then ended and the six months then ended, set forth in Ryerson’s quarterly report for the fiscal quarter ended June 30, 2007 as filed with the SEC on Form 10-Q, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 9.1.7(a), the consolidated financial position of Borrowers and such other Persons as of such date and their consolidated results of operations and cash flows for such fiscal quarter and such six-month period (subject to normal year-end adjustments and the absence of footnotes).

9.1.8. Full Disclosure. The financial statements referred to in Section 9.1.7 hereof do not contain any untrue statement of a material fact and do not omit to state any information necessary to make the statements required to be made therein, in light of the circumstances under which they were made, not misleading, and neither this Agreement nor any other written statement (other than any projections and budgets) provided to the Agents or Lenders by a Borrower contains an untrue statement or omits any material fact necessary to make the statements contained herein or therein not materially misleading. With respect to any projections or budgets delivered to the Agents or Lenders by a Borrower, such projections and budgets were prepared in good faith on the basis of assumptions believed by Borrowers to be reasonable at the time of the preparation thereof.

9.1.9. Solvent Financial Condition. Borrowers and their Subsidiaries together, on a consolidated basis, are now Solvent and, after giving effect to the Loans to be made hereunder, the Letters of Credit to be issued in connection herewith and the consummation of the other transactions described in the Credit Documents, will be Solvent.

9.1.10. Taxes. Each Borrower and each of its Subsidiaries has filed all material federal, state, provincial, territorial, local and foreign tax returns and other material reports it is required by law to file, has paid, or made adequate provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, and has satisfied all of its respective Tax withholding obligations except to the extent being Properly Contested. The provision for Taxes on the books of each Borrower and each of its Subsidiaries is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.11. [Reserved].

9.1.12. Intellectual Property. Each Borrower and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the present and planned future conduct of its business without any conflict with the rights of others; there is no objection to, or pending (or, to Borrower’s knowledge, threatened) Intellectual Property Claim with respect to, any Borrower’s or any Subsidiary’s right to use any such Intellectual Property and such Borrower and Subsidiary are not aware of any grounds for challenge or objection thereto; and, except as may be disclosed on Schedule 9.1.12 hereto, no Borrower nor any of its Subsidiaries pays any royalty or other compensation to any Person for the right to use any Intellectual Property. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on Schedule 9.1.12 hereto, to the extent they are registered under any Applicable Law or are otherwise material to any Borrower’s or any of its Subsidiaries’ business.

9.1.13. Governmental Approvals. Each Borrower and each of its Subsidiaries has, and is in good standing with respect to, all Governmental Approvals necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to have, or be in good standing with respect to, any necessary Government Approvals could not reasonably be expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.14. Compliance with Laws. Each Borrower and each of its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law (except to the extent that any such noncompliance with Applicable Law could not reasonably be expected to have a Material Adverse Effect) and there have been no citations, notices or orders of noncompliance issued to any Borrower or any of its Subsidiaries under any such law, rule or regulation, which could result in a Material Adverse Effect.

9.1.15. Burdensome Contracts. No Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect. No Borrower nor any of its Subsidiaries is a party or subject to any Restrictive Agreements, except as set forth on Schedule 9.1.15 hereto, none of which prohibit the execution or delivery of any of the Credit Documents by any Borrower or the performance by any Borrower of its obligations under any of the Credit Documents to which it is a party, in accordance with the terms of such Credit Documents.

9.1.16. Litigation. Except as set forth on Schedule 9.1.16 hereto, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Borrower, threatened on the ~~date hereof~~Closing Date against or affecting any Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of its Subsidiaries, (i) which relate to any of the Credit Documents or any of the transactions contemplated thereby or (ii) which, if determined adversely to any Borrower or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect. To the knowledge of each Borrower, no Borrower nor any of its Subsidiaries is in default on the ~~date hereof~~Closing Date with respect to any order, writ, injunction, judgment, decree or rule of any court, Governmental Authority or arbitration board or tribunal, which default could reasonably be expected to result in a Material Adverse Effect.

9.1.17. No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or any Borrower’s performance hereunder, constitute a Default or an Event of Default. No Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes or which with the passage of time or the giving of notice or both would constitute a default, by a Borrower under any Material Contract or in the payment of any Debt of a Borrower or a Subsidiary to any Person for Debt.

9.1.18. Leases. Schedule 9.1.18 hereto is a complete listing of each capitalized and operating lease of each Borrower and each of its Subsidiaries on the ~~date hereof~~Closing Date that constitutes a Material Contract. Each Borrower and each of its Subsidiaries is in substantial compliance with all of the terms of each of its respective capitalized and operating leases and to the best of Borrowers’ knowledge, there is no basis upon which the lessors under any such, leases could terminate same or declare any Borrower or any of its Subsidiaries in default thereunder, the termination of which could reasonably be expected to have a Material Adverse Effect.

9.1.19. Labor Relations. On the Closing Date, there are no material grievances, disputes or controversies with any union or any other organization of any Borrower’s or any Subsidiary’s employees, or, to any Borrower’s knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, which could reasonably be expected to have a Material Adverse Effect.

9.1.20. Not a Regulated Entity. No Borrower nor any of its Subsidiaries is (i) an “investment company” or “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940; or (ii) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.21. Margin Stock. No Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

9.1.22. Environmental Matters.

(a) Except as set forth in Schedule 9.1.22 hereto and except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect:

(i) Borrower and its Subsidiaries and their businesses, operations and Property are in compliance with, and Borrower and its Subsidiaries have no liability under, applicable Environmental Law;

(ii) Borrower and its Subsidiaries have obtained, or have applied in a timely manner for, all permits, approvals and authorizations required for the conduct of their businesses and operations, and the ownership, operation and use of their Property, under Environmental Law (“Environmental Permits”), and all such Environmental Permits are valid and in good standing;

(iii) There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or to the knowledge of Borrower formerly owned, leased or operated by Borrower and its Subsidiaries or their predecessors in interest that could reasonably be expected to result in liability of Borrower or any Subsidiary under or non-compliance by Borrower or any Subsidiary with any Environmental Law;

(iv) There is no Environmental Claim pending or, to the knowledge of Borrower and its Subsidiaries, threatened against Borrower or its Subsidiaries, or relating to any Borrower Property currently or to the knowledge of Borrower formerly owned, leased or operated by Borrower and its Subsidiaries or relating to the operations of Holdings and the Subsidiaries, and there are no actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of such an Environmental Claim;

(v) Neither Borrower nor any Subsidiary is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract or agreement, and none of them is conducting or financing, in whole or in part, any Response required by any Environmental Law at any location; and

(vi) No Real Property or facility owned, operated or leased by Holdings or any Subsidiary and, to the knowledge of the Holdings and the Subsidiaries, no Real Property or facility formerly owned, operated or leased by Holdings or any Subsidiary or any of their predecessors in interest is (i) listed or formally proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority including any such list relating to petroleum or petroleum products.

(b) Except as set forth in Schedule 9.1.22 hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation or Response pursuant to any Environmental Law.

9.1.23. ERISA Compliance.

(i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS (or has timely filed an application for a determination letter that is under review by the IRS) and to the best knowledge of Borrowers, nothing has occurred which would cause the loss of such qualification.

(ii) There are no pending or, to the best knowledge of any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(iii) (a) No ERISA Event has occurred or is reasonably expected to occur that when taken together with all other such ERISA Events has or could reasonably be expected to have a Material Adverse Effect; (b) neither any Borrower nor any Person for which any Borrower may have a direct or indirect liability under ERISA has incurred, or reasonably expects to incur, any ,liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) that has or could reasonably be expected to have a Material Adverse Effect; (c) neither any Borrower nor any Person for which any Borrower may have a direct or indirect liability under ERISA has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan that has or could reasonably be expected to have a Material Adverse Effect; (d) no Borrower has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA; and (e) no other Person for which any Borrower may have any direct or indirect liability under ERISA has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA or could reasonably be expected to result in a Material Adverse Effect.

9.1.24. Bank Accounts. Schedule 9.1.24 hereto contains as of the Closing Date a complete and accurate list of all bank accounts maintained by Borrowers with any bank or other financial institution, each of which is a Dominion Account, other than accounts exclusively used for payroll, payroll taxes, employee benefits and deferred compensation or escrow accounts or an account not containing more than $25,000 at any time.

9.1.25. [Reserved].

9.1.26. [Reserved].

9.1.27. Canadian Pension Plans. The Canadian Pension Plans are duly registered under the Income Tax Act (Canada) and all other ~~applicable laws~~Applicable Laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of each Obligor (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the

Canadian Pension Plans and Canadian Benefit Plans and any funding agreements therefor have been performed in a timely fashion, except where (i) the failure to do so could not reasonably be expected to have a Material Adverse Effect and (ii) no Lien (other than a Permitted Lien) is created thereby. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans by any Obligor or its Affiliates except where such withdrawals or applications could not reasonably be expected to have a Material Adverse Effect. There are no material outstanding disputes involving any Obligor or its Affiliates concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans except where such disputes could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule 9.1.27 hereto based on the most recent actuarial valuations filed with Government Authorities, each of the Canadian Pension Plans was fully funded on a solvency basis as of the date of such actuarial valuations.

9.1.28. Insurance. Except as set forth in Schedule 9.1.28 hereto, the Properties of each Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where any Borrower or the applicable Subsidiary operates.

9.1.29. Casualty, Etc. Neither the businesses nor the properties of any Borrower or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

9.1.30. Transaction Documents. Ryerson and Parent have delivered to Administrative Agent a complete and correct copy of the Merger Agreement (including all schedules, exhibits, amendments, supplements and modifications thereto). The Merger Agreement complies in all material respects with all Applicable Law.

9.2. Reaffirmation of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Credit Documents shall be deemed to be reaffirmed by each Borrower on each day that Borrowers request or are deemed to have requested an extension of credit hereunder, except for changes in the nature of a Borrower’s or, if applicable, any of its Subsidiaries’ business or operations that may occur after the ~~date hereof~~Closing Date in the Ordinary Course of Business so long as Administrative Agent has consented to such changes or such changes are not violative of any provision of this Agreement. Notwithstanding the foregoing, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date.

9.3. Survival of Representations and Warranties. All representations and warranties of Borrowers contained in this Agreement or any of the other Credit Documents shall survive the execution, delivery and acceptance thereof by Agents, Lenders and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

10.1. Affirmative Covenants. For so long as there are any Commitments outstanding and thereafter until Payment in Full of the Obligations, each Borrower covenants that, unless the Required Lenders have otherwise consented in writing, it shall and shall cause each Subsidiary to:

10.1.1. Visits, Inspections and Appraisals.

(a) Permit representatives of Administrative Agent and Canadian Agent, from time to time, as often as may be reasonably requested, but only during normal business hours and (except when a Default or Event of Default exists) upon reasonable prior notice to a Borrower, to visit and inspect the Properties of such Borrower and each of its Subsidiaries, inspect, audit and make extracts from such Borrower’s and each Subsidiary’s books and records, and discuss with its officers, its employees and its independent accountants (not to exceed five (5) billable hours for such accountants unless an Event of Default exists), such Borrower’s and each Subsidiary’s business, financial condition, business prospects and results of operations; provided that representatives of Borrower Agent shall be given notice of, and the opportunity to participate in, any discussion with Borrowers’ independent accountants. Representatives of each Lender shall be authorized to accompany Agents on each such visit and inspection and to participate with Agents therein, or in any such discussion with the accountants, but at their own expense, unless a Default or Event of Default exists. Neither any Agent nor any Lender shall have any duty to make any such inspection and shall not incur any liability by reason of its failure to conduct or delay in conducting any such inspection.

(b) Independently, or in connection with the visits and inspections provided for in clause (a) above, but not more than twice in any year (or three times in any year when the Floor Test is not met or Availability is below $125.0 million for each day during an immediately preceding thirty consecutive day period), permit representatives of Administrative Agent during normal business hours and after reasonable notice (except when a Default or Event of Default exists), to conduct commercial finance examinations and other evaluations, including without limitation, (i) of Borrowers’ practices in computation of the U.S. Borrowing Base and the Canadian Borrowing Base, (ii) inspecting and verifying and auditing the Collateral and (iii) conducting inventory appraisals; provided that only one (or two in any year the Floor Test is not met or Availability is below $125.0 million for each day during an immediately preceding thirty consecutive day period) inventory appraisal will be conducted in any year; provided that during the existence and continuation of an Event of Default, the foregoing limitations on the number of examinations, evaluations and appraisals shall not apply. Borrowers shall be responsible for all reasonable fees and expenses incurred by Administrative Agent (i) in connection with such field examinations, evaluations and appraisals conducted in accordance with the previous sentence and (ii) in connection with the collateral review conducted in connection with any Acquired Receivables Eligibility Requirement and the collateral review conducted in connection with any Acquire Inventory Eligibility Requirement. This work shall be in addition to any evaluation and reviews conducted in connection with a Business Acquisition.

10.1.2. Notices. Notify Administrative Agent and Lenders in writing, promptly after a Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any litigation, proceeding or investigation, whether or not covered by insurance, if an adverse determination could reasonably be expected to have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration (without renewal) of any material labor contract, in each case, that could reasonably be expected to have a Material Adverse Effect; (c) any event of default under or termination of a Material Contract, in each case, that could reasonably be expected to have a Material Adverse Effect; (d) the existence of any Default or Event of Default; (e) any judgment entered against any Obligor in an amount exceeding $10,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA or any Environmental Laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (h) any Release of Hazardous Materials by an Obligor or on, at, under or from any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice, in each case where the Release or matter could reasonably be expected to have a Material Adverse Effect; or (i) the occurrence of any ERISA Event or similar occurrence in respect of Canadian Pension Plans; (j) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants.

10.1.3. Financial and Other Information. Keep adequate records and books of account with respect to its business activities and ensure that proper entries are made reflecting all its financial transactions in accordance with sound business practices sufficient to allow the preparation based thereon of financial statements in accordance with GAAP; and cause to be prepared and to be furnished to Agents and Lenders the following (all to be prepared in accordance with GAAP applied on a consistent basis):

(i) as soon as available, and in any event within one hundred (100) days after the close of each Fiscal Year, audited balance sheets of Borrowers and their respective Subsidiaries as of the end of such Fiscal Year and the related statements of income, Shareholders’ equity and cash flow, on a Consolidated basis, certified without material qualification by a firm of independent certified public accountants of recognized national standing selected by Borrowers (except for a qualification for a change in accounting principles with which the accountant concurs), and setting forth in each case in comparative form the corresponding Consolidated figures for the preceding Fiscal Year;

(ii) as soon as available, and in any event within thirty (30) days after the end of each of the first two calendar months of each of Borrowers’ Fiscal Quarters, unaudited consolidated balance sheets of Borrowers and their respective Subsidiaries as of the end of such month and the related consolidated statements of operations and reinvested earnings and of cash flows for such month and for the portion of Borrowers’ Fiscal Year ended at the end of such month, on a Consolidated basis and consistent with the financial information prepared for Ryerson’s management, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year; provided that so long as Availability for each day during a Fiscal Quarter is at least $300,000,000, the foregoing monthly financial statements in respect of each calendar month of such Fiscal Quarter shall be furnished to Administrative Agent within 30 days after the end of such Fiscal Quarter;

(iii) as soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, unaudited balance sheets of Borrowers and their Subsidiaries as of the end of such Fiscal Quarter and the related unaudited statements of income and cash flow for such Fiscal Quarter and for the portion of Borrowers’ Fiscal Year then elapsed, on a Consolidated basis, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year and certified by the principal financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrowers and their Subsidiaries for such Fiscal Quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

(iv) concurrently with the delivery of each Borrowing Base Certificate pursuant to Section 8.4, a summary of all of each Borrower’s trade payables as of the last Business Day of each month, specifying the name of and balance due each trade creditor, and, at Administrative Agent’s or any Lender’s request, monthly detailed trade payable agings in form acceptable to Administrative Agent; provided that as long as Availability for each day during a Fiscal Quarter is at least $150,000,000, such summary may be furnished quarterly within 30 days after the end of such Fiscal Quarter; provided further that such summary information shall not be required to be delivered until following the full implementation of SAP by Borrower;

(v) promptly after the sending or filing thereof, copies of any proxy statements; copies of any regular, periodic and special reports or registration statements or prospectuses that any Borrower files with the SEC or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Borrower; and

(vi) (A) such other reports and information as any Agent or any Collateral Agent may reasonably request from time to time in connection with any Collateral and (B) such other reports and information (financial or otherwise) as any Agent may reasonably request from time to time in connection with ~~any Collateral or~~ any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.

Notwithstanding the foregoing, with respect to any financial statements that include all or any portion of October 2007, it is understood and agreed that such financial statements will be prepared on a basis consistent with Schedule 10.1.3. Concurrently with the delivery of the financial statements described in clauses (i), (ii) and (iii) of this Section 10.1.3 or more frequently, if requested by any Agent or any Lender during any period that an Event of Default exists, Borrowers shall cause to be prepared and furnished to Administrative Agent and Lenders a Compliance Certificate executed by the chief financial officer of Borrower Agent; provided that as long as Availability for each day during a Fiscal Quarter is at least $150,000,000 and no Event of Default exists, such Compliance Certificate need only be furnished concurrently with the delivery of the financial statements described in clauses (i) and (iii) of this Section 10.1.3.

Promptly after the sending or filing thereof, Borrowers shall also provide to Administrative Agent copies of any annual report to be filed in accordance with each Plan, each annual information return to be filed in accordance with the applicable pension standards legislation in connection with each Canadian Pension Plan, all notices received by a Borrower, Subsidiary or any Person for which any Borrower may have any direct or indirect liability from a Multi-employer Plan or any governmental agency regarding an ERISA Event and such other data and information (financial and otherwise) as Administrative Agent, from time to time, may reasonably request, bearing upon or related to the Collateral or any Borrower’s and any of its Subsidiaries’ financial condition or results of operations and, to the extent not already provided to Administrative Agent and Lenders, copies of all financial statements or reports that any Obligor has delivered to the trustee under the Senior Secured Notes Indenture (or the trustee or agent under the agreement governing any Refinancing Debt in respect of the Senior Secured Notes) at the time such financial statements or reports are so delivered to the trustee or any holder of Senior Secured Notes (or the trustee, agent or holder under the agreement governing any Refinancing Debt in respect of the Senior Secured Notes).

Promptly following any request therefor, on and after the effectiveness of the Pension Protection Act of 2006, Borrowers shall also provide copies of (i) any documents described in Section 101(k) of ERISA that any Borrower, any Subsidiary or any Person for which any Borrower may have any direct or indirect liability may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that any Borrower, any Subsidiary or any Person for which any Borrower may have any direct or indirect liability may request with respect to any Multiemployer Plan; provided that if such Person has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Person shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

10.1.4. Landlord and Storage Agreements. Upon the request of Administrative Agent, provide Administrative Agent with copies of all existing agreements, and promptly after execution thereof provide Administrative Agent with copies of all future agreements, between any Borrower and any landlord, warehouseman or bailee which owns any premises at which any Collateral in excess of $150,000 of value may, from time to time, be kept.

10.1.5. Projections. No later than forty-five (45) days after the end of each Fiscal Year of Borrowers, deliver to Administrative Agent and Lenders the Projections of Borrowers for the forthcoming Fiscal Year, month by month and on an annual basis for the second and third fiscal years thereafter.

10.1.6. Taxes and Liabilities. Pay and discharge all Taxes and other liabilities prior to the date on which such Taxes or other liabilities become delinquent or penalties attach thereto and the imposition of any Lien (other than Permitted Liens) would result therefrom, except and to the extent only that such Taxes or other liabilities are being Properly Contested.

10.1.7. Compliance with Laws. Comply with all Applicable Law, including ERISA, FLSA, OSHA, and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and obtain and keep in force any and all Governmental Approvals necessary to the ownership or operation of its Properties or to the conduct of its business, to the extent that any such failure to comply, obtain or keep in force could be reasonably expected to have a Material Adverse Effect.

10.1.8. Insurance. (a) Borrowers will maintain, at their sole cost and expense, the policies of insurance as in effect on the ~~date hereof~~Closing Date or otherwise with coverages, and in amounts customary for comparable businesses in the industries in which Borrowers operate and with insurers reasonably acceptable to Administrative Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to the applicable Agent) shall contain provisions pursuant to which the insurer agrees to provide 30 days’ (or, with respect to non-payment of premium, 10 days’) prior written notice to the applicable Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Borrower or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, the applicable Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that the applicable Agent deems advisable. The applicable Agent shall have no obligation to obtain insurance for any Borrower or any of its Subsidiaries or to pay any premiums therefor. By doing so, the applicable Agent shall not be deemed to have waived any Default arising from failure of any Borrower or any of its Subsidiaries to maintain such insurance or to pay any premiums therefor. All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by the applicable Borrower to the applicable Agent and shall be additional obligations hereunder secured by the Collateral. Administrative Agent reserves the right at any time upon any change in the Borrowers’ risk profile to require additional coverages and limits of insurance to, in the Agents’ reasonable opinion, adequately protect Agents’ and Lenders’ interests in all or any portion of the Collateral. If reasonably requested by Administrative Agent, each Borrower shall deliver to Administrative Agent from time to time the most current AmBest rating of each insurer, with respect to the insurance policies.

(b) Each Borrower shall deliver to the applicable Agent, in form and substance reasonably satisfactory to the applicable Agent, endorsements to (i) all “All Risk” insurance naming the applicable Agent, on behalf of itself and the applicable Lenders, as loss payee, and (ii) all general liability policies naming the applicable Agent, on behalf of itself and the applicable Lenders, as additional insureds. Each Borrower irrevocably makes, constitutes and appoints the applicable Agent (and all officers, employees or agents designated by such Agent), so long as any Event of Default has occurred and is continuing, as such Borrower’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of such Borrower on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance. Administrative Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney.

10.1.9. [Reserved]

10.1.10. Compliance with Environmental Laws.

(a) Comply, and use commercially reasonable efforts to cause all lessees and other Persons occupying Real Property of any Loan Party to comply in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all material Environmental Permits applicable to its operations and Real Property; and conduct all Responses required by, and in accordance with, Environmental Laws; provided that neither Borrower nor any Subsidiary shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

(b) If a Default caused by reason of a breach of Section 9.1.22 or Section 10.1.10(a) shall have occurred and be continuing for more than 30 days without Borrower and its Subsidiaries commencing activities reasonably likely to cure such Default in accordance with Environmental Laws, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, provide to the Lenders within 60 days after such request, at the sole expense of Borrower and its Subsidiaries, an environmental assessment report regarding the matters which are the subject of such Default, including, where appropriate, soil and/or groundwater sampling, prepared by an environmental consulting firm and, in the form and substance, reasonably acceptable to the Administrative Agent or Required Lenders making the request and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them as required by applicable Environmental Laws.

10.1.11. ~~Post Closing Matters. Each Borrower will execute and deliver the documents set forth on Schedule 10.1.11 within thirty days of the date hereof unless extended by Administrative Agent in its reasonable discretion.~~[Reserved].

10.1.12. Conduct of Business; Maintenance of Existence.

(a) Each Borrower and its Subsidiaries will continue to engage in business of the same general type as now conducted by them which shall, taken as a whole, principally be the business (both domestic and international) of (i) selling, distributing and processing steel, other metals and industrial products, (ii) managing such materials for customers and (iii) providing other services and products incidental, ancillary or related to any of the foregoing.

(b) Each Borrower will, and will cause each of its Subsidiaries to, preserve, renew and keep in full force and effect its respective existence and its respective rights, privileges and franchises necessary or desirable in the normal conduct of its business; provided that nothing in this Section shall prohibit (i) the merger of a Subsidiary with and into a Borrower or (ii) the dissolution of any Subsidiary if the relevant Borrower in good faith determines that such dissolution is in the best interest of such Borrower and is not materially disadvantageous to Lenders.

10.1.13. Further Assurances. Each Borrower will, and will cause each of its Subsidiaries to, execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Applicable Law, or that Administrative Agent, Canadian Agent or the Required Lenders may reasonably request to cause the Lien securing the Obligations to be perfected first priority liens (subject only to Permitted Liens) in favor of Administrative Agent, Canadian Agent and the agreement and Obligation of each Obligor to remain in full force and effect, all at the applicable Borrower’s expense. Borrowers will provide to Administrative Agent, from time to time upon request, evidence reasonably satisfactory to Administrative Agent, Canadian Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

10.2. Negative Covenants. For so long as there are any Commitments outstanding and thereafter until Payment in Full of the Obligations, each Borrower covenants that, unless the Required Lenders have otherwise consented in writing, it shall not and shall not permit any Subsidiary to:

10.2.1. Fundamental Changes. Merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, unless (i) (a) either (x) such Borrower (or, in the case of a merger or consolidation between a U.S. Borrower and another U.S. Borrower, either of such U.S. Borrowers) is the Person surviving such transaction or (y) if such Borrower is not the Person surviving such transaction, (A) such Borrower shall have notified the Lenders in writing of the identity of the surviving Person and the Required Lenders shall not have objected thereto in writing within 15 Business Days of such notice, (B) if the Borrower that is a party to such transaction is organized under the laws of the United States or any State thereof or the District of Columbia, the Person surviving such transaction shall be organized under the laws of the United

States or any State thereof or the District of Columbia, (C) if the Borrower that is party to such transaction is organized under the laws of Canada or one of its provinces or territories, the Person surviving such transaction shall be organized under the laws of Canada or one of its provinces or territories, (D) the Person surviving such transaction shall have (I) expressly assumed all of the rights and obligations of such Borrower under the Credit Documents in a manner satisfactory to Administrative Agent and (II) made representations and delivered opinions of counsel (unless Administrative Agent shall have indicated that no such opinion of counsel is required), in each case, in form and substance satisfactory to Administrative Agent, as to the valid existence of such Person, as to the power and authorization of such Person to assume such rights and obligations and as to the validity and binding nature of the Credit Documents on such Person and (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing or (ii) with respect to any Subsidiary, unless (AA) the Person surviving such transaction is such Borrower or a Subsidiary of a Borrower, (BB) immediately after giving effect to such transaction, no Default shall have occurred and be continuing, (CC) if the Subsidiary of a Borrower that is party to such transaction is a Guarantor, the Person surviving such transaction shall be a Borrower or a Guarantor, (DD) if the Subsidiary of a Borrower that is a party to such transaction is organized under the laws of the United States or any State thereof or the District of Columbia, the Person surviving such transaction shall be organized under the laws of the United States or any State thereof or the District of Columbia, and (EE) if the Subsidiary of a Borrower that is party to such transaction is organized under the laws of Canada or one of its provinces or territories, the Person surviving such transaction shall be organized under the laws of Canada or one of its provinces or territories (provided that if such Subsidiary is Canadian Borrower or a Canadian Subsidiary Guarantor, its guarantee under the applicable Security Document shall not become void, unenforceable or otherwise limited by financial assistance or other applicable provisions of corporate law or other Applicable Laws).

10.2.2. [Reserved].

10.2.3. Permitted Debt. Create, incur, assume, guarantee or suffer to exist any Debt except:

(i) the Obligations;

(ii) (a) the Senior Secured Notes and (b) the Ryerson Convertible Notes;

(iii) Permitted Purchase Money Debt;

(iv) Permitted Contingent Obligations;

(v) Debt permitted by Section 10.2.12;

(vi) Debt that is not included in any of the other paragraphs of this Section 10.2.3 not secured by a Lien (unless such Lien is a Permitted Lien) and not to exceed $200,000,000 at any time outstanding as to all Borrowers and Subsidiary Guarantors;

(vii) Debt that is not included in any of the other paragraphs of this Section 10.2.3, has a stated maturity that is at least one hundred eighty (180) days after the Maturity Date, does not require any payments of principal prior to the Maturity Date, has covenants no more restrictive than those contained in this Agreement;

(viii) Debt (other than the Debt permitted pursuant to clauses (i) or (ii) above) outstanding on the Closing Date and listed on Schedule 10.2.3(viii) hereto;

(ix) Refinancing Debt so long as each Refinancing Condition is satisfied;

(x) Bank Product Debt; provided that any Hedging Agreements are permitted under Section 10.2.18;

(xi) Debt secured by Liens permitted by Section 10.2.5(xv);

(xii) Debt assumed in connection with a Business Acquisition that is permitted under Section 10.2.12; provided that (x) such Debt exists at the time of such Business Acquisition and is not created in contemplation thereof or in connection therewith, (y) the aggregate principal amount of Debt permitted by this clause (xii) shall not exceed $100,000,000 at any time outstanding and (z) such Debt is unsecured except for Liens permitted by Section 10.2.5;

(xiii) reimbursement obligations incurred in the Ordinary Course of Business in respect of trade letters of credit issued to support the purchase of Inventory in transit to a property owned or leased by an Obligor; provided that such reimbursement obligations are secured only by the Inventory in respect of which the applicable letter of credit has been issued; and provided further that such letters of credit shall be payable only against sight drafts (and not time drafts); and

(xiv) reimbursement obligations in respect of the standby letters of credit listed on Schedule 10.2.3(xiv) hereto.

None of the provisions of this Section 10.2.3 that authorize any Borrower to incur any Debt shall be deemed to override, modify or waive any of the provisions of Section 10.3, which shall constitute an independent and separate covenant and obligation of each Borrower.

10.2.4. Affiliate Transactions. Enter into, or be a party to, any transaction with any Affiliate or stockholder, except: (i) the transactions contemplated by the Credit Documents; (ii) payment of reasonable compensation to officers and employees for services actually rendered to Borrowers or their respective Subsidiaries; (iii) payment of customary directors’ fees and indemnities; (iv) transactions with Affiliates listed on Schedule 10.2.4 that have been disclosed to Agents prior to the Closing Date; (v) Affiliate Loans; (vi) Permitted Investments; (vii) Distributions permitted under Section 10.2.7 hereof; (viii) transactions solely among U.S. Obligors; (ix) transactions solely among Canadian Loan Parties; (x) transactions with Affiliates in the Ordinary Course of Business and pursuant to the reasonable requirements of such Borrower’s or such Subsidiary’s business and upon fair and reasonable terms that are no less favorable to such Borrower or such Subsidiary than such Borrower or such Subsidiary would obtain in a comparable arm’s-length transaction with a Person not an Affiliate or stockholder of such Borrower or such Subsidiary and if requested by Administrative Agent, the terms of which are disclosed to Administrative Agent in writing; and (xi) transactions contemplated by the Merger Agreement and related documents, including payments to employees or directors in connection with the Acquisition.

10.2.5. Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except the following (collectively, “Permitted Liens”):

(i) Liens at any time granted in favor of Agents;

(ii) Liens for Taxes not yet delinquent or which are being Properly Contested;

(iii) statutory Liens (other than Liens for Taxes or imposed pursuant to any of the provisions of ERISA) arising in the Ordinary Course of Business of a Borrower or a Subsidiary, but only if and for so long as (x) payment in respect of any such Lien is not required or the Debt secured by any such Lien is being Properly Contested and (y) such Liens do not materially detract from the value of the Property of such Borrower or such Subsidiary and do not materially impair the use thereof in the operation of such Borrower’s or such Subsidiary’s business;

(iv) Purchase Money Liens securing Permitted Purchase Money Debt;

(v) Liens securing Debt of a Subsidiary of a Borrower or a Borrower, in each case to another Borrower;

(vi) Liens arising by virtue of the rendition, entry or issuance against such Borrower or any of its Subsidiaries, or any Property of such Borrower or any of its Subsidiaries, of any judgment, writ, order or decree for so long as each such Lien does not give rise to an Event of Default under Section 12.1.15;

(vii) servitudes, easements, rights-of-way, restrictions, covenants or other agreements of record and other similar charges or encumbrances on Real Property of such Borrower or any of its Subsidiaries that do not secure any monetary obligation and do not interfere with the ordinary conduct of the business of such Borrower or such Subsidiary;

(viii) normal and customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the UCC on Payment Items in the course of collection;

(ix) the filing of UCC or PPSA financing statements solely as a precautionary measure in connection with operating leases;

(x) such other Liens existing on the Closing Date and listed on Schedule 10.2.5 hereto, to the extent provided therein;

(xi) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Debt), statutory obligations, obligations to customs brokers and other similar obligations arising as a result of progress payments under government contracts;

(xii) Leases of Real Estate among Borrowers in the Ordinary Course of Business;

(xiii) Liens securing the Senior Secured Notes and any Refinancing Debt related thereto; provided that the Liens thereon relating to Collateral are junior in priority to Liens thereon in favor of Agents pursuant to the Intercreditor Agreement;

(xiv) any Lien existing on any asset of any Person immediately before such Person becomes a Subsidiary of any Borrower or is merged or consolidated with or into any Borrower and not created in contemplation of such event; provided that such Liens do not extend to Property not subject to such Liens at the time of acquisition;

(xv) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed $20,000,000;

(xvi) (a) Liens securing trade letters of credit permitted under Section 10.2.3(xiii) and (b) Liens securing standby letters of credit permitted under Section 10.2.3(xiv);

(xvii) Liens securing additional notes issued under the Senior Secured Notes Indenture after the Closing Date; provided that the Liens thereon relating to Collateral are of the same priority as the Liens securing the Senior Secured Notes issued on the Closing Date; and

(xviii) (a) other Liens on real property subject to a mortgage in favor of the trustee under the Senior Secured Notes Indenture (or the trustee or agent under the agreement governing any Refinancing Debt in respect of the Senior Secured Notes) as approved by the Administrative Agent in its reasonable discretion and (b) such other Liens as Agents and the Required Lenders in their sole discretion may hereafter approve in writing.

The foregoing negative pledge shall not apply to any Margin Stock to the extent that the application of such negative pledge to such Margin Stock would require filings or other actions by any Lender under Regulation U or other regulations of the Federal Reserve Board, or otherwise result in a violation of any such regulations.

Notwithstanding the foregoing, Borrowers will not and will not permit any Subsidiary to create, incur, assume or suffer to exist any Lien on any Collateral other than (i) Liens securing the Obligations, (ii) Liens otherwise permitted by Sections 10.2.5(ii), (iii), (vi), (viii), (xi), (xiii), (xiv), (xvi), (xvii) and (xviii) to the extent so approved (in the case of clause (xviii)) and (iii) additional Liens permitted hereunder pursuant to Section 10.2.5 attaching to Collateral having an aggregate fair value not to exceed $1,000,000.

10.2.6. Other Debt. (a) Make any payment, directly or indirectly, of all or any part of any Debt or take any other action or omit to take any other action in respect of any Debt, except (i) regularly scheduled payments of principal, interest and fees and other payments made in accordance with the agreements governing such Debt, (ii) prepayments of the Senior Secured Notes as required by Section 4.10 or Section 4.16 of the Senior Secured Notes Indenture, (iii) refinancing of such Debt permitted by Section 10.2.3(ix), (iv) any repayment of the Obligations, (v) prepayments of Purchase Money Debt or Capitalized Lease Obligations with the net cash proceeds of assets relating to such Debt, (vi) mandatory prepayments of Ryerson’s 8 1/4% Senior Notes Due 2011 required by the indenture governing such notes, (vii) mandatory prepayments of the Ryerson Convertible Notes required by the indenture governing such notes and (viii) any payments so long as each of the Payment Conditions is satisfied as determined by Administrative Agent; or (b) amend or modify the terms of any agreement applicable to any Debt, other than (i) to extend the time of payment thereof, (ii) to reduce the rate of interest payable in connection therewith, (iii) to make any other change that is not adverse to the Lenders in any material respect or (iv) to amend this Agreement and the other Credit Documents as permitted by Section 13.9. To the extent that any payment (other than scheduled payments of interest thereunder that are due on the same day of each month and that are known in amount and frequency to Administrative Agent) is permitted to be made with respect to any Debt pursuant to the provisions of the agreement governing such Debt, as a condition precedent to Borrowers’ authorization make any such payment, Borrowers shall provide to Administrative Agent, not less than five (5) Business Days prior to the scheduled payment, a certificate from a Senior Officer of Borrower Agent stating that no Default or Event of Default is in existence as of the date of the certificate or will be in existence as of the date of such payment (both with and without giving effect to the making of such payment), and specifying the amount of principal and interest to be paid.

10.2.7. Distributions. Declare or make any Distributions, except for:

(i) Upstream Payments;

(ii) Permitted Distributions;

(iii) payments made in respect of dissenting shares and in respect of Ryerson’s incentive stock or other equity based benefit plans, Director’s Compensation Plan and Nonqualified Savings Plan, including deferred accounts therein denominated in stock units in each case made in connection with the Acquisition; and

(iv) Distributions so long as each of the Payment Conditions is satisfied.

10.2.8. [Reserved].

10.2.9. Disposition of Assets. Sell, assign, lease, license, transfer, consign or otherwise dispose of any of its Properties or any interest therein, including any disposition of Property as part of a sale and leaseback or synthetic lease transaction, to or in favor of any Person, except (i) sales of Inventory in the Ordinary Course of Business or under any commodity repurchase agreement, (ii) a transfer of Property to a Borrower by another Borrower or a Subsidiary (subject to Section 10.2.12(vi)), (iii) non-exclusive licenses of technology and other Intellectual Property by and among any Borrowers or any of their Subsidiaries, (iv) dispositions of Property that is not necessary to the business of Borrowers, not to exceed $10,000,000 in the aggregate per Fiscal Year, so long as Borrowers have either reinvested the proceeds thereof in other assets to be used in the business of such entity within one hundred eighty (180) days after such disposition or remitted proceeds thereof (a) in the case of Property subject to Liens permitted by Section 10.2.5(iv), for application to the Debt secured thereby or (b) in the case of Property securing the obligations under the Senior Secured Notes Indenture (or the agreement governing any Refinancing Debt in respect of the Senior Secured Notes) (other than the Collateral), to the trustee under the Senior Secured Notes Indenture (or the trustee or agent under the agreement governing any Refinancing Debt in respect of the Senior Secured Notes) for application in accordance with the terms thereof, (v) the sale or other disposition of Real Estate of Borrowers so long as no Event of Default exists or results therefrom, (vi) the sale of any Property covered by a Capitalized Lease Obligation in connection with the termination of such Capitalized Lease Obligations, (vii) dispositions of cash or Cash Equivalents, (viii) other dispositions so long as each of the Payment Conditions is satisfied as determined by Administrative Agent and (ix) dispositions of receivables for which the obligor is The Stanley Works Co. in connection with a “fast-pay” program related thereto not to exceed $2,750,000 in any calendar year.

10.2.10. Subsidiaries. Form or acquire any Subsidiary after the Closing Date except in connection with an Investment permitted under Section 10.2.12(x) or (xi); provided that such Subsidiary becomes a U.S. Borrower or a Canadian Subsidiary Guarantor, as applicable, or permit any existing Subsidiary to issue any additional Equity Interests except director’s qualifying shares.

10.2.11. Bill-and-Hold Sales and Consignments. Make ~~a sale~~sales to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval ~~or~~, consignment ~~basis, or any sale on a~~or repurchase or return basis ~~except for sales on consignment not to exceed~~exceeding $50,000,000 in the aggregate from and after the Amendment No. 1 Effective Date.

10.2.12. Restricted Investments. Make or acquire any Restricted Investment other than (collectively “Permitted Investments”),

(i) Affiliate Loans;

(ii) investments existing on the Closing Date in Subsidiaries and Permitted Affiliates listed on Schedule 10.2.12;

(iii) loans or other advances of money to an officer or employee of a Borrower or a Subsidiary for salary, travel advances, advances against commissions and other similar advances not to exceed $1,000,000 at any time outstanding;

(iv) [reserved];

(v) the prepayment of operating expenses or deposits made in connection therewith in the Ordinary Course of Business;

(vi) Investments (i) by any U.S. Borrower or U.S. Subsidiary Guarantor in another U.S. Borrower or any U.S. Subsidiary Guarantor, (ii) by Canadian Borrower or any Canadian Subsidiary Guarantor in another Borrower or U.S. Subsidiary Guarantor or Canadian Subsidiary Guarantor, (iii) by any U.S. Borrower or any U.S. Subsidiary Guarantor in Canadian Borrower, any Canadian Subsidiary Guarantor or a Permitted Affiliate; provided that the aggregate amount of such Investments pursuant to this subclause (iii) shall not exceed $35,000,000 at any one time outstanding (it being understood that any Investments made pursuant to Section 10.2.12(i) shall not reduce the amount of Investments that are available to be made pursuant to this subclause (iii)), and (iv) by a Subsidiary that is not a Borrower or a Guarantor in any other Subsidiary that is not a Borrower or a Guarantor; provided that any Investment in the form of a loan or advance shall be evidenced by a subordinated intercompany note and, in the case of a loan or advance by an Obligor, pledged by such Obligor as Collateral pursuant to the Security Documents;

(vii) Parent may consummate the Acquisition on the Closing Date;

(viii) Investments in securities of trade creditors or customers in the ordinary course of business received upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(ix) the $~~8.5 million~~8,500,000 contribution to the Ryerson Change in Control Severance Trust specified by the Merger Agreement;

(x) other Investments (including acquisitions) not permitted under the other provisions of this Section 10.2.12 up to $30,000,000 at any time outstanding; and

(xi) other Investments so long as each of the Payment Conditions is satisfied as determined by Administrative Agent.

10.2.13. [Reserved]

10.2.14. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary, Merger Sub and Parent.

10.2.15. Accounting Changes. Make any significant change in accounting treatment or reporting practices, except as may be required by GAAP, or except as set forth on Schedule 10.1.3 hereto, establish a fiscal year different from the Fiscal Year.

10.2.16. Organization Documents. Amend, modify or otherwise change any of the terms or provisions in any of its Organization Documents as in effect on the ~~date hereof~~Closing Date, except for changes that do not affect in any way such Borrower’s or any of its Subsidiaries’ rights and obligations to enter into and perform the Credit Documents to which it is a party and to pay all of the Obligations and that do not otherwise have a Material Adverse Effect.

10.2.17. Restrictive Agreements. Enter into or become a party to any Restrictive Agreement; provided that the foregoing shall not apply to (i) Restrictive Agreements existing on the Closing Date and identified on Schedule 9.1.15 (but shall apply to any amendment or modification expanding the scope of any restriction or condition contained in any such Restrictive Agreement), (ii) the Senior Secured Notes Indenture as in effect on the Closing Date, (iii) restrictions or conditions imposed by any Restrictive Agreement evidencing or governing secured Debt that is permitted by this Agreement if such restrictions or conditions apply only to the Properties securing such Debt (and the proceeds thereof) and otherwise permit the Liens securing the Obligations, (iv) customary provisions in leases and other contracts restricting the assignment thereof, (v) provisions in agreements relating to assets to be sold in transactions permitted by this Agreement restricting the transfer thereof or the grant of liens therein pending the closing of such transactions and (vi) restrictions on Upstream Payments (a) pursuant to the Credit Documents and (b) existing under Applicable Law.

10.2.18. Hedging Agreements. Enter into any Hedging Agreement, other than Hedging Agreements entered into in the Ordinary Course of Business to hedge or mitigate risks to which any Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for any speculative purpose.

10.2.19. Cancellation of Claim. Cancel any claim or debt owing to it involving an amount in excess of $5,000,000, except for any claim or debt (a) canceled for reasonable consideration negotiated on an arm’s-length basis and (b) compromised or written off in the Ordinary Course of Business.

10.3. Financial Covenants. For so long as there are any Commitments outstanding and thereafter until Payment in Full of the Obligations, Borrowers covenant that, unless otherwise consented to by the Required Lenders in writing, they shall:

10.3.1. Consolidated Fixed Charge Coverage Ratio. Maintain a Consolidated Fixed Charge Coverage Ratio to be tested and applicable as follows:

(i) Covenant Testing. If a Trigger Event occurs then until an End Date occurs thereafter, Borrowers and their Subsidiaries on a consolidated basis shall be required to maintain a Consolidated Fixed Charge Coverage Ratio of at least 1.1 to 1.0, calculated as of the last day of the most recent calendar month for which Borrowers were required to deliver financial statements under the terms of this Agreement, for the Applicable Test Period.

(ii) Trigger Events. A Trigger Event shall occur if either of the following events occurs (each a “Trigger Event”):

(a) if ~~Average~~ Availability ~~during a consecutive five (5)~~on any Business Day ~~period~~ is less than ~~the greater of: (A) $125,000,000 or (B)~~ ten percent (10%) of the lesser of (i) the aggregate Commitments and (ii) the Total Borrowing Base ~~then in effect~~, or

(b) if Availability is less than $~~100,000,000~~125,000,000 at the close of business on any Business Day (clauses (a) and (b), the “Floor Test”).

(iii) Cure.

(a) Notwithstanding anything to the contrary contained in Section 10.3, in the event that a Trigger Event occurs, the End Date has not yet occurred and the Borrowers fail to comply with Section 10.3.1, Parent shall have the right within ten days after the occurrence of such Event of Default to issue common equity interests to Platinum for cash to the common capital of Parent (which shall be invested in U.S. Borrower) (a “Specified Equity Contribution”) and upon receipt of such cash (the “Cure Amount”) by U.S. Borrower, the Consolidated Fixed Charge Coverage Ratio will be recalculated such that Consolidated EBITDA will be increased, solely for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio for Section 10.3.1 and not for any other purpose under this Agreement, by the Cure Amount. If after giving effect to the foregoing recalculations, the Borrowers are in compliance with Section 10.3.1, then no Default or Event of Default shall have been deemed to occur. No Cure Amount shall exceed the amount required for the Borrowers to be in compliance with Section 10.3.1

(b) If such Specified Equity Contribution is to be funded by Platinum from capital calls on its partners, then Platinum shall provide written evidence to Administrative Agent of such capital calls no later than two (2) Business Days after the occurrence of such Event of Default.

(c) Limitation on Number of Specified Equity Contributions. Notwithstanding anything to the contrary contained herein, (a) Specified Equity Contributions shall not be permitted more than two (2) times during any period of six consecutive calendar months and (b) there shall not be more than ten (10) Specified Equity Contributions for all periods prior to the Maturity Date.

Upon Administrative Agent’s receipt of a notice from Platinum that it or one of its Affiliates intends to make a Specified Equity Contribution (a “Notice of Intent to Cure”), until the 10th day following the date of required delivery of the related Compliance Certificate to which such Notice of Intent to Cure relates, none of Administrative Agent, any Issuing Bank nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and no Agent, nor any other Lender or Secured Party shall exercise any right to foreclose on or take possession of the Collateral solely on the basis of an Event of Default having occurred and being continuing under this Section 10.3.1.

SECTION 11. CONDITIONS PRECEDENT

11.1. Conditions Precedent to Initial Credit Extensions on the Closing Date. Lenders shall not be required to fund any Loan requested by Borrowers or otherwise extend credit to Borrowers, and Issuing Bank shall not be required to issue any Letter of Credit, unless, on or before November 30, 2007, each of the following conditions has been satisfied:

11.1.1. Credit Documents. Each of the Credit Documents shall have been duly executed and delivered to Administrative Agent by each of the signatories thereto (and, with the exception of the Notes, in sufficient counterparts for each Lender) and accepted by Agents and Lenders and each Obligor shall be in compliance with all of the terms thereof.

11.1.2. Availability. Immediately after Lenders have made the initial Loans to be made on the Closing Date, Issuing Bank has issued the Letters of Credit to be issued on the Closing Date and Borrowers have paid (or made provision for payment of) all closing costs incurred in connection with the Commitments, Availability shall be not less than $275,000,000.

11.1.3. Evidence of Perfection and Priority of Liens. Administrative Agent shall have received duly executed copies of all filings and notices necessary to perfect the Liens of Agents on the Collateral such that upon filing or recordation thereof such Liens will constitute valid and perfected security interests and Liens. Administrative Agent shall be satisfied that, upon consummation of the transactions contemplated hereby, there shall be no other Liens upon any Collateral except for Permitted Liens.

11.1.4. Organization Documents. Administrative Agent shall have received copies of the Organization Documents of each Obligor and each of its Subsidiaries, and all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of organization of such Obligor or its Subsidiary.

11.1.5. Good Standing Certificates. Administrative Agent shall have received good standing certificates for each Obligor and each of its Subsidiaries, issued by the Secretary of State or other appropriate official of the jurisdiction of organization of such Obligor or Subsidiary and each jurisdiction where the conduct of such Obligor’s or Subsidiary’s business activities or ownership of its Property necessitates qualification.

11.1.6. Opinion Letters. Administrative Agent and Canadian Agent, as applicable, shall have received a favorable, written opinion of Bingham McCutchen LLP, Blake, Cassels and Graydon LLP, Eva Kalawski, the general counsel to Platinum, and the respective local counsel to Obligors and Administrative Agent, covering, to Administrative Agent’s reasonable satisfaction, the matters set forth on Exhibit F attached hereto.

11.1.7. Insurance. Administrative Agent shall have received certificates of insurance with respect to all property and casualty insurance policies of Obligors with respect to the Collateral, and certificates of insurance with respect to such policies in form acceptable to Administrative Agent, and loss payable endorsements on each Agent’s standard form of loss payee endorsement naming the applicable Agent as lender’s loss payee and mortgagee with respect to each such policy and certified copies of Obligors’ liability insurance policies, including product liability coverage, together with endorsements naming the applicable Agent as an additional insured, all as required by the Credit Documents.

11.1.8. Lockbox; Dominion and Concentration Accounts. Administrative Agent shall have received the duly executed agreements establishing the lockbox and each Dominion Account, in each case with the applicable Agent for the collection or servicing of the Accounts.

11.1.9. Solvency Certificates. Administrative Agent and Lenders shall have received certificates satisfactory to them from one or more knowledgeable Senior Officers of Borrowers and Parent that, after giving effect to the financing under this Agreement and the issuance of the Letters of Credit, Borrowers and Parent are Solvent.

11.1.10. Compliance with Laws and Other Agreements. Administrative Agent shall have determined or received assurances satisfactory to them that none of the Credit Documents or any of the transactions contemplated thereby violate Regulation U of the Board of Governors.

11.1.11. No Material Adverse Change. Since December 31, 2006, there shall have been no material adverse change in, or material adverse effect on, the business, properties, financial condition or operations of Ryerson and its Subsidiaries, taken as a whole, or the ability of Ryerson to consummate the transactions contemplated by the Merger Agreement (a “Closing Material Adverse Effect”); provided, however, that the effects of changes that are generally applicable to (i) the industries and markets in which Ryerson and its Subsidiaries operate, (ii) the United States economy or (iii) the United States securities markets shall be excluded from the determination of Closing Material Adverse Effect; and provided, further, that any adverse effect on Ryerson and its Subsidiaries resulting from (A) the execution of the Merger Agreement, the announcement of the Merger Agreement or the pendency or consummation of the transactions contemplated thereby, (B) any acts of terrorism or war, (C) changes in any Laws (as defined in the Merger Agreement) or accounting regulations or principles applicable to Ryerson or any of its Subsidiaries, (D) any other action required by Law, contemplated by the Merger Agreement or taken at the request of Parent or Merger Sub, (E) any failure by Ryerson or its Subsidiaries to meet analysts’ or internal earnings estimates or financial projections in and of itself, or (F) the failure of Parent to consent to any of the actions proscribed in Section 6.1 of the Merger Agreement, shall also be excluded from the determination of Material Adverse Effect.

11.1.12. Debt. Borrowers shall have no Debt outstanding other than the Obligations, the Senior Secured Notes and the Debt listed on Schedule 10.2.3 and other Debt permitted under Section 10.2.3.

11.1.13. Payment of Fees. Borrowers shall have paid, or made provision for the payment on the Closing Date of, all fees and expenses (to the extent invoiced) to be paid hereunder to Agents and Lenders on the Closing Date.

11.1.14. Acquisition by Platinum. The agreements, instruments and documents relating to each aspect of the Transactions, including the Merger Agreement, shall not be altered, amended or otherwise changed or supplemented or any condition therein waived, in each case in any material respect in any manner adverse to the Lenders, without the prior written consent of Administrative Agent. The Acquisition shall have been consummated substantially simultaneously with the Closing Date in accordance with the terms of the Merger Agreement and in compliance with Applicable Law and regulatory approvals.

11.1.15. Administrative Agent shall have received reasonably satisfactory evidence with respect to the Equity Contribution.

11.1.16. Financial Information. The Administrative Agent and the Lenders shall have received: (i) unaudited management accounts of Ryerson and its Subsidiaries for any interim quarterly periods which have ended since the December 31, 2006 audited financial statements and for which at least 45 days have passed as of the Closing Date and, with respect to the unaudited management accounts of Ryerson and its Subsidiaries for the interim quarterly period ended June 30, 2007, such unaudited management accounts will not be materially inconsistent with the financial statements for such period previous delivered to Bank of America and (ii) pro forma financial statements giving effect to the Transaction for the period commencing with the end of the most recently completed fiscal year and ending with the most recently completed quarter (for which at least 45 days have passed as of the Closing Date).

11.2. Conditions Precedent to All Credit Extensions. Lenders shall not be required to fund any Loans or otherwise extend any credit to or for the benefit of Borrowers, and Issuing Bank shall not be required to issue any Letter of Credit, unless and until each of the following conditions has been and continues to be satisfied, or waived by Agents and Lenders in accordance with the provisions of Section 13.9 hereof:

11.2.1. No Defaults. No Default or Event of Default exists at the time, or would result from the funding, of any Loan or other extension of credit.

11.2.2. Representations and Warranties. The representations and warranties of each Obligor in the Credit Documents shall be true and correct on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date).

11.3. Inapplicability of Conditions. None of the conditions precedent set forth in Sections 11.1 or 11.2 shall be conditions to the obligation of (i) each Participating Lender to make payments to Issuing Bank pursuant to Section 2.3.3, (ii) each Lender to deposit with Administrative Agent such Lender’s Pro Rata share of a Borrowing in accordance with Section 2.2.2, (iii) each Lender to pay any amount payable to the applicable Agent or any other Lender pursuant to this Agreement, (iv) Administrative Agent to pay any amount payable to any Lender pursuant to this Agreement or (v) each U.S. Revolver Lender to make payments to Administrative Agent in connection with Agent Advances pursuant to Section 2.8.

11.4. Limited Waiver of Conditions Precedent. If Lenders shall make any Loan, procure any Letter of Credit, or otherwise extend any credit to Borrowers under this Agreement at a time when any of the foregoing conditions precedent are not satisfied or waived in accordance with Section 13.9 hereof (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to Agents or Lenders), the funding of such Loan shall not operate as a waiver of the right of Agent and Lenders to insist upon the satisfaction of all conditions precedent with respect to each subsequent Borrowing requested by Borrowers or a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Administrative Agent, with the prior written consent of the Required Lenders, in writing waives the satisfaction of any condition precedent, in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.

SECTION 12. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

12.1. Events of Default. The occurrence or existence of any one or more of the following events or conditions shall constitute an “Event of Default” (each of which Events of Default shall be deemed to exist unless and until waived by Administrative Agent and Lenders in accordance with the provisions of Section 13.9 hereof):

12.1.1. Payment of Obligations. Borrowers shall fail to pay (or shall fail to have had paid on its behalf) any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

12.1.2. Misrepresentations. Any representation, warranty or other written statement to any Agent or any Lender by or on behalf of any Obligor, whether made in or furnished in compliance with or in reference to any of the Credit Documents (including any representation made in any Borrowing Base Certificate), proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 9.2 hereof.

12.1.3. Breach of Specific Covenants. Any Obligor shall fail or neglect to perform, keep or observe (i) any covenant contained in Section 8.1.1, 8.2.4, 8.2.5, 8.2.6, 8.4, 10.1.1, 10.2 or 10.3 hereof on the date that such Obligor is required to perform, keep or observe such covenant, (ii) any covenant contained in Section 10.1.3 hereof within five (5) days after the date that such Obligor is required to perform, keep and observe, and (iii) any covenant contained in Section 10.1.6 within three (3) Business Days after the date that such Obligor is required to perform, keep and observe.

12.1.4. Breach of Other Covenants. Any Obligor shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 12.1 hereof) and the breach of such other covenant is not cured within thirty (30) days after the sooner to occur of any Senior Officer’s receipt of notice of such breach from Administrative Agent or the date on which such failure or neglect first becomes known to any Senior Officer; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 30-day period or which is a willful and knowing breach by any Obligor.

12.1.5. Default Under Security Documents/Other Agreements. Any Obligor shall default in the due and punctual observance or performance (after the expiration of any applicable grace period) of any liability or obligation to be observed or performed by it under any of the Other Agreements or Security Documents.

12.1.6. Other Defaults. There shall occur any default or event of default on the part of any Obligor (other than Parent) or any Subsidiary under any agreement, document or instrument to which such Obligor (other than Parent) or such Subsidiary is a party or by which such Obligor (other than Parent) or such Subsidiary or any of their respective Properties is bound, creating or relating to any Debt (other than the Obligations) in excess of $15,000,000 if the payment or maturity of such Debt may be accelerated in consequence of such event of default or demand for payment of such Debt may be made; or there shall occur any default or event of default on the part of Parent under any agreement, document or instrument to which Parent is a party or by which Parent or any of its Property is bound, creating or relating to Debt (other than the Obligations) in excess of $15,000,000; and the holder of such Debt shall have commenced any enforcement action against Parent to collect such Debt.

12.1.7. Uninsured Losses. Any loss, theft, damage or destruction of any of the Collateral (excluding Accounts) not fully covered (subject to such deductibles as Administrative Agent shall have permitted) by insurance if the amount not covered by insurance exceeds $20,000,000.

12.1.8. Material Adverse Effect. There shall occur any event or condition that has a Material Adverse Effect.

12.1.9. Solvency. Borrower Agent shall cease to be Solvent (on a Consolidated Basis).

12.1.10. Insolvency Proceedings. Any Insolvency Proceeding shall be commenced by any Borrower or any of its Significant Subsidiaries (or any group of Subsidiaries that, when taken together, would meet the definition of “Significant Subsidiary”); an Insolvency Proceeding is commenced against any Borrower or any of its Significant Subsidiaries (or any group of Subsidiaries, that when taken together, would meet the definition of “Significant Subsidiary”) and any of the following events occur: such Borrower or such Significant Subsidiary (or any group of Subsidiaries that, when taken together, would meet the definition of “Significant Subsidiary”) consents to the institution of the Insolvency Proceeding against it, the petition commencing the Insolvency Proceeding is not timely controverted by such Borrower or such Significant Subsidiary (or any group of Subsidiaries that, when taken together, would meet the definition of “Significant Subsidiary”), the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) days after the date of the filing thereof (provided that, in any event, during the pendency of any such period, Lenders shall be relieved from their obligation to make Loans or otherwise extend credit to or for the benefit of Borrowers hereunder), a trustee or receiver (on an interim or permanent basis) or similar official is appointed to take possession of all or a substantial portion of the Properties of such Borrower or such Significant Subsidiary (or any group of Subsidiaries that, when taken together, would meet the definition of “Significant Subsidiary”) or to operate all or any substantial portion of the business of such Borrower or such Significant Subsidiary (or any group of Subsidiaries that, when taken together, would meet the definition of “Significant Subsidiary”) or an order for relief shall have been issued or entered in connection with such Insolvency Proceeding; or any Borrower or any of its Significant Subsidiaries (or any group of Subsidiaries that, when taken together, would meet the definition of “Significant Subsidiary”) shall make an offer of settlement extension or composition to its unsecured creditors generally.

12.1.11. Business Disruption Condemnation. There shall occur a cessation of a substantial part of the business of any Obligor for a period which may be reasonably expected to have a Material Adverse Effect; or any Obligor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Obligor which is necessary to the continued or lawful operation of its business; or any Obligor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Obligor leases or occupies any premises on which any Collateral is located shall be canceled or terminated prior to the expiration of its stated term and such cancellation or termination has a Material Adverse Effect or results in an Out-of-Formula Condition; or any material part of the Collateral shall be taken through condemnation or the value of such Collateral shall be materially impaired through condemnation.

12.1.12. Change of Ownership. (i) A Change of Control shall occur; (ii) Parent shall cease to own beneficially and of record at least 100% of the Equity Interest of Ryerson; (iii) any “change of control” (as defined in the indenture or other agreement governing the Debt incurred under Section 10.2.3(vii)) shall occur; or (iv) any “change of control” (as defined in the Senior Secured Notes Indenture) shall occur.

12.1.13. ERISA. An ERISA Event or any similar event shall occur with respect to a Pension Plan, Canadian Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to have a Material Adverse Effect or result in a Lien on a portion of the Collateral having a value greater than $5,000,000 (other than in respect of contributions not yet due to a Canadian Pension Plan).

12.1.14. Challenge to Credit Documents. Any Obligor or any of its Subsidiaries or Affiliates shall challenge or contest in any action, suit or proceeding the validity or enforceability of any of the Credit Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agents, or any of the Credit Documents ceases to be in full force or effect for any reason other than a full or partial waiver or release by Agents and Lenders in accordance with the terms thereof.

12.1.15. Judgment. (i) One or more judgments or orders for the payment of money in an amount that exceeds, individually or in the aggregate, $15,000,000 (net of any insurance coverage applicable thereto acknowledged by the insurer) shall be entered against any Borrower or any of its Subsidiaries or (ii) one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be entered against any Borrower or any of its Subsidiaries and, in either case, (x) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, (y) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect or (z) results in the creation or imposition of a Lien upon any of the Collateral that is not a Permitted Lien.

12.1.16. Repudiation of or Default Under Guaranty. Any Guarantor shall revoke or attempt to revoke its guarantee of the Obligations, shall repudiate such Guarantor’s liability thereunder, or shall be in default under the terms thereof, or shall fail to confirm in writing, promptly after receipt of Administrative Agent’s written request therefor, such Guarantor’s ongoing liability under the U.S. Security Agreement or Canadian Security Agreement, as the case may be, in accordance with the terms thereof.

12.1.17. Criminal Forfeiture. Any Obligor shall be convicted under any criminal law that could lead to a forfeiture of any Property of such Obligor or there is filed against any Obligor or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), in each case, which could reasonably be expected to have a Material Adverse Effect.

12.2. Acceleration of Obligations; Termination of Commitments. Without in any way limiting the right of Administrative Agent to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement:

12.2.1. Upon or at any time after the occurrence of an Event of Default (other than pursuant to Section 12.1.10 hereof) and for so long as such Event of Default shall exist, Administrative Agent may in its discretion (and, upon receipt of written instructions to do so from the Required Lenders, shall) (a) declare the principal of and any accrued interest on the Loans and all other Obligations owing under any of the Credit Documents to be, whereupon the same shall become without further notice or demand (all of which notice and demand each Borrower expressly waives), forthwith due and payable and Borrowers shall forthwith pay to Administrative Agent the entire principal of and accrued and unpaid interest on the Loans and other Obligations plus reasonable attorneys’ fees and court costs if such principal and interest are collected by or through an attorney at law and (b) terminate the Commitments.

12.2.2. Upon the occurrence of an Event of Default specified in Section 12.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Administrative Agent to or upon any Borrower and the Commitments all automatically terminate as if terminated by Administrative Agent pursuant to Section 6.2.1 hereof and with the effects specified in Section 6.2.4 hereof; provided, however, that, if Agents or Lenders shall continue to make Loans or otherwise extend credit to Borrowers pursuant to this Agreement after an automatic termination of the Commitments by reason of the commencement of an Insolvency Proceeding by or against Borrowers, such Loans and other credit shall nevertheless be governed by this Agreement and enforceable against and recoverable from each Borrower as if such Insolvency Proceeding had never been instituted.

12.3. Other Remedies. Upon and after the occurrence of an Event of Default and for so long as such Event of Default shall exist, each Agent may in its discretion (and, upon receipt of written direction of the Required Lenders, shall) exercise from time to time the following rights and remedies (without prejudice to the rights of any Agent or any Lender to enforce its claim against any or all Borrowers):

12.3.1. All of the rights and remedies of a secured party under the UCC, PPSA, BIA or CCAA or under other Applicable Law, and all other legal and equitable rights to which Agents may be entitled under any of the Credit Documents, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Credit Documents, and none of which shall be exclusive.

12.3.2. The right to collect all amounts at any time payable to a Borrower from any Account Debtor or other Person at any time indebted to such Borrower.

12.3.3. The right to take immediate possession of any of the Collateral, and to (i) require Borrowers to assemble the Collateral, at Borrowers’ expense, and make it available to the applicable Agent at a place designated by the applicable Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of a Borrower, then such Borrower agrees not to charge the applicable Agent for storage thereof).

12.3.4. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof at public or private sale or sales, with such notice as may be required by Applicable Law, in lots or in bulk, for cash or on credit, all as Administrative Agent, in its sole discretion, may deem advisable. Each Borrower agrees that any requirement of notice to any Borrower of any proposed public or private sale or other disposition of Collateral by the applicable Agent shall be deemed reasonable notice thereof if given at least ten (10) days prior thereto, and such sale may be at such locations as the applicable Agent may designate in said notice, the applicable Agent shall have the right to conduct such sales on any applicable Borrower’s premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. The applicable Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and the applicable Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing two (2) Business Days for collection in accordance with Section 5.6. If any deficiency shall arise, U.S. Borrowers shall remain jointly and severally liable to Agents and Lenders therefor.

12.3.5. The right to the appointment of a receiver (on an interim or permanent basis), without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver.

12.3.6. [Reserved].

12.3.7. The right to require Borrowers to Cash Collateralize the aggregate amount of the L/C Obligations and, if Borrowers fail promptly to make such deposit, Lenders may (and shall upon the direction of the Required U.S. Revolver Lenders or Required Canadian Revolver Lenders, as applicable) advance such amount as a U.S. Revolver Loan or Canadian Revolver Loan, as the case may be, (whether or not an Out-of-Formula Condition exists or is created thereby). Any such deposit or advance shall be held by the applicable Agent as a reserve to fund future payments on any Letter of Credit. At such time as all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, after full and final payment of all Obligations have been Paid in Full, returned to Borrowers.

12.3.8. With respect to each arrangement contemplated by this paragraph to the extent of any Borrower’s interest therein, and to the extent the same may be granted under such Borrower’s license or other right to use the same if not owned by such Borrower, each Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub license (exercisable without payment of royalty or other compensation to any Borrower or any other Person) any or all of each Borrower’s Intellectual Property and all of each Borrower’s computer hardware and software trade secrets, brochures, customer lists, promotional and advertising materials, labels, and packaging materials, and any Property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and each Borrower’s rights under all licenses and all franchise agreements shall inure to Administrative Agent’s benefit.

12.4. Setoff. In addition to any Liens granted under any of the Credit Documents and any rights now or hereafter available under Applicable Law, each Agent and each Lender (and, each of their respective Affiliates) is hereby authorized by Borrowers at any time that an Event of Default exists, without notice to Borrowers or any other Person (any such notice being hereby expressly waived), to set off and to appropriate and apply any and all deposits, general or special (including Debt evidenced by certificates of deposit whether matured or unmatured (but not including trust accounts, tax accounts, employee benefit or payroll accounts)) and any other Debt at any time held or owing by such Lender or any of their Affiliates to or for the credit or the account of any Borrower against and on account of the Obligations of Borrowers arising under the Credit Documents to such Agent, such Lender or any of their Affiliates, including all Loans and L/C Obligations and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) such Agent or such Lender shall have made any demand hereunder, (ii) Administrative Agent, at the request or with the consent of the Required Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured or (iii) the Collateral for the Obligations is adequate. Notwithstanding the foregoing, each of Agents and Lenders agree with each other that it shall not, without the express consent of the Required Lenders, exercise its setoff rights hereunder against any accounts of any Borrower now or hereafter maintained with such Agent, such Lender or any Affiliate of any of them, but no Borrower shall have any claim or cause of action against any Agent or any Lender for any setoff made without the consent of the Required Lenders and the validity of any such setoff shall not be impaired by the absence of such consent. If any party (or its Affiliate) exercises the right of setoff provided for hereunder, such party shall be obligated to share any such setoff in the manner and to the extent required by Section 13.5.

12.5. Remedies Cumulative; No Waiver.

12.5.1. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Credit Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to any Agent, any Collateral Agent or any Lender or contained in any other agreement between any Agent, any Collateral Agent or any Lender and Borrowers, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The rights and remedies of Agents, Collateral Agents and Lenders under this Agreement and the other Credit Documents shall be cumulative and not exclusive of any rights or remedies that any Agent, any Collateral Agent or any Lender would otherwise have. The rights and remedies of Borrowers under this Agreement and the other Credit Documents also shall be cumulative and not exclusive of any rights or remedies that Borrowers would otherwise have.

12.5.2. The failure or delay of any Agent, any Collateral Agent or any Lender to require strict performance by Borrowers of any provision of any of the Credit Documents or to exercise or enforce any rights, Liens, powers or remedies under any of the Credit Documents or with respect to any Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations, owing or to become owing from Borrowers to Agents, the Collateral Agents and Lenders shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Credit Documents and no Event of Default by any Borrower under this Agreement or any other Credit Documents shall be deemed to have been suspended or waived by any Agent, any Collateral Agent or any Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of such Agent, such Collateral Agent or such Lender and directed to Borrowers. The failure or delay of Borrowers to require strict performance by any Agent, any Collateral Agent or any Lender of any provision of any of the Credit Documents or to exercise or enforce any rights, powers or remedies under any of the Credit Documents or at Applicable Law shall not operate as a waiver of such rights, powers and remedies.

12.5.3. If any Agent, any Collateral Agent or any Lender shall accept performance by a Borrower, in whole or in part, of any obligation that a Borrower is required by any of the Credit Documents to perform only when a Default or Event of Default exists, or if any Agent, any Collateral Agent or any Lender shall exercise any right or remedy under any of the Credit Documents that may not be exercised other than when a Default or Event of Default exists, such Agent’s, such Collateral Agent’s or Lender’s acceptance of such performance by a Borrower or such Agent’s, such Collateral Agent’s or Lender’s exercise of any such right or remedy shall not operate to waive any such Event of Default or to preclude the exercise by any Agent, any Collateral Agent or any Lender of any other right or remedy, unless otherwise expressly agreed in writing by such Agent, such Collateral Agent or such Lender, as the case may be.

SECTION 13. AGENTS

13.1. Appointment, Authority and Duties of Agents.

13.1.1. Appointment and Authority.

(a) Each Lender appoints and designates Bank of America as Administrative Agent hereunder. Each Lender appoints and designates each of Bank of America, General Electric Capital Corporation and Wells Fargo Capital Finance, LLC as a Collateral Agent hereunder. Administrative Agent may, and each Lender authorizes Administrative Agent to, enter into all Credit Documents to which Administrative Agent is intended to be a party and accept all Security Documents, for Administrative Agent’s benefit and the Pro Rata benefit of Lenders. Each Lender agrees that any action taken by Administrative Agent or Required Lenders in accordance with the provisions of the Credit Documents, and the exercise by Administrative Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Lenders. Without limiting the generality of the foregoing, Administrative Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections with respect to the U.S. Obligors arising in connection with the Obligations under the Credit Documents; (b) execute and deliver as Administrative Agent each Credit Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for the Secured Parties for purposes of perfecting and administering Liens granted by the U.S. Obligors securing the Obligations under the Credit Documents~~,~~ and for ~~all~~ other purposes stated therein (other than the authority specifically granted to the Collateral Agents herein); (d) manage, supervise or otherwise deal with Collateral of U.S. Obligors securing the Obligations; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral of U.S. Obligors securing the Obligations under the Credit Documents, Applicable Law or otherwise. The duties of Administrative Agent and the Collateral Agents shall be ministerial and administrative in nature, and neither Administrative Agent nor any Collateral Agent shall ~~not~~ have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. Administrative Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory, or (subject to the following proviso) whether to impose or release any reserve, and to exercise its Credit Judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Administrative Agent from liability to any Lender or other Person for any error in judgment; provided, that notwithstanding the foregoing, the Collateral Agents shall be authorized to determine whether to impose or release certain reserves (as set forth in this Agreement), and to exercise their Credit Judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate the Collateral Agents from liability to any Lender or other Person for any error in judgment.

(b) Each Canadian Revolver Lender appoints and designates Bank of America-Canada Branch as Canadian Agent hereunder. Canadian Agent may, and each Canadian Revolver Lender authorizes Canadian Agent to, enter into all Credit Documents to which Canadian Agent is intended to be a party and accept all Security Documents, for Canadian Agent’s benefit and the Pro Rata Benefit of Canadian Lenders and the Secured Parties. Each Canadian Revolver Lender agrees that any action taken by Canadian Agent, Required Canadian Revolver Lenders or Required Lenders in accordance with the provisions of the Credit Documents, and the exercise by Canadian Agent, Required Canadian Revolver Lenders or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized and binding upon all Canadian Revolver Lenders. Without limiting the generality of the foregoing (but subject to Section 13.1.1(a)), Canadian Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Canadian Revolver Lenders with respect to all payments and collections arising in connection with the Canadian Obligations under the Credit Documents; (b) execute and deliver as Canadian Agent each Credit Document, including any intercreditor or subordination agreement, and accept delivery of each Credit Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering all Liens granted to it and securing the Canadian Obligations under the Credit Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral of Canadian Loan Parties; and (e) take any Enforcement Action or otherwise exercise any rights and remedies given to Canadian Agent with respect to any Collateral of Canadian Loan Parties under the Credit Documents, Applicable Law or otherwise. The duties of Canadian Agent shall be ministerial and administrative in nature, and Canadian Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Credit Document or any transaction relating thereto. Administrative Agent and Canadian Agent will coordinate and cooperate with respect to U.S. Obligors and their Collateral in their capacity as Canadian Obligors.

(c) For the purposes of creating a solidarité active in accordance with Article 1541 of the Civil Code of Québec between each Secured Party, taken individually, on the one hand, and Canadian Agent, on the other hand, each Obligor and each such Secured Party acknowledges and agrees with Canadian Agent that such Secured Party and Canadian Agent are hereby conferred the legal status of solidary creditors of each such Obligor in respect of all Obligations owed by each such Obligor to Canadian Agent and such Secured Party hereunder and under the other Credit Documents (collectively, the “Solidary Claim”) and that, accordingly, but subject (for the avoidance of doubt) to Articles 1542 and 1543 of the Civil Code of Québec, each such Obligor is irrevocably bound towards Canadian Agent and each Secured Party in respect of the entire Solidary Claim of Canadian Agent and such Secured Party. As a result of the foregoing, the parties hereto acknowledge that Canadian Agent and each Secured Party shall at all times have a valid and effective right of action for the entire Solidary Claim of Canadian Agent and such Secured Party and the right to give full acquittance for it. Accordingly, and without limiting the generality of the foregoing, Canadian Agent, as solidary creditor with each Secured Party, shall at all times have a valid and effective right of action in respect of the Solidary Claim and the right to give a full acquittance for same. By its execution of the Credit Documents to which it is a party, each such Obligor not a party hereto shall also be deemed to have accepted the stipulations hereinabove provided. The parties further agree and acknowledge that such Liens (hypothecs) under the Security Documents and the other Credit Documents shall be granted to Canadian Agent, for its own benefit and for the benefit of the Secured Parties, as solidary creditor as hereinabove set forth.

13.1.2. Duties. No Agent nor any Collateral Agent shall have any duties except those expressly set forth in the Credit Documents. The conferral upon any Agent or any Collateral Agent of any right shall not imply a duty on such Agent’s or such Collateral Agent’s part to exercise such right, unless, in the case of any Agent, instructed to do so by Required Lenders in accordance with this Agreement.

13.1.3. Agent Professionals. Each Agent and each Collateral Agent may perform its duties through agents and employees. Each Agent and each Collateral Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. No Agent nor any Collateral Agent shall be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

13.1.4. Instructions of Required Lenders. The rights and remedies conferred upon each Agent and each Collateral Agent under the Credit Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. Each Agent and each Collateral Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Credit Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section ~~3.6~~13.6 against all Claims that could be incurred by any Agent in connection with any act. Each Agent and each Collateral Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and no Agent nor any Collateral Agent shall incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against any Agent or any Collateral Agent as a result of such Agent or such Collateral Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 13.9, and in no event shall Required Lenders, without the prior written consent of each Lender, direct any Agent to accelerate and demand payment of Loans held by one Lender without accelerating and demanding payment of all other Loans, nor to terminate the Commitments of one Lender without terminating the Commitments of all Lenders. In no event shall any Agent or any Collateral Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Credit Documents or could subject any Agent Indemnitee to personal liability.

13.1.5. Withholding Tax. To the extent required by any Applicable Law, any Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that any Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify such Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective), such Lender shall indemnify and hold harmless such Agent (to the extent that such Agent has not already been reimbursed by the Borrower and without limiting the obligation of any Borrower to do so) for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including any interest, additions to tax or penalties thereto, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such tax were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

13.2. Agreements Regarding Collateral and Field Examination Reports.

13.2.1. Lien Releases; Care of Collateral. Lenders authorize each Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of an Asset Disposition which Borrowers certify in writing to Administrative Agent is permitted pursuant to the terms of this Agreement or a Lien which Borrowers certify is a Permitted Lien entitled to priority over any Agent’s Liens (and each Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) with the written consent of all Lenders. No Agent shall have any obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected, insured or encumbered, nor to assure that such Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

13.2.2. Possession of Collateral. Agents and Lenders appoint each other Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held by such Lender, to the extent such Liens are perfected by possession. If any Lender obtains possession of any Collateral, it shall notify Administrative Agent thereof and, promptly upon Administrative Agent’s request, deliver such Collateral to the applicable Agent or otherwise deal with it in accordance with Administrative Agent’s instructions.

13.2.3. Reports. Administrative Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field audit, examination or appraisal prepared by or on behalf of Administrative Agent with respect to any Obligor or Collateral (“Report”). Each Lender agrees (a) that neither Bank of America, Administrative Agent, Bank of America-Canada Branch nor Canadian Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agents or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers’ books and records as well as upon representations of Borrowers’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations. Each Lender agrees to indemnify and hold harmless Agents and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as any Claims arising in connection with the any third parties that obtain any part or contents of a Report through such Lender.

13.3. Reliance by Agent. Agents shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals. As to any matters not expressly provided for by this Agreement or any of the other Credit Documents, each Agent shall in all cases be fully protected in acting or refraining from acting hereunder and thereunder in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding upon Lenders.

13.4. Action upon Default. Agents shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or Borrower specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Administrative Agent and the other Lenders thereof in writing. Each Lender agrees that, except as otherwise provided in any Credit Documents or with the written consent of Administrative Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations under any Credit Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid with respect to any Obligations owing to such Lender under the Credit Documents at foreclosure sales, UCC or PPSA sales or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

13.5. Ratable Sharing. If any Lender shall obtain any payment or reduction of any Obligation, whether through setoff or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6, as applicable, such Lender shall forthwith purchase from the applicable Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. No Lender shall set off against any Dominion Account without the prior consent of Administrative Agent.

13.6. Indemnification of Agent Indemnitees.

13.6.1. Each Lender agrees to indemnify and defend the Agent Indemnitees acting in their capacities as Agent Indemnitees (to the extent not reimbursed by Borrowers under this Agreement, but without limiting the indemnification obligation of Borrowers under this Agreement), on a Pro Rata basis, and to hold each of the Agent Indemnitees harmless from and against, any and all Indemnified Claims which may be imposed on, incurred by or asserted against any of the Agent Indemnitees in any way related to or arising out of this Agreement or any of the other Credit Documents or any other document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which Borrowers are obligated to pay under Section 15.2 hereof or amounts any Agent may be called upon to pay in connection with any lockbox or Dominion Account arrangement contemplated hereby or under any indemnity, guaranty or other assurance of payment or performance given by any Agent with respect to Letters of Credit) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided that no Lender shall be liable to an Agent Indemnitee for any of the foregoing to the extent that they result from the willful misconduct or gross negligence of such Agent Indemnitee.

13.6.2. Without limiting the generality of the foregoing provisions of this Section 13.6, if an Agent should be sued by any receiver, interim receiver, trustee, debtor in possession, monitor or other Person on account of any alleged preference or fraudulent transfer received, or alleged to have been received from any Borrower as the result of any transaction under the Credit Documents, then in such event any monies paid by such Agent in settlement or satisfaction of such suit, together with all Extraordinary Expenses incurred by such Agent in the defense of same, shall be promptly reimbursed to such Agent by Lenders to the extent of each Lender’s Pro Rata share.

13.6.3. Without limiting the generality off the foregoing provisions of this Section 13.6, if at any time (whether prior to or after the Commitment Maturity Date) any action or proceeding shall be brought against any of the Agent Indemnitees by a Borrower or by any other Person claiming by, through or under a Borrower, to recover damages for any act taken or, omitted by any Agent or any Collateral Agent under any of the Credit Documents or in the performance of any rights, powers or remedies of any Agent or any Collateral Agent against any Borrower, any Account Debtor, the Collateral or with respect to any Loans, or to obtain any other relief of any kind on account of any transaction involving any Agent Indemnitees under or in relation to any of the Credit Documents, each Lender agrees to indemnify, defend and hold the Agent Indemnitees harmless with respect thereto and to pay to the Agent Indemnitees such Lender’s Pro Rata share of such amount as any of the Agent Indemnitees shall be required to pay by reason of a judgment, decree, or other order entered in such action or proceeding or by reason of any compromise or settlement agreed to by the Agent Indemnitees, including all interest and costs assessed against any of the Agent Indemnitees in defending or compromising such action, together with attorneys’ fees and other legal expenses paid or incurred by the Agent Indemnitees in connection therewith; provided, however, that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they arise from the willful misconduct or gross negligence of such Agent Indemnitee. In Administrative Agent’s discretion, Administrative Agent may also reserve for or satisfy any such judgment, decree or order from proceeds of Collateral prior to any distributions therefrom to or for the account of Lenders.

13.7. Limitation on Responsibilities of Agent. No Agent nor any Collateral Agent shall be liable to Lenders for any action taken or omitted to be taken under the Credit Documents, except for losses caused by such Agent’s or such Collateral Agent’s gross negligence or willful misconduct. No Agent nor any Collateral Agent assumes any responsibility for any failure or delay in performance or any breach by any Obligor or Lender of any obligations under the Credit Documents. No Agent nor any Collateral Agent makes to Lenders any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Credit Documents or Obligor. No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Credit Documents; the execution, validity, genuineness, effectiveness or enforceability of any Credit Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Credit Documents, or the satisfaction of any conditions precedent contained in any Credit Documents.

13.8. Successor Agent and Co-Agents.

13.8.1. Resignation; Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent or Canadian Agent as provided below, Administrative Agent or Canadian Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Administrative Agent or Canadian Agent, as the case may be, which shall be (provided no Default or Event of Default exists) reasonably acceptable to Borrower Agent. If no successor agent is appointed prior to the effective date of the resignation of Administrative Agent or Canadian Agent, as the

case may be, then Administrative Agent or Canadian Agent, as the case may be, may appoint a successor agent from among the applicable Lenders. Upon acceptance by a successor Administrative Agent or Canadian Agent, as the case may be, of an appointment to serve as Administrative Agent or Canadian Agent, as the case may be, hereunder, such successor Administrative Agent or Canadian Agent, as the case may be, shall thereupon succeed to and become vested with all the powers and duties of the retiring Administrative Agent or Canadian Agent, as the case may be, without further act, and the retiring Administrative Agent or Canadian Agent, as the case may be, shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 13 and 15. Notwithstanding any Administrative Agent’s or Canadian Agent’s resignation, the provisions of this Section 13 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Administrative Agent or Canadian Agent. Any successor to Bank of America or Bank of America-Canada Branch by merger, amalgamation or acquisition of stock or this loan shall continue to be Administrative Agent and Canadian Agent hereunder, respectively, without further act on the part of the parties hereto, unless such successor resigns as provided above.

13.8.2. Separate Collateral Administrative Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If any Agent believes that it may be limited in the exercise of any rights or remedies under the Credit Documents due to any Applicable Law, such Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If any Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to such Agent under the Credit Documents shall also be vested in such separate agent. Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as such Agent. Lenders shall execute and deliver such documents as each Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by the applicable Agent until appointment of a new agent.

13.9. Consents, Amendments and Waivers; Out-of-Formula Loans.

13.9.1. Amendment. No modification of any Credit Document, including any extension or amendment of a Credit Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Administrative Agent (with the consent of, and at the direction of, Required Lenders) and each Obligor party to such Credit Document; provided, however, that

(a) without the prior written consent of the applicable Agent or the applicable Collateral Agent (in addition to the Required Lenders), no modification shall be effective with respect to any provision in a Credit Document or provision of this Agreement that relates to any rights, duties or discretion of such Agent or such Collateral Agent;

(b) without the prior written consent of Issuing Bank, no modification shall be effective with respect to any L/C Obligations or Section 2.3;

(c) without the prior written consent of each affected Lender, no modification shall be effective that would (i) increase, extend or reinstate the Commitment of such Lender; or (ii) reduce the amount of, or waive or delay payment of, any principal, interest, fees or other amounts payable to such Lender; and

(d) without the prior written consent of all Lenders (except a ~~defaulting~~Defaulting Lender as provided in this Section ~~4.2~~13.9.1), no modification shall be effective that would (i) extend the Commitment Maturity Date; (ii) alter Section 5.6 or 13.9.1; (iii) amend the definitions of “Total Borrowing Base,” “U.S. Borrowing Base” or “Canadian Borrowing Base” (and the defined terms used in such definitions), “Applicable Percentage,” “Pro Rata,” “Required Lenders,” “Required U.S. Revolver Lenders” or “Required Canadian Revolver Lenders”; (iv) increase any advance rate or increase total Commitments; (vi) other than in connection with a transaction permitted by Section 10.2.9 release a material portion of the Collateral; (vii) release any Solvent (at the time of the release) Obligor from liability for any Obligations other than in connection with a transaction permitted by Section 10.2.1 or 10.2.9 or (viii) subordinate the Obligations to any other obligation.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

13.9.2. Limitations. The agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Credit Document that deals solely with the rights and duties of Lenders, Administrative Agent, Canadian Agent, Collateral Agents and/or Issuing Bank as among themselves. Only the consent of the parties to the Fee Letter, the Engagement and Fee Letter, the GE Amendment No. 1 Fee Letter, the Wells Amendment No. 1 Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and no Affiliate or branch of a Lender that is party to a Bank Product agreement shall have any other right to consent to or participate in any manner in modification of any other Credit Document. The making of any Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing, and then only in the specific instance and for the specific purpose for which it is given.

13.9.3. Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Credit Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

13.9.4. Unless otherwise directed in writing by the Required U.S. Revolver Lenders, Administrative Agent may require U.S. Revolver Lenders to honor requests by Borrower for U.S. Out-of-Formula Loans (in which event, and notwithstanding anything to the contrary set forth in this Agreement, U.S. Revolver Lenders shall continue to make U.S. Revolver Loans up to their Pro Rata share of the U.S. Revolver Commitments) and to forbear from requiring Borrowers to cure a U.S. Out-of-Formula Condition, (1) when no Event of Default exists (or if an Event of Default exists, when the existence of such Event of Default is not known by Administrative Agent), if and for so long as (i) such U.S. Out-of-Formula Condition does not continue for a period of more than thirty (30) consecutive days, following which no U.S. Out-of-Formula Condition exists for at least fifteen (15) consecutive days before another Out-of-Formula Condition exists, (ii) the amount of the U.S. Revolver Loans outstanding at any time does not exceed the aggregate of the U.S. Revolver Commitments at such time, and (iii) the U.S. Out-of-Formula Condition is not known by Administrative Agent at the time in question to exceed 10% of the U.S. Borrowing Base and (2) regardless of whether or not an Event of Default exists, if Administrative Agent discovers the existence of a U.S. Out-of-Formula Condition not previously known by it to exist, but U.S. Revolver Lenders shall be obligated to continue making such U.S. Revolver Loans as directed by Administrative Agent only (A) if the amount of the U.S. Out-of-Formula Condition is not increased by more than $10,000,000 above the amount determined by Administrative Agent to exist on the date of discovery thereof and (B) for a period not to exceed thirty (30) days and (C) the amount of the U.S. Revolver Loans outstanding at any time does not exceed the aggregate of the U.S. Revolver Commitments at such time. In no event shall any Borrower be deemed to be a beneficiary of this Section 13.9.4 or authorized to enforce any of the provisions of this Section 13.9.4. Any funding of a U.S. Out-of-Formula Loan or a sufferance of a U.S. Out-of-Formula Condition shall not constitute a waiver by Administrative Agent or U.S. Revolver Lenders of the Event of Default caused thereby.

13.9.5. Unless otherwise directed in writing by the Required Canadian Revolver Lenders, Canadian Agent may require Canadian Revolver Lenders to honor requests by Canadian Borrower for Canadian Out-of-Formula Loans (in which event, and notwithstanding anything to the contrary set forth in this Agreement, Canadian Revolver Lenders shall continue to make Canadian Revolver Loans up to their Pro Rata share of the Canadian Revolver Commitments) and to forbear from requiring Canadian Borrower to cure a Canadian Out-of-Formula Condition, (1) when no Event of Default exists (or if an Event of Default exists, when the existence of such Event of Default is not known by Administrative Agent or Canadian Agent), if and for so long as (i) such Canadian Out-of-Formula Condition does not continue for a period of more than thirty (30) consecutive days, following which no Canadian Out-of-Formula Condition exists for at least fifteen (15) consecutive days before another Canadian Out-of-Formula Condition exists, (ii) the amount of the Canadian Revolver Loans outstanding at any time does not exceed the aggregate of the Canadian Revolver Commitments at such time, and (iii) the Canadian Out-of-Formula Condition is not known by Administrative Agent or Canadian Agent at the time in question to exceed 10% of the Canadian Borrowing Base and (2) regardless of whether or not an Event of Default exists, if Administrative Agent or Canadian Agent discovers the existence of a Canadian Out-of-Formula Condition not previously known by it to exist, but Canadian Revolver Lenders shall be obligated to continue making such Canadian Revolver Loans as directed by Canadian Agent only (A) if the amount of the Canadian Out-of-Formula Condition is not increased by more than $2,000,000 above the amount determined by Canadian Agent to exist on the date of discovery thereof and (B) for a period not to exceed thirty (30) days and (C) the amount of the Canadian Revolver Loans outstanding at any time does not exceed the aggregate of the Canadian Revolver Commitments at such time. In no event shall any Borrower be deemed to be a beneficiary of this Section 13.9.5 or authorized to enforce any of the provisions of this Section 13.9.5. Any funding of a Canadian Out-of-Formula Loan or a sufferance of a Canadian Out-of-Formula Condition shall not constitute a waiver by Administrative Agent or Canadian Revolver Lenders of the Event of Default caused thereby.

13.10. Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon any Agent, any Collateral Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in L/C Obligations hereunder. Each Lender has made such inquiries concerning the Credit Documents, the Collateral and each Obligor as such Lender feels necessary. Each Lender further acknowledges and agrees that the other Lenders, Collateral Agents and Agents have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Credit Documents or Obligations.

Each Lender will, independently and without reliance upon the other Lenders or Agents, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in L/C Obligations, and in taking or refraining from any action under any Credit Documents. Except for notices, reports and other information expressly requested by a Lender or that an Agent has expressly agreed to provide Lenders herein, no Agent nor any Collateral Agent shall have any duty or responsibility to provide any Lender with any notices, reports or certificates furnished to such Agent or such Collateral Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of such Agent or such Collateral Agent or any of such Agent’s or Collateral Agent’s Affiliates or branches.

13.11. Representations and Warranties of Lenders. By its execution of this Agreement, each Lender hereby represents and warrants to each Borrower and the other Lenders that it has the power to enter into and perform its obligations under this Agreement and the other Credit Documents, and that it has taken all necessary and appropriate action to authorize its execution and performance of this Agreement and the other Credit Documents to which it is a party, each of which will be binding upon it and the obligations imposed upon it herein or therein will be enforceable against it in accordance with the respective terms of such documents.

13.12. The Required Lenders. As to any provisions of this Agreement or the other Credit Documents under which action may or is required to be taken upon direction or approval of the Required Lenders, the Required U.S. Revolver Lenders or Required Canadian Revolver Lenders, as applicable, the direction or approval of the Required Lenders shall be binding upon each Lender to the same extent and with the same effect as if each Lender had joined therein.

13.13. Several Obligations. The obligations and commitments of each Lender under this Agreement and the other Credit Documents are several and neither any Agent nor any Lender shall be responsible for the performance by the other Lenders of its obligations or commitments hereunder or thereunder. Notwithstanding any liability of Lenders stated to be joint and several to third Persons under any of the Credit Documents, such liability shall be shared, as among Lenders, Pro Rata according to the respective Commitments of Lenders.

13.14. Administrative Agent ~~in Its~~and Collateral Agents in Their Individual ~~Capacity~~Capacities. As a Lender, Bank of America and Bank of America-Canada Branch, General Electric Capital Corporation and Wells Fargo Capital Finance, LLC shall each have the same rights and remedies under the other Credit Documents as any other Lender, and the terms “Lenders,” “Required Lenders,” “Required U.S. Revolver Lenders” or “Required Canadian Revolver Lenders” or any similar term shall include Bank of America and Bank of America-Canada Branch, General Electric Capital Corporation Wells Fargo Capital Finance, LLC in their capacities as a Lender, as applicable. Each of Bank of America ~~and~~, Bank of America-Canada Branch ~~and its~~, General Electric Capital Corporation and Wells Fargo Capital Finance, LLC and each of their Affiliates and branches may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America ~~and~~, Bank of America-Canada Branch, General

Electric Capital Corporation and Wells Fargo Capital Finance, LLC were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders. In their individual capacity, Bank of America ~~and~~, Bank of America-Canada Branch, General Electric Capital Corporation and Wells Fargo Capital Finance, LLC and their Affiliates and branches may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that Bank of America ~~and~~, Bank of America-Canada Branch, General Electric Capital Corporation and Wells Fargo Capital Finance, LLC and their Affiliates and branches shall be under no obligation to provide such information to Lenders, if acquired in such individual capacity and not as an Agent or Collateral Agent hereunder.

13.15. No Third Party Beneficiaries. Except for Borrowers as provided in the first and second sentences of Section 13.8.1 and in Section 13.9.1, this Section 13 is an agreement solely among Lenders and Agents and the Collateral Agents, and shall survive Full Payment of the Obligations. This Section 13 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Collateral Agents or Agents, any action that any Agent or any Collateral Agent may take under any Credit Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Lenders.

13.16. Notice of Transfer. Each Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender has been received by Administrative Agent.

13.17. Replacement of Certain Lenders. If a Lender (a) fails to fund its Pro Rata share of any Loan or L/C Obligation hereunder, and such failure is not cured within two Business Days, (b) defaults in performing any of its obligations under the Credit Documents, or (c) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, then, in addition to any other rights and remedies that any Person may have, Administrative Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Credit Documents to Eligible Assignee(s) specified by Administrative Agent, pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Administrative Agent’s notice. Administrative Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Credit Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

13.18. Remittance of Payments and Collections.

13.18.1. Remittances Generally. All payments by any Lender to the applicable Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by the applicable Agent and request for payment is made by the applicable Agent by 8:00 a.m. on a Business Day, payment shall be made by Lender not later than 11:00 a.m. on such day, and if request is made after 8:00 a.m., then payment shall be made by 8:00 a.m. on the next Business Day. Payment by the applicable Agent to any Lender shall be made by wire transfer, in the type of funds received by the applicable Agent. Any such payment shall be subject to the applicable Agent’s right of offset for any amounts due from such Lender under the Credit Documents.

13.18.2. Failure to Pay. If any Lender fails to pay any amount when due by it to the applicable Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by such Agent as customary in the banking industry for interbank compensation. In no event shall Borrowers be entitled to receive credit for any interest paid by a Lender to the applicable Agent.

13.18.3. Recovery of Payments. If any Agent pays any amount to a Lender in the expectation that a related payment will be received by such Agent from an Obligor and such related payment is not received, then the applicable Agent may recover such amount from each Lender that received it. If the applicable Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, the applicable Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by the applicable Agent to any Obligations are later required to be returned by the applicable Agent pursuant to Applicable Law, each Lender shall pay to the applicable Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

13.19. No Reliance on Agents’ Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, Participants, Transferees or assignees; may rely on any Agent to carry out such Lender’s, Affiliate’s, Participant’s, Transferee’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the, regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Borrower, its Subsidiaries, Affiliates or its agents, the Credit Documents or the transactions hereunder: (1) any identity verification procedures, (2) any recordkeeping, (3) any comparisons with government lists, (4) any customer notices or (5) any other procedures required under the CIP Regulations or such other laws.

13.20. USA PATRIOT Act. Each Lender or Transferee or Participant or assignee of a U.S. Revolver Lender that is not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Administrative Agent the certification, or, if applicable, recertification, certifying that such U.S. Revolver Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date and (2) at such other times as are required under the USA PATRIOT Act.

13.21. Hedging Arrangements. Each Lender shall notify Administrative Agent if such U.S. Revolver Lender or any of its Affiliates enters into a Hedging Agreement with any Borrower within 5 Business Days after consummation of such transaction, and at Administrative Agent’s request from time to time, shall provide such information as Administrative Agent may request regarding such Hedging Agreement, including a mark to market value on each hedging arrangement. If any Lender shall fail to notify Administrative Agent of its Hedging Agreement or if requested by Administrative Agent, its mark to market value on such hedging arrangement, then amounts owing to such Lender or its Affiliate under such Hedging Agreement shall be paid last in order under Section 5.7.1.

SECTION 14. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

14.1. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that other than as permitted by Section 10.2.1 the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 14.1(b), (ii) by way of participation in accordance with the provisions of Section 14.1(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 14.1(f), or (iv) to an SPC in accordance with the provisions of Section 14.1(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. For greater certainty, a successor or assign of a Borrower hereunder shall be subject to the provisions of Sections 6 and 5.11 as if it were the Borrower from which it acquired its rights or obligations.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 14.1(b), participations in L/C Obligations, Canadian Swing Line Loans and U.S. Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(a) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(b) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date, shall not be less than

$5,000,000, in the case of any assignment in respect of either the U.S. Revolver or the Canadian Revolver, unless each of Administrative Agent and, so long as no Event of Default under Section 12.1.1, 12.1.9 or 12.1.10 has occurred and is continuing, each of the Borrowers otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Canadian Swing Line Loans or U.S. Swing Line Loans, as applicable, or (B) prohibit any Lender from assigning all or a portion of its rights and obligations under the U.S. Revolver and the Canadian Revolver.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(b) of this Section and, in addition:

(a) the consent of each of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 12.1.1, 12.1.9 or 12.1.10 has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund (provided that no Canadian Revolver Lender may assign its rights or obligations hereunder to a Lender or an Approved Fund if such assignee would not satisfy the definition of “Canadian Revolver Lender”);

(b) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any U.S. Revolver Commitment or Canadian Revolver Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate or branch of that Lender or an Approved Fund with respect to that Lender;

(c) the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(d) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the U.S. Revolver or Canadian Revolver Commitment.

(iv) Assignment and Acceptance. The parties to each assignment shall execute and deliver to the applicable Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided, however, that such Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

(v) No Assignment to a Borrower. No such assignment shall be made to a Borrower or any of the Affiliates or Subsidiary of a Borrower.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) No Assignment to Defaulting Lenders. No such assignment shall be made to a Defaulting Lender or any of its Subsidiaries.

Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, that Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.6, 3.8, 5.9 and 15.2 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by that Lender of a participation in such rights and obligations in accordance with Section 14.1(d).

(c) Register. Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at Administrative Agent’s Office in the U.S. a copy of each Assignment and Acceptance delivered to it or Canadian Agent and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Any assignment of any Loan, whether or not evidenced by a note, shall be effective only upon appropriate entries with respect thereto being made in the Register. The entries in the Register shall be conclusive, and the Borrowers, Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or Administrative Agent, sell participations to any Person (other than a natural person or a Borrower or any Affiliate or Subsidiary of a Borrower) (each, a “Participant”) in all or a portion of that Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including that Lender’s participations in L/C Obligations, Canadian Swing Line Loans, and/or U.S. Swing Line Loans) owing to it); provided that (i) that Lender’s obligations under this Agreement shall remain unchanged, (ii) that Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, Agents, the Lenders and the Issuing Bank shall continue to deal solely and directly with that Lender in connection with that Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that that Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that that Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 13.9.1 that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.6, 3.8 and 5.9 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.1(b) (but subject in each case to any limitations upon the benefits provided by those Sections including the requirement to comply with Section 5.10 which would be imposed upon the participant were it a Lender). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 14.2 as though it were a Lender; provided that such Participant agrees to be subject to Section 3.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.6 or 5.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of each of the Borrowers (not to be unreasonably withheld or delayed). Nothing in Section 14.1(d) or Section 14.1(e) shall obligate the Borrowers to make duplicative payments to the Participant and to the Lender from which the Participant purchased its participation.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of that Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release that Lender from any of its obligations hereunder or substitute any such pledgee or assignee for that Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act or similar foreign laws.

(h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) each SPC shall be entitled to the benefits of Sections 3.6, 3.8 and 5.9 (subject to the requirements or limitations therein) to the same extent as if it were a Lender; provided that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (unless the grant or the exercise was made with the relevant Borrower’s prior written consent, which consent shall not be unreasonably withheld or delayed) or result in any payment obligations under Section 3.6, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable (with the granting Lender remaining obligated for such obligations), and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Credit Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof or of Canada or any province or territory thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and Administrative Agent and with the payment of a processing fee in the amount of $3,500 to the applicable Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) For greater certainty, an assignment or participation of a Canadian Revolver Loan, Canadian Letter of Credit or any other Canadian Obligation shall be assigned or participated to, as the case may be, an assignee or participant that is a Canadian Resident unless any Event of Default has occurred and remains continuing.

14.2. Treatment of Certain Information; Confidentiality. Each Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and branches and to its and its Affiliates’ and branches’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of each of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, any Lender, the Issuing Bank or any of their respective Affiliates or branches on a nonconfidential basis from a source other than a Borrower or any of its Affiliates. Notwithstanding the foregoing, Agents and Lenders may issue and disseminate to the public general information describing this credit facility, including the names and addresses of Borrowers and a general description of Borrowers’ businesses, and may use Borrowers’ names in advertising and other promotional materials.

For purposes of this Section, “Information” means all information received from any Obligor or any Subsidiary thereof relating to any Obligor or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by any Obligor or any Subsidiary thereof; provided that, in the case of information received from a Obligor or any such Subsidiary after the ~~date hereof~~Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Agent, the Lenders and the Issuing Bank acknowledges that (a) the Information may include material non-public information concerning a Obligor or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal, state, Canadian federal and provincial securities Laws.

SECTION 15. MISCELLANEOUS

15.1. Power of Attorney. Each Borrower hereby irrevocably designates, makes, constitutes and appoints the applicable Agent (and all Persons designated by such Agent) as such Borrower’s true and lawful attorney (and agent in fact) and such Agent, or such Agent’s designee, may, without notice to such Borrower and in either such Borrower’s or such Agent’s name, but at the cost and expense of Borrowers:

15.1.1. At such time or times as such Agent or designee may determine, endorse such Borrower’s name on any Payment Item or proceeds of the Collateral which come into the possession of such Agent or under such Agent’s control and deposit the same for application to the Obligations as set forth and only under the circumstances and to the extent provided in this Agreement.

15.1.2. At any time that an Event of Default exists: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower’s rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as the applicable Agent deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign such Borrower’s name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral; (vi) receive, open and deal with all mail addressed to such Borrower; (vii) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same, to the account of the applicable Agent on account of the Obligations; (viii) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Accounts or Inventory of any Borrower and any other Collateral; (ix) use such Borrower’s stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment or any other Collateral; (xi) make and adjust claims under policies of insurance; (xii) sign the name of such Borrower on any proof of claim in bankruptcy against Account Debtors and on notices of Liens, claims of mechanic’s Liens or assignments or releases of mechanic’s Liens securing any Accounts; (xiii) take all action as may be necessary to obtain the payment of any letter of credit or banker’s acceptance of which such Borrower is a beneficiary; and (xiv) do all other acts and things necessary, in the applicable Agent’s determination, to fulfill such Borrower’s obligations under this Agreement.

15.2. General Indemnity. Each Borrower hereby agrees to indemnify and defend the Indemnitees against and to hold the Indemnitees harmless from any Indemnified Claim that may be instituted or asserted against any of the Indemnitees and that either (i) arises out of or relates to this Agreement or any of the other Credit Documents (including any transactions entered into pursuant to any of the Credit Documents, Administrative Agent’s Lien upon the Collateral, or the performance by Agents, the Collateral Agents or Lenders of their duties or the exercise of any of their rights or remedies under this Agreement or any of the other Credit Documents), or (ii) results from a Borrower’s failure to observe, perform or discharge any of such Borrower’s covenants or duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any Indemnified Claims instituted or asserted against the Indemnitees by any Person relating to the actual or alleged presence or Release of Hazardous Materials on, at, under or from any Property now or formerly owned or operated by Borrower, or any Environmental Claim relating to Borrower. Additionally, without duplication of Section 3.6, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Agents and Lenders, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by any Agent or any Borrower on account of the extension of the Loans and other Obligations by Agent, any Collateral Agent or any Lender or the repayment of any of the Obligations hereunder or the granting of a Lien in favor of Agent, for the benefit of Secured Parties, by reason of any Applicable Law now or hereafter in effect, Borrowers will pay (or will promptly reimburse Agents and Lenders for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Indemnitees harmless from and against all liability in connection therewith. The foregoing indemnities shall not apply to Indemnified Claims incurred by any Indemnitee as a result of its own gross negligence or willful misconduct or that arise solely out of any disputes between Lenders or Lenders and Agents. The foregoing indemnity shall not extend to or preclude any claim, demand, suit, allegation or other proceeding by any Borrower against any Indemnitee on account of any damages, losses, liabilities and expenses that may be suffered or incurred by any Borrower by a breach of this Agreement or the other Credit Documents by any Indemnified Party.

15.3. Survival of All Indemnities. Notwithstanding anything to the contrary in this Agreement or any of the other Credit Documents, the obligation of each Borrower and each Lender with respect to each indemnity given by it in this Agreement, whether given by any or all Borrowers to Agent Indemnitees, Lender Indemnitees or Bank Indemnitees or by any Lender to any Agent Indemnitees or Bank Indemnitees, shall survive the Payment in Full of the Obligations and the termination of any of the Commitments.

15.4. [Reserved].

15.5. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15.6. Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Without limiting the generality of the foregoing, the parties acknowledge that this Agreement and the other Credit Documents may use several different limitations, tests or measurements to regulate the same or similar matters and that such limitations, tests and measures are cumulative and each must be performed, except as may be expressly stated to the contrary in this Agreement. Except as otherwise provided in any of the other Credit Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is indirect conflict with, or in consistent with, any provision in any of the other Credit Documents, the provision contained in this Agreement shall govern and control.

15.7. Execution in Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

15.8. Consent. Whenever an Agent’s, Collateral Agent’s, Lenders’ or Required Lenders’ consent is required to be obtained under this Agreement or any of the other Credit Documents as a condition to any action, inaction, condition or event, each Agent, each Collateral Agent and each Lender shall be authorized to give or withhold its consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter; provided, that when an Agent’s consent alone is required, such Agent may give or withhold its consent in its reasonable discretion.

15.9. Notices. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or, in the case of facsimile transmission, when received (if on a Business Day and, if not received on a Business Day, then on the next Business Day after receipt) at the office where the noticed party’s telecopier is located, in each case addressed to the noticed party at the address shown for such party on the signature page hereof or on Schedule 2 hereof, or in the case of a Person who becomes a Lender after the ~~date hereof~~Closing Date, at the address shown on the Assignment and Acceptance by which such person became a Lender. Notwithstanding the foregoing, no notice to or upon Administrative Agent pursuant to Sections 2.2, 2.3, 2.4, 2.9 or 6.2 shall be effective until after actually received by the individual to whose attention at such Agent such notice is required to be sent. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

15.10. Performance of Borrowers’ Obligations. If any Borrower shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Credit Documents, the applicable Agent may, in its sole discretion at any time or from time to time, for such Borrower’s account and at Borrowers’ expense, pay any amount or do any act required of Borrowers hereunder or under any of the other Credit Documents or otherwise lawfully requested by the applicable Agent to (i) enforce any of the Credit Documents or collect any of the Obligations, (ii) preserve, protect, insure or maintain or realize upon any of the Collateral, or (iii) preserve, defend, protect or maintain the validity or priority of the applicable Agent’s Liens on any of the Collateral, including the payment of any judgment against any Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord claim, any other Lien upon or with respect to any of the Collateral (whether or not a Permitted Lien). All payments that the applicable Agent may make under this Section and all out of pocket costs and expenses (including Extraordinary Expenses) that the applicable Agent pays or incurs in connection with any action taken by it hereunder shall be reimbursed to the applicable Agent by the applicable Borrowers on demand with interest from the date such payment is made or such costs or expenses are incurred to the date of payment thereof at the Default Rate applicable for U.S. Base Rate Loans or Canadian Revolver Loans that are Canadian Base Rate Loans. Any payment made or other action taken by the applicable Agent under this Section shall be without prejudice to any right to assort, and without waiver of, an Event of Default hereunder and to without prejudice to the applicable Agent’s right proceed thereafter as provided herein or in any of the other Credit Documents.

15.11. Credit Inquiries. Each Borrower hereby authorizes and permits Agents and Lenders (but Agents and Lenders shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning such Borrower or any of its Subsidiaries.

15.12. Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

15.13. Indulgences Not Waivers. Any party’s failure at any time or times hereafter, to require strict performance of any provision of this Agreement shall not waive, affect or diminish any right of such party thereafter to demand strict compliance and performance therewith.

15.14. Entire Agreement; Exhibits and Schedules. This Agreement and the other Credit Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, or all or written. Each of the Exhibits and each of the Schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof.

15.15. Interpretation. No provision of this Agreement or any of the other Credit Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having, or being deemed to have, structured, drafted or dictated such provision.

15.16. Obligations of Lenders Several. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitment of any other Lender. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, association, joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of this Agreement and any of the other Credit Documents and it shall not be necessary for any Agent or any other Lender to be joined as an additional party in any proceeding for such purpose.

15.17. Advertising and Publicity. On or after the Closing Date, with the prior consent of Borrowers (which shall not be unreasonably withheld or delayed), Administrative Agent, on behalf of Lenders, may issue and disseminate to the public (by advertisement or otherwise) information describing the credit accommodations made available by Lenders pursuant to this Agreement, including the name and address of each Borrower, the amount and security for the credit accommodations and the general nature of each Borrower’s business; provided that detail regarding terms (such as interest rate) may be provided only to industry publications, such as the “LPC Gold Sheets.”

15.18. Disclosure. Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any Governmental Authority, without limitation of any kind, the U.S. federal income tax treatment of the U.S. federal income tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. Borrowers acknowledge that one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1, and each Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

15.19. Governing Law; Consent to Forum. This Agreement has been negotiated, executed and delivered at and shall be deemed to have been made in New York, New York. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of law principles thereof); provided, however, that, if any of the Collateral shall be located in any jurisdiction other than New York, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of the applicable Agent’s Lien upon such Collateral and the enforcement of such Agent’s other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of the State of New York. As part of the consideration for new value received, and regardless of any present or future domicile or principal place ~~off~~of business of any Borrower, any Lender, any Collateral Agent or any Agent, each Borrower hereby consents and agrees that the United States District Court for the Southern District of New York located in New York County (the “Southern District”) shall have the exclusive jurisdiction to hear and determine any claims or disputes among any or all Borrowers, Agents, Collateral Agents and Lenders pertaining to this Agreement or to any matter arising out of or related to this Agreement. Each Borrower expressly submits and consents in advance to such exclusive jurisdiction in any action or suit commenced, in any such Court, and each Borrower hereby waives any objection that such Borrower may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such Court. Each Borrower hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by certified mail addressed to such Borrower at the address set forth in this Agreement and that service so made shall be deemed completed upon the earlier of such Borrower’s actual receipt thereof or four (4) Business Days after deposit in the U.S. mails, proper postage prepaid. Nothing in this Agreement shall be deemed or operate to affect the right of Administrative Agent to serve legal process in any other manner permitted by law, or to preclude the enforcement by Administrative Agent of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.

Each Canadian Loan Party hereby agrees to irrevocably and unconditionally appoint an agent for service of process located in The City of New York (the “New York Process Agent”), reasonably satisfactory to Administrative Agent, as its agent to receive on behalf of such Canadian Loan Party and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in the Southern District described in paragraph (a) of this subsection 11.13(f) and agrees promptly to appoint a successor New York Process Agent in The City of New York (which successor New York Process Agent shall accept such appointment in a writing reasonably satisfactory to Administrative Agent) prior to the termination for any reason of the appointment of the initial New York Process Agent. CT Corporation, a WoltersKluwer Company, located at 111 Eighth Avenue, 13th Floor, New York, NY 10011, telephone: 212-590-9310, facsimile: 212-590-9190, has been appointed as the initial New York Process Agent. In any action or proceeding in the Southern District, service may be made on a Canadian Loan Party by delivering a copy of such process to such Canadian Loan Party in care of the New York Process Agent at the New York Process Agent’s address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such Canadian Loan Party at its address specified in subsection 11.2 with (if applicable) a copy to the Borrower Agent (such service to be effective upon such receipt by the New York Process Agent and the depositing of such process in the mails as aforesaid). Each Canadian Loan Party hereby irrevocably and unconditionally authorizes and directs the New York Process Agent to accept such service on its behalf. As an alternate method of service, each Canadian Loan Party irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in the Southern District by mailing of copies of such process to such Canadian Loan Party by certified or registered air mail at its address specified in Section 15.9. Each Canadian Loan Party agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

To the extent that a Canadian Loan Party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from setoff or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Canadian Loan Party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and any Credit Document.

15.20. Waivers by Borrowers. To the fullest extent permitted by Applicable Law, each Borrower waives (1) the right to trial by jury (which each Agent, each Collateral Agent and each Lender hereby also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or related to any of the Credit Documents, the Obligations or the Collateral; (ii) presentment, demand and protest and notice of presentment, protest, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by any Agent on which such Borrower may in any way be liable and hereby ratifies and confirms whatever any Agent may do in this regard; (iii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing any Agent to exercise any of such Agent’s remedies; (iv) the benefit of all valuation, appraisement and exemption laws; and (v) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agents’, Collateral Agents’ and Lenders’ entering into this Agreement and that Agents, Collateral Agents and Lenders are relying upon the foregoing waivers in its future dealings with Borrowers. Each Borrower warrants and represents that it has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the Court.

15.21. Waiver of Consumer Rights. Each Borrower waives its rights under the Texas Deceptive Trade Practices Consumer Protection Act, Section 17.41 et seq., Business & Commerce Code, a law that gives consumers special rights and protections. After consultation with an attorney of each Borrower’s selection, each Borrower voluntarily consents to this waiver.

15.22. Limitation of Liability. NO CLAIM MAY BE MADE BY ANY AGENT, ANY COLLATERAL AGENT, ANY BORROWER, ANY LENDER OR OTHER PERSON AGAINST ANY AGENT, ANY COLLATERAL AGENT, ANY BORROWER, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH BORROWER, EACH AGENT, EACH COLLATERAL AGENT, AND EACH LENDER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

15.23. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, each Borrower acknowledges and agrees that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrowers and their respective Affiliates, on the one hand, and Agents, Collateral Agents and ~~Arranger~~Arrangers, on the other hand, and each Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, Agents, Collateral Agents and ~~Arranger~~Arrangers each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrowers or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) no Agent, Collateral Agent or Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrowers with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether such Agent, Collateral Agent or Arranger has advised or is currently advising the Borrowers or any of their respective Affiliates on other matters) and no Agent, Collateral Agent or Arranger has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) any Agent, Collateral Agent and Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and no Agent, Collateral Agent or Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) no Agent, Collateral Agent or Arranger has provided nor will it provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and each of the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Borrowers hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against any Agent, Collateral Agent or Arranger with respect to any breach or alleged breach of agency or fiduciary duty.

15.24. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, Administrative Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Borrower agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date Administrative Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, Administrative Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Borrower agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify Administrative Agent against such loss. The term “rate of exchange” in this Section 15.24 means the spot rate at which Administrative Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

15.25. USA PATRIOT Act Notice. Administrative Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the USA PATRIOT Act, Administrative Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Administrative Agent and Lenders to identify it in accordance with the USA PATRIOT Act. Administrative Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth.

15.26. Effectiveness of the Acquisition. Ryerson, Ryerson & Son and Ryerson Canada shall have no rights, liabilities or obligations hereunder until the consummation of the Acquisition and any representations and warranties of Ryerson, Ryerson & Son and Ryerson Canada hereunder shall not become effective until such time. Upon consummation of the Acquisition, Ryerson, Ryerson & Son and Ryerson Canada shall succeed to all the rights and obligations of Rhombus Merger Corporation under this Agreement and all representations and warranties of Ryerson, Ryerson & Son and Ryerson Canada shall become effective as of the ~~date hereof~~Closing Date, without any further action by any Person.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

[COMPANY NAME]

By:
	Name:	[Signatory]
	[Title]	Title: